    As filed with the Securities and Exchange Commission on January 26, 2004
                                                    Registration No. 333-109633
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                                       on
                                    FORM SB-2
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                            WEBFINANCIAL CORPORATION
                 (Name of Small Business Issuer in its Charter)

           DELAWARE                          6159                       56-2043000
(State or Other Jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)     Identification Number)

                               590 MADISON AVENUE
                                   32ND FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 758-3232
                        (Address and Telephone Number of

                          Principal Executive Offices)
                          ----------------------------

                             WARREN G. LICHTENSTEIN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               590 MADISON AVENUE
                                   32ND FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 758-3232

        (Name, Address and Telephone Number of Agent for Service)
                          ----------------------------

                                   COPIES TO:
                               ADAM FINERMAN, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                                PARK AVENUE TOWER
                               65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this registration statement.
                            -------------------------

     If this Form is filed to  register  additional  securities  for an offering pursuant to Rule 462(b) under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier  effective registration statement for the same offering. /  /

     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier effective  registration  statement for the same offering. /  /

     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(d)
under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier effective  registration  statement for the same offering. /  /

     If delivery of the  prospectus is expected to be made pursuant to Rule 434, please check the following box. /  /

                                                            CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                        PROPOSED MAXIMUM
                                                                       AGGREGATE OFFERING                     AMOUNT OF
  TITLE OF SHARES TO BE REGISTERED                                            PRICE(1)                    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share,
issuable upon exercise of nontransferable
Rights................................................                     $10,000,000(2)                    $809.00(3)
===========================================================================================================================

(1)  Estimated  solely for the purpose of calculating  the  registration  fee in accordance  with Rule 457(o) under the  Securities Act of 1933, as amended.
(2)  Represents   the  gross   proceeds   from  the  assumed   exercise  of  all
     nontransferable rights issued.
(3)  The  registration  fee was  previously  paid with the filing on October 10,
     2003.

     THE REGISTRANT  HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER  AMENDMENT  WHICH  SPECIFICALLY  STATES  THAT  THIS  REGISTRATION
STATEMENT SHALL  THEREAFTER  BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE  SECURITIES  ACT OF 1933, AS AMENDED,  OR UNTIL THE  REGISTRATION  STATEMENT
SHALL BECOME  EFFECTIVE ON SUCH DATE AS THE COMMISSION,  ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

     The information in this  prospectus is not complete and may be changed.  We may not sell these securities  until the  registration  statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to  sell  these  securities  and it is not  soliciting  an  offer  to buy  these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED JANUARY 26, 2004

PROSPECTUS
                            WEBFINANCIAL CORPORATION
                         ________ SHARES OF COMMON STOCK

     Our Board of Directors declared a dividend of rights to purchase our common stock to holders of record as of __________,  2004. Through this prospectus,  we are offering the shares of common  stock that rights  holders may purchase  upon exercising such subscription rights.

     You  received  one  right for each  share of common  stock you owned on the record date of _________,  2004.  Each right will entitle you to purchase  _____
shares of our common stock at a subscription price of $______ per share.

     The  rights  are  currently  exercisable  and will  expire  if they are not exercised  by 5:00 p.m.,  New York City time,  on  _____________,  2004.  We may extend the period for  exercising the rights in our sole  discretion,  but in no event more than 30 additional  days.  If you want to exercise  your rights,  you must submit your subscription documents to us before the expiration date. Rights that are not  exercised  by the  expiration  date will  expire  and will have no value.

     The proceeds  from the exercise of rights will be used for working  capital and general corporate purposes.

     Shares of our common stock are listed on the Nasdaq Stock Market's SmallCap
Market under the symbol  "WEFN." On January __, 2004,  the last  reported  sales price for our common stock was $___ per share.

     AN  INVESTMENT  IN OUR COMMON  STOCK IS VERY  RISKY.  YOU SHOULD  CAREFULLY
CONSIDER  THE  RISK  FACTORS  BEGINNING  ON  PAGE 6 OF  THIS  PROSPECTUS  BEFORE
EXERCISING YOUR SUBSCRIPTION RIGHTS.

     NEITHER THE  SECURITIES AND EXCHANGE  COMMISSION  NOR ANY STATE  SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS  IS TRUTHFUL OR  COMPLETE.  ANY  REPRESENTATION  TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                            -----------------------

               The date of this prospectus is ____________, 2004.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                       i

     You  should  rely  only  on the  information  in  this  prospectus  and the additional  information  described  under the  heading  "Where You Can Find More
Information."  We have not  authorized  any  other  person to  provide  you with different  information.  If anyone  provides you with different or  inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any  jurisdiction  where the offer or sale is not  permitted.  You should  assume  that  the  information  in this  prospectus  and the  additional information  described  under the heading "Where You Can Find More  Information"
were  accurate  on the date on the  front  cover  of the  prospectus  only.  Our business,  financial  condition,  results of  operations  and prospects may have changed since that date.

                    QUESTIONS AND ANSWERS ABOUT THIS OFFERING

     This section highlights  information contained elsewhere or incorporated by reference in this prospectus. This section does not contain all of the important information that you should consider before exercising your subscription  rights and  investing  in our common  stock.  You should  read this  entire  prospectus carefully.

Q:   WHAT ARE WE OFFERING IN THIS PROSPECTUS?

A:   Our  Board  of  Directors  has  declared  a  dividend  of   nontransferable
     subscription  rights to purchase  shares of our common stock to each of our stockholders of record on _____________,  2004. Through this prospectus, we are offering the shares of common stock that holders of rights may purchase upon exercise of their rights.

Q:   WHO MAY PARTICIPATE IN THIS OFFERING?

A:   Only  holders of record of our  common  stock as of  ___________,  2004 are entitled to  participate  in this  offering.  Any attempt to participate in this offering by anyone that was not a holder of record of our common stock on such date will be null and void.

Q:   WHAT IS A SUBSCRIPTION RIGHT?

A:   Each  subscription  right is a right to purchase _____ shares of our common
     stock  and  carries  with  it  a  basic   subscription   privilege  and  an
     over-subscription privilege.

Q:    WHAT IS THE BASIC SUBSCRIPTION PRIVILEGE?

A:   The basic  subscription  privilege  of each right  entitles you to purchase
     _____  shares of our  common  stock at a  subscription  price of $_____ per share. You may exercise any number of your subscription  rights, or you may choose not to exercise any subscription  rights. We will not distribute any fractional  shares or pay cash in place of fractional  shares,  but we will round down the  aggregate  number of shares you are  entitled to receive to the nearest whole number.

Q:   WHAT IS THE OVER-SUBSCRIPTION PRIVILEGE?

A:   We expect that not all of our stockholders will exercise all of their basic subscription  rights.  By  extending  over-subscription  privileges  to our stockholders,  we are  providing  stockholders  that  exercise all of their basic subscription privileges with the opportunity to purchase those shares that  are  not  purchased  by  other  stockholders.  The  over-subscription privilege  of each right  entitles  you, if you fully  exercise  your basic subscription  privilege,  to subscribe for additional  shares of our common stock  unclaimed by other holders of rights in this  offering,  at the same subscription price per share.

Q:   WILL I ALWAYS RECEIVE THE FULL NUMBER OF SHARES THAT I OVER-SUBSCRIBE FOR?

A:   If an  insufficient  number of shares is  available  to fully  satisfy  all
     over-subscription   privilege  requests,   the  available  shares  will  be
     distributed  proportionately  among  rights  holders  who  exercised  their over-subscription  privilege  based on the  number  of shares  each  rights holder subscribed for under the basic subscription privilege.

     Also,  pursuant  to the terms of our  charter,  you will not be  allowed to subscribe for a number of shares that would  increase your ownership of our shares of common stock to 4.9% or above of our then  outstanding  shares of common stock, unless you already owned at least 5.0% of our common stock on the date such restriction became effective.

     The  subscription  agent will return any excess  payments  by mail  without interest or deduction  promptly  after the  expiration of the  subscription period.

Q:    HOW LONG WILL THE SUBSCRIPTION PERIOD LAST?

A:   You will be able to exercise your subscription rights only during a limited period. If you do not exercise your  subscription  rights before 5:00 p.m.,
     New York City time, on _____________,  2004, your subscription  rights will expire.  We may, in our sole  discretion,  decide to extend  this  offering until some later time, but in no event more than 30 additional  days. If we extend the  expiration  date,  we will give oral or  written  notice to the subscription  agent on or before such expiration date,  followed by a press release no later than 9:00 a.m.,  New York City time,  on the next business day after the previously scheduled expiration date.

Q:   AM I REQUIRED TO SUBSCRIBE IN THIS OFFERING?

A:   No.

Q:   WHAT HAPPENS IF I CHOOSE NOT TO EXERCISE MY SUBSCRIPTION RIGHTS?

A:   You will retain your  current  number of shares of common stock even if you do not exercise  your  subscription  rights.  If you choose not to exercise your subscription  rights, then the percentage of our common stock that you own may  decrease.  The  magnitude  of the  reduction  of  your  percentage ownership  will  depend  upon  the  extent  to  which  you  and  the  other stockholders exercise your rights.

Q:   HOW DO I EXERCISE MY SUBSCRIPTION RIGHTS?

A:   You may  exercise  your  subscription  rights by  properly  completing  and signing your  subscription  certificate,  and  delivering it and the rights certificate, with full payment of the subscription price for the shares you are subscribing  (including any amounts in respect of the over-subscription privilege),  to the subscription  agent on or prior to the expiration date.
     If you use the mail, we recommend  that you use insured,  registered  mail, return receipt requested.  If you cannot deliver your rights certificate to the  subscription  agent on time,  you may follow the  guaranteed  delivery procedures described under "The Offering - Guaranteed Delivery Procedures."

Q:   WHAT SHOULD I DO IF I WANT TO EXERCISE MY SUBSCRIPTION RIGHTS BUT MY SHARES
     ARE HELD IN THE NAME OF MY BROKER, CUSTODIAN BANK OR OTHER NOMINEE?

A:   If you hold shares of our common stock through a broker,  custodian bank or other nominee, we will ask your broker,  custodian bank or other nominee to notify you of this  offering.  If you wish to  exercise  your  subscription rights, you will need to have your broker,  custodian bank or other nominee act for you. To indicate your decision,  you should  complete and return to your broker,  custodian bank or other nominee the form entitled "Beneficial
     Owner  Election  Form."  You  should  receive  this form from your  broker, custodian  bank or other  nominee with the other  offering  materials.  You should contact your broker,  custodian bank or other nominee if you believe you are entitled to  participate in this offering but you have not received this form.

Q:   WHAT SHOULD I DO IF I WANT TO EXERCISE  MY  SUBSCRIPTION  RIGHTS AND I AM A
     STOCKHOLDER IN A FOREIGN COUNTRY OR IN THE ARMED SERVICES?

A:   The subscription  agent will mail  subscription  certificates to you if you are a rights  holder whose  address is outside the United  States or if you have an Army Post Office or a Fleet Post Office  address.  To exercise your rights,  you must notify the  subscription  agent on or prior to 5:00 p.m.,
     New York City time, on  ____________,  2004, and take all other steps which are necessary to exercise your rights,  on or prior to that time. If you do not follow these  procedures prior to the expiration date, your rights will expire.

Q:   WILL I BE CHARGED A SALES COMMISSION OR A FEE BY WEBFINANCIAL IF I EXERCISE
     MY SUBSCRIPTION RIGHTS?

A:   No. We will not charge a brokerage  commission  or a fee to rights  holders for exercising their  subscription  rights.  However,  if you exercise your subscription  rights  through a broker or nominee,  you will be responsible for any fees charged by your broker or nominee.

Q:   WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF EXERCISING MY
     SUBSCRIPTION RIGHTS AS A HOLDER OF COMMON STOCK?

A:   A holder of common stock  generally  will not recognize  income or loss for federal  income tax purposes in connection  with the receipt or exercise of subscription  rights.  We urge you to  consult  your own tax  advisor  with respect to the  particular  tax  consequences  of this offering to you. See
     "Material United States Federal Income Tax Consequences."

Q:   HOW MANY SHARES MAY I PURCHASE?

A:   You will receive one  nontransferable  subscription right for each share of common stock that you owned at the close of business on  __________,  2004, the record date. Each right contains the basic  subscription  privilege and the over-subscription privilege. Each basic subscription privilege entitles you to  purchase  _____  shares of our  common  stock  for $___ per  share.
     Fractional  shares will be eliminated by rounding down the aggregate number of shares you are entitled to receive to the nearest whole number. See "The
     Offering - Subscription  Privileges - Basic  Subscription  Privilege."  The
     over-subscription privilege entitles you to subscribe for additional shares of our common stock at the same subscription  price per share on a pro-rata basis to the number of shares you purchased  under your basic  subscription privilege,  provided you fully exercise your basic subscription  privilege.
     "Pro-rata"  means in proportion to the number of shares of our common stock
     that  you  and  the  other  rights  holders   electing  to  exercise  their
     over-subscription   privileges  have  purchased  by  exercising  the  basic
     subscription  privileges  on  their  holdings  of  common  stock.  See "The
     Offering - Subscription Privileges - Over-Subscription Privilege." However,
     pursuant to the terms of our charter,  you will not be allowed to subscribe for a number of shares that would  increase your ownership of our shares of common  stock to 4.9% or above of our then  outstanding  shares  of  common stock,  unless you already  owned at least 5.0% of our common  stock on the date such restriction became effective.

Q:   WHEN WILL I RECEIVE CERTIFICATES FOR THE SHARES PURCHASED IN THIS OFFERING?

A:   We will issue certificates  representing  shares purchased in this offering to you or to the Depository  Trust Company on your behalf,  as the case may be, as soon as practicable after the expiration of the subscription  period and after all pro rata allocations and adjustments have been completed.  We will not be able to  calculate  the  number  of shares to be issued to each exercising  holder  until  5:00  p.m.,  New York  City  time,  on the third business day after the expiration  date,  which is the latest time by which subscription rights certificates may be delivered to the subscription agent under the guaranteed  delivery  procedures  described under "The Offering -
     Guaranteed Delivery Procedures."

Q:   IF THIS OFFERING IS NOT COMPLETED, WILL MY SUBSCRIPTION PAYMENT BE REFUNDED
     TO ME?

A:   Yes. The subscription agent will hold all funds it receives in escrow until completion  of  this  offering.  If this  offering  is not  completed,  the subscription agent will return promptly, without interest, all subscription payments.

Q:   HOW WAS THE SUBSCRIPTION PRICE ESTABLISHED?

A:   The  subscription  price was established by our board of directors based on the  recommendation  of  a  special  committee  of  independent  directors, comprised  of Howard  Mileaf,  Joseph L.  Mullen and Mark E.  Schwarz.  The
     committee was established  September 3, 2003 for the purpose of considering potential financing  transactions for us, such as the rights offering.  The factors  considered  included the historic and then current market price of our common  stock,  our  business  prospects,  our  recent and  anticipated operating results,  general conditions in the securities markets,  our need for capital,  alternatives  available to us for raising capital, the amount of proceeds desired, the pricing of similar transactions,  the liquidity of our common stock, and the level of risk to our investors.

Q:   ARE THERE RISKS IN EXERCISING MY SUBSCRIPTION RIGHTS?

A:   Yes. The exercise of your rights  involves  risks.  Exercising  your rights means buying additional shares of our common stock and should be considered as carefully  as you would  consider  any other  equity  investment  in our company.  Among  other  things,  you should  carefully  consider  the risks described under the heading "Risk Factors," beginning on page 6.

Q:   AFTER I EXERCISE MY SUBSCRIPTION RIGHTS, CAN I CHANGE MY MIND AND CANCEL MY
     PURCHASE?

A:   No. Once you send in your  subscription  certificate and payment you cannot revoke the exercise of your  subscription  rights,  even if you later learn information  about us that you consider to be  unfavorable  and even if the market  price of our  common  stock is below the  subscription  price.  You should not exercise  your  subscription  rights unless you are certain that you  wish  to  purchase  additional  shares  of  our  common  stock  at the subscription price. See "The Offering - No Revocation."

Q:   MAY I TRANSFER  MY  SUBSCRIPTION  RIGHTS IF I DO NOT WANT TO  PURCHASE  ANY
     SHARES?

A:   No. Should you choose not to exercise your subscription rights, you may not sell, give away or otherwise  transfer your rights.  However,  subscription rights will be transferable by operation of law (for example, upon death of the recipient).

Q:   WHY IS WEBFINANCIAL ENGAGING IN THIS OFFERING?

A:   We are making this offering in order to raise  approximately  $10.0 million
     (less  offering  expenses) in new capital to be used as additional  working capital for our business and general corporate purposes.

     Our  board  of  directors  believes  that  this  offering  will  ultimately strengthen our financial  condition through generating  additional cash and increasing our stockholders' equity. We want to give you the opportunity to participate in this fund raising effort and to purchase  additional  shares of our common stock.

Q:   WHAT IS THE BOARD OF DIRECTORS' RECOMMENDATION REGARDING THIS OFFERING?

A:   Our board of directors is not making any  recommendation  as to whether you should  exercise  your  subscription  rights.  You are  urged to make  your decision based on your own assessment of this offering and our company.

Q:   HOW  MANY  SHARES  OF OUR  COMMON  STOCK  WILL BE  OUTSTANDING  AFTER  THIS
     OFFERING?

A:   As of January 15, 2004,  we had   4,366,866   shares of common stock issued
     and outstanding. We expect to issue up to an additional _________ shares in this  offering.  After  this  offering,  we  anticipate  that we will  have
     _________  shares of common stock  outstanding.  Depending on the number of subscriptions we receive from  stockholders,  this offering could result in
     Steel  Partners  II,  L.P.  ownership  increasing  to over  50%.  See "Risk
     Factors" beginning on page 6.

Q:   WILL THE NEW  SHARES BE  INITIALLY  LISTED  ON THE  NASDAQ  STOCK  MARKET'S
     SMALLCAP MARKET AND TREATED LIKE OTHER SHARES?

A:   Yes.  Our common  stock is listed on the  Nasdaq  Stock  Market's  SmallCap
     Market  under the symbol  "WEFN." We expect that the shares of common stock issued in this  offering  will also be listed on the Nasdaq Stock  Market's
     SmallCap Market under the same symbol.

Q:   How will this  offering  affect  Steel  Partners'  ownership  of our common stock?

A:   Steel Partners II, L.P.  beneficially  owns 1,737,345  shares of our common stock, representing approximately 39.8% of our outstanding common stock and of the voting power of our outstanding voting securities.

     If no holders of  subscription  rights other than Steel  Partners  exercise their  rights in this  offering,  Steel  Partners  may,  as a result of its over-subscription  privilege, own _____ shares,  representing approximately
     ____%  of our  outstanding  common  stock  and of the  voting  power of our outstanding voting  securities.  If all rights holders exercise their basic subscription  privileges  in full,  then Steel  Partners  will  continue to beneficially own approximately  39.8% of our common stock and of the voting power of our outstanding voting securities.

     Warren Lichtenstein,  our Chairman and Chief Executive Officer,  owns 2,500 shares of our common stock. Mr.  Lichtenstein,  as the sole managing member of the  general  partner  of Steel  Partners  II,  L.P.,  is deemed to also beneficially  own the shares of common  stock owned by Steel  Partners  II,
     L.P. Mr. Lichtenstein has indicated to us his present intention to exercise the rights both Steel Partners II, L.P. and he receive.  However,  there is no written commitment to exercise such rights and, therefore,  there can be no assurance that such rights will be exercised.

Q:   CAN THE BOARD OF DIRECTORS WITHDRAW THIS OFFERING?

A:   Yes. Our board of  directors  may decide to withdraw  this  offering at any time for any reason. If we withdraw this offering,  any money received from subscribing  stockholders will be refunded promptly,  without interest. See
     "The Offering - Withdrawal and Amendment."

Q:   WHAT SHOULD I DO IF I HAVE OTHER QUESTIONS OR NEED ASSISTANCE?

A:   If you have questions or need assistance,  please contact  _______________, the information agent, or ____________________, the subscription agent, for this offering, at the following addresses and telephone numbers:

                             The Information Agent:

                              ---------------------

                              ---------------------

                              ---------------------

                                       or

                             The Subscription Agent:

                              ---------------------

                              ---------------------

                              ---------------------

     For a more  complete  description  of this  offering,  see  "The  Offering"
beginning on page 12.

                                  RISK FACTORS

     THE  EXERCISE OF YOUR  SUBSCRIPTION  RIGHTS FOR SHARES OF OUR COMMON  STOCK
INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD  CAREFULLY  CONSIDER  THE  FOLLOWING
FACTORS AND OTHER  INFORMATION  PRESENTED OR  INCORPORATED  BY REFERENCE IN THIS
PROSPECTUS  BEFORE  DECIDING  TO  INVEST  IN  OUR  COMMON  STOCK.  IF WE DO  NOT
SUCCESSFULLY  ADDRESS ANY ONE OR MORE OF THE RISKS DESCRIBED BELOW,  THERE COULD
BE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL  CONDITION,  OPERATING RESULTS AND
BUSINESS. WE CANNOT ASSURE YOU THAT WE WILL SUCCESSFULLY ADDRESS THESE RISKS.

RISKS RELATING TO THIS OFFERING:

THE  SUBSCRIPTION  PRICE PER SHARE IS NOT AN INDICATION OF OUR VALUE AND YOU MAY
NOT BE ABLE TO SELL SHARES  PURCHASED  UPON THE  EXERCISE  OF YOUR  SUBSCRIPTION
RIGHTS AT A PRICE EQUAL TO OR GREATER THAN THE SUBSCRIPTION PRICE.

     The subscription price per share does not necessarily bear any relationship to the book value of our assets,  operations,  cash flows,  earnings,  financial condition or any other established  criteria for value. As a result,  you should not consider the subscription price as an indication of the current value of our company or our common stock.  We cannot assure you that you will be able to sell shares  purchased  in this  offering  at a price  equal to or  greater  than the subscription price.

[IF PRICED AT A DISCOUNT]  THIS OFFERING MAY CAUSE THE PRICE OF OUR COMMON STOCK
TO DECREASE IMMEDIATELY, AND THIS DECREASE MAY CONTINUE.

     The subscription price per share equals ___% of the current market price of our common stock  determined  by averaging the closing price of our common stock on Nasdaq for the ____  preceding  trading  days ending on _______,  2004.  This discount,  along with the  number of shares we  propose to issue and  ultimately will issue if this offering is completed, may result in an immediate decrease in the market value of our common  stock.  This  decrease  may  continue  after the completion of this offering.

AS A HOLDER  OF  COMMON  STOCK,  YOU MAY  SUFFER  SIGNIFICANT  DILUTION  OF YOUR
PERCENTAGE OWNERSHIP OF OUR COMMON STOCK.

     If you do not exercise your subscription rights and shares are purchased by other  stockholders in this offering,  your  proportionate  voting and ownership interest will be reduced and the percentage that your original shares  represent of our  expanded  equity  after  exercise  of the  subscription  rights  will be diluted.  For example, if you own 200,000 shares of our common stock before this offering,  or  approximately  4.58% of our  outstanding  common  stock,  and you exercise none of your subscription  rights while all other  subscription  rights are exercised by other  stockholders,  then your  percentage  ownership would be reduced  to  approximately  ____%.  The  magnitude  of  the  reduction  of  your percentage  ownership  will  depend upon the extent to which you  exercise  your subscription rights.

ONCE YOU EXERCISE  YOUR  SUBSCRIPTION  RIGHTS,  YOU MAY NOT REVOKE SUCH EXERCISE
EVEN IF THERE IS A DECLINE IN OUR COMMON STOCK PRICE.

     The public  trading  market price of our common stock may decline after you elect to  exercise  your  subscription  rights.  If that  occurs,  you will have committed to buy shares of common stock at a price above the  prevailing  market price and you will have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of subscription  rights you will be able to sell your shares of common stock at a price equal to or greater than the subscription price.

YOU MAY NOT REVOKE THE  EXERCISE  OF YOUR RIGHTS EVEN IF WE DECIDE TO EXTEND THE
EXPIRATION DATE OF THE SUBSCRIPTION PERIOD.

     We  may,  in  our  sole  discretion,  extend  the  expiration  date  of the subscription  period,  but in no event more than 30 additional days.  During any potential  extension  of time,  our common  stock  price may  decline  below the subscription  price and result in a loss on your investment upon the exercise of rights to acquire shares of our common stock. If the expiration date is extended after you send in your subscription forms and payment,  you still may not revoke or change your exercise of rights.

YOU WILL NOT RECEIVE INTEREST ON SUBSCRIPTION FUNDS RETURNED TO YOU.

     If we cancel this offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest, any subscription payments to you.

THE  SUBSCRIPTION  RIGHTS  ARE NOT  TRANSFERABLE  AND THERE IS NO MARKET FOR THE
SUBSCRIPTION RIGHTS.

     You may not sell, give away or otherwise transfer your subscription rights.
The subscription  rights are only  transferable by operation of law. Because the subscription rights are non-transferable,  there is no market or other means for you to directly realize any value associated with the subscription  rights.  You must  exercise  the  subscription  rights and acquire  additional  shares of our common stock to realize any value.

YOUR  PARTICIPATION  IN THE OFFERING IS NOT ASSURED SINCE WE MAY TERMINATE  THIS
OFFERING.

     Once you exercise your subscription rights, you may not revoke the exercise for any reason  unless we amend this  offering.  If we decide to  terminate  the offering,  we will not have any  obligation  with  respect  to the  subscription rights except to return any subscription payments, without interest.

YOU NEED TO ACT PROMPTLY AND FOLLOW  SUBSCRIPTION  INSTRUCTIONS,  OTHERWISE YOUR
SUBSCRIPTION MAY BE REJECTED.

     Stockholders  who  desire  to  purchase  shares in this  offering  must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on the expiration date. If you fail to complete and sign the required  subscription forms, send an
incorrect   payment  amount,  or  otherwise  fail  to  follow  the  subscription procedures that apply to your desired  transaction,  the subscription agent may, depending on the  circumstances,  reject your  subscription  or accept it to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you  concerning,  or attempt to correct,  an  incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

YOU MAY NOT RECEIVE ALL OF THE SHARES YOU SUBSCRIBE OR OVER-SUBSCRIBE FOR.

     If an  insufficient  number of shares is  available  to fully  satisfy  all over-subscription  privilege requests,  the available shares will be distributed proportionately  among  rights  holders who  exercised  their  over-subscription privilege based on the number of shares each rights holder  subscribed for under the basic subscription  privilege.  Also,  pursuant to the terms of our charter, you will not be allowed to subscribe for a number of shares that would  increase your  ownership  of our  shares  of  common  stock  to 4.9% or above of our then outstanding  shares of common  stock,  unless you already owned at least 5.0% of our common stock on the date such restriction became effective.

RISKS RELATING TO OUR BUSINESS:

CHANGES IN INTEREST RATES COULD HAVE A NEGATIVE EFFECT ON OUR OPERATING RESULTS.

     Our earnings depend  substantially on "rate  differentials,"  which are the differences  between the rates we earn on loans,  securities  and other  earning assets,  and the interest rates we pay on deposits and other  borrowings.  These rates are  highly  sensitive  to many  factors  which are  beyond  our  control, including general economic  conditions and the policies of various  governmental and regulatory authorities. Changes in interest rates impact the level of loans, deposits  and  investments,  the credit  profile of  existing  loans,  the rates received on loans and securities and the rates paid on deposits and  borrowings.
Significant  fluctuations  in interest rates may adversely  affect our financial condition and results of operations.

SIGNIFICANT  NEW LAWS OR CHANGES IN EXISTING LAWS OR MONETARY  POLICY  AFFECTING
THE  BANKING  INDUSTRY  COULD HAVE A MATERIAL  ADVERSE  AFFECT ON OUR RESULTS OF
OPERATIONS.

     Our  banking  subsidiary,  WebBank,  is  subject  to  extensive  government regulation  and  supervision  under various  state and federal  laws,  rules and regulations, primarily under the rules and regulations of the FDIC and the State of Utah  Department of Financial  Institutions.  These laws and  regulations are designed primarily to protect depositors, borrowers, and the Bank Insurance Fund of the FDIC.  WebBank's  regulators  maintain  significant  authority  to impose requirements  on  WebBank's  operations,  such as  limiting  its  activities  or mandating  that it hold increased  capital.  For example,  WebBank's  regulators recently required WebBank to obtain the prior non-objection of the FDIC and Utah
Department of Financial  Institutions before developing new lines of activity or expanding  existing  lines of activity,  as well as before making changes to its board of directors or senior executive  officers.  Objections to WebBank's lines of business,  enactment of  significant  new laws,  changes in existing  laws or repeals of existing laws may cause WebBank's  results to change  materially.  In addition,  federal  monetary  policy,  particularly  as implemented  through the
Federal  Reserve  System,  such as  changes  in  interest  rates,  could  affect
WebBank's financial  condition.  Changes in interest rates can affect the number of loans  WebBank  originates,  as well as the  value  of its  loans  and  other interest-earning  assets and the  ability to realize  gains on the sale of those assets and  liabilities.  Prevailing  interest  rates also  affect the extent to which  borrowers  prepay loans owned by WebBank.  When interest rates  increase, borrowers  are less likely to prepay  their loans,  and vice versa.  WebBank may then be  required  to  invest  funds  generated  by  those  prepayments  at less favorable interest rates.  Increases in interest rates could hurt the ability of borrowers who have loans with floating  interest  rates to meet their  increased payment  obligations.  If those  borrowers were not able to make their payments, then  WebBank  could suffer  losses,  and its level of  performing  assets would decline.

WE  FACE  SUBSTANTIAL  COMPETITION  IN OUR  INDUSTRY  SECTOR  FROM  BANKING  AND
FINANCIAL  INSTITUTIONS  THAT HAVE LARGER AND GREATER  FINANCIAL  AND  MARKETING
CAPABILITIES, WHICH MAY HINDER OUR ABILITY TO COMPETE SUCCESSFULLY.

     The banking and financial services  businesses in our lines of business are highly  competitive.  The  increasingly  competitive  environment is a result of changes in regulation,  changes in technology and product delivery systems,  and the accelerating pace of consolidation  among financial services  providers.  We compete with many different banking and financial institutions, including:

     o    commercial and savings banks and savings and loan associations;
     o    credit unions;
     o    finance companies;
     o    brokerage and investment banking firms; and
     o    asset-based non-bank lenders.

     All  of  these  entities  are  branches  or  subsidiaries  of  much  larger organizations affiliated with statewide, regional or national banking companies, and as a result may have greater resources and lower cost of funds. There can be no assurance that we will be able to compete effectively in the future.

WE COULD  SUSTAIN  LOSSES  IF WE  INCORRECTLY  ASSESS  THE  CREDITWORTHINESS  OF
BORROWERS, GUARANTORS OR RELATED PARTIES.

     Our  earnings  are  significantly  affected  by  our  ability  to  properly originate,  underwrite  and  service  loans.  We  could  sustain  losses  if our borrowers,  guarantors or related parties fail to perform in accordance with the terms of  their  loans.  We have  adopted  underwriting  and  credit  monitoring procedures and credit policies,  including the  establishment  and review of the allowance  for credit  losses,  that  management  believes  are  appropriate  to minimize this risk by assessing the likelihood of nonperformance,  tracking loan
performance  and   diversifying  our  credit   portfolio.   These  policies  and
procedures,  however,  may not  prevent  unexpected  losses  that could hurt our business and financial condition.

WE ARE  SUBJECT  TO  CREDIT  AND  INTEREST  RATE  RISK IN  EXCESS  OF AN  AMOUNT
RECOGNIZED ON OUR BALANCE SHEET.

     We are a party to financial instruments with off-balance sheet risk. In the normal course of business,  these financial  instruments  include commitments to extend  credit  in the  form of  loans  or  through  letters  of  credit.  Those instruments  involve,  to varying degrees,  elements of credit and interest rate risk in excess of the amount  recognized on the balance  sheet.  Our exposure to credit loss in the event of  nonperformance  by the other party to the financial instrument for  commitments  to extend credit is represented by the  contractual amount of those instruments. Commitments to extend credit are agreements to lend to a customer,  provided  there is no violation of any condition  established in the  contract.  Commitments  generally  have  fixed  expiration  dates  or other termination  clauses  and may  require  payment of a fee.  Since  certain of the commitments  are  expected  to  expire  without  being  drawn  upon,  the  total commitment amounts do not necessarily represent future cash requirements. We use the same credit policy in making  commitments and conditional  obligations as we do  for  on-balance  sheet  instruments.  We  evaluate  each  customer's  credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit,  is based on management's  credit evaluation of the borrower. At December 31, 2002 and 2001, our undisbursed  commercial loan commitments totaled  approximately $0 and $600,000,  respectively.  For the same
periods,   our  undisbursed   consumer  credit  card  loan  commitments  totaled
approximately  $0 and  $2,876,000,  respectively.  For  the  same  periods,  our undisbursed  accounts receivable  factoring  commitments  totaled  approximately
$6,382,000 and $0, respectively.

WE MAY EXPAND INTO NEW  NON-BANKING  ACTIVITIES,  WHICH WOULD EXPOSE US TO RISKS
ASSOCIATED WITH NEW BUSINESSES.

     We continue to consider new business  opportunities,  both bank-related and otherwise. We believe that an acquisition can help create value for shareholders through  increased  growth,  as well  as the  utilization  of our net  operating
losses.   Accordingly,  we  may  expand  our  operations  into  new  non-banking activities in the future.  Although we have experience in providing bank-related services,  this  expertise  may not  assist  us in  expansion  into  non-banking activities.  As a  result,  we may be  exposed  to  risks  associated  with  new businesses,  such as (1) a lack of market and product  knowledge or awareness of other  industry  related  matters  and (2) an  inability  to attract  and retain qualified employees with experience in these non-banking activities.

OUR BUSINESS COULD BE HARMED IF THERE IS A NON-FAVORABLE RESOLUTION TO THE LEGAL
PROCEEDING COMMENCED AGAINST US BY ANDREW WINOKUR.

     In January 2000, Mr.  Winokur,  a former  executive  officer,  director and stockholder of Praxis Investment Advisors, Inc., one of our subsidiaries,  filed a lawsuit in the Superior Court of the State of California,  County of Napa. The
lawsuit alleges that Praxis breached its employment  agreement with Mr. Winokur.
The lawsuit  also  asserts  claims for  interference  with  contract  and unjust enrichment  based upon his  alleged  wrongful  termination.  The  lawsuit  seeks damages of an unspecified  amount and compliance by Praxis with the  termination pay-out provisions in Mr. Winokur's employment agreement.

     On March 4, 2002,  the lawsuit was  submitted to binding  arbitration.  The panel  found no breach of  contract  and no  intentional  interference  with Mr.
Winokur's  contractual  rights.  However,  the panel found that Mr.  Winokur was entitled to the termination pay-out provision in his employment agreement. Under this  provision,  Mr. Winokur could  potentially be entitled to receive  certain compensation based on (i) an investment bank valuation of WebBank,  if we accept such  valuation,  or (ii) the  proceeds of a sale of WebBank,  if we reject such valuation.  While Mr. Winokur would not be entitled to receive any  compensation in the event that the sale does not exceed a predetermined amount as provided in the  employment  agreement,  which  amount is  defined  as the amount of capital invested by the  stockholders  of Praxis and WebBank in such  companies,  plus a cumulative  annual rate of return of ten percent as of the date of sale,  we may be forced to sell WebBank if the sale price exceeds such  predetermined  amount, even if we do not  want to sell  WebBank.  In  addition,  if the  sale  price of
WebBank  exceeds the  predetermined  amount but is less than the investment bank valuation of WebBank, we may be required to sell WebBank at less than its value.
We do not have any alternative financing plans to make this payment in the event such payment is required.

     At the present time,  Mr.  Winokur has ceased to participate in the process of valuing  WebBank.  We believe  that a valuation  or  proceeds  from a sale of
WebBank would not exceed the predetermined  amount as provided in the employment agreement.  Therefore,  we also  believe  that we will  not be  required  to put
WebBank up for sale and that Mr. Winokur will not be entitled to any termination pay-out  under the terms of his  employment  agreement.  However,  the valuation process may proceed in the future and if we are required to make a payment,  our business could be harmed.

WARREN G. LICHTENSTEIN,  OUR CHAIRMAN AND CHIEF EXECUTIVE  OFFICER,  THROUGH HIS
AFFILIATION  WITH STEEL PARTNERS II, L.P., HAS THE ABILITY TO EXERT  SIGNIFICANT
INFLUENCE  OVER OUR  OPERATIONS AND MAY HAVE INTERESTS THAT DIFFER FROM THOSE OF
OUR OTHER STOCKHOLDERS.

     Prior to this  offering,  Warren G.  Lichtenstein,  our  Chairman and Chief
Executive Officer,  owns 2,500 shares of our common stock. Mr. Lichtenstein,  as the sole managing  member of the general  partner of Steel Partners II, L.P., is deemed to also  beneficially  own the shares of our common  stock owned by Steel
Partners II, L.P. Steel Partners II, L.P.  beneficially owns 1,737,345 shares of our common stock,  representing  approximately  39.8% of our outstanding  common stock prior to this offering.  If no stockholders  other than Steel Partners II,
L.P. exercise their subscription  rights,  Steel Partners II, L.P. will purchase all of the  shares  in  this  offering,  thereby  increasing  its  ownership  to approximately  ____%. Mr.  Lichtenstein,  as sole managing member of the general partner of Steel Partners II, L.P., has sole  investment and voting control over the  shares  beneficially  owned by Steel  Partners  II,  L.P.  and thus has the ability to exert significant influence over our policies and affairs,  including the election of our board of directors and the approval of any action  requiring stockholder  vote,  such as amendments to our Certificate of  Incorporation  and approving  mergers  or  sales of  substantially  all of our  assets,  as well as matters where the interests of Mr.  Lichtenstein and Steel Partners II, L.P. may
differ from the interests of our other stockholders in some respects.

STEEL PARTNERS II, L.P.  RECENTLY FILED CERTAIN  REQUIRED  NOTICES WITH THE FDIC
AND THE UTAH DEPARTMENT OF FINANCIAL INSTITUTIONS RELATING TO STEEL PARTNERS II,
L.P.'S  OWNERSHIP  INTEREST IN US AND OUR  ACQUISITION  OF WEBBANK IN 1998,  AND
THERE CAN BE NO ASSURANCE AS TO WHAT ACTION THE FDIC OR THE UTAH  DEPARTMENT  OF
FINANCIAL INSTITUTIONS MAY TAKE.

     Steel  Partners  II,  L.P.  has  advised  us that it,  and  certain  of its affiliates,  have  recently  filed  certain  required  notices  with the Federal
Deposit  Insurance  Corporation  (FDIC) under the federal Change in Bank Control
Act,  as well  as with  the  Utah  Department  of  Financial  Institutions.  The
obligation to file these notices  arises in connection  with Steel  Partners II,
L.P.'s  ownership  interest in us and our acquisition of WebBank in 1998.  These notices are being  reviewed  by the FDIC and the Utah  Department  of  Financial
Institutions.  Steel Partners II, L.P. believes that the filing of these notices is not expected to have any direct effect on us, or WebBank, but relates to bank holding company requirements  resulting from Steel Partners II, L.P.'s ownership interest in us. There can be no assurance,  however,  as to what, if any, action the FDIC or the Utah  Department  of  Financial  Institutions  may  take,  which actions may include requiring Steel Partners II, L.P. to sell some or all of its holdings of our shares.

                           FORWARD-LOOKING STATEMENTS

     We believe that certain  statements  contained or incorporated by reference in this prospectus are  "forward-looking  statements"  within the meaning of the
Private Securities Litigation Reform Act of 1995 and are considered prospective.
The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

     o    statements  before,  after  or  including  the  words  "may,"  "will,"
          "could,"  "should,"   "believe,"   "expect,"  "future,"   "potential,"
          "anticipate,"  "intend,"  "plan,"  "estimate"  or  "continue"  or  the negative or other variations of these words, and

     o    other statements about matters that are not historical facts.

     We  may  be  unable  to  achieve   the  future   results   covered  by  the
forward-looking  statements.  The statements are subject to risks, uncertainties and other factors that could cause actual results to differ  materially from the future results that the statements  express or imply. See "Risk Factors" on page
6. Please do not put undue reliance on these forward-looking  statements,  which speak only as of the date of this prospectus.

                                    BUSINESS

OVERVIEW

     WebFinancial  Corporation (formerly Rose's Holdings, Inc.) was incorporated in 1997 to act as a holding  company  for Rose's  Stores,  Inc.,  an operator of general  merchandise  discount  stores.  On December 2, 1997, we sold all of the outstanding capital stock of Rose's Stores, Inc.

     On August 31, 1998, we acquired, through WebFinancial Holdings Corporation, a  wholly-owned  subsidiary  of ours,  90% of the  outstanding  common  stock of
WebBank,  a Utah  industrial  loan  corporation,  pursuant to an assignment from
Praxis Investment  Advisers,  LLC of a stock purchase agreement,  between Praxis and Block  Financial  Corporation,  relating to the purchase by Praxis of all of the issued and  outstanding  shares of common stock of WebBank.  Pursuant to the
assignment,   we  paid  Block  Financial   $5,071,000   (including  $288,000  of
acquisition costs) for the shares of WebBank's common stock.

                                       10

     On August  31,  1998,  we formed  Praxis  Investment  Advisers,  Inc.  that together with WebFinancial  Holdings and Andrew Winokur,  the then holder of the
10% of Praxis that we did not own,  entered  into a  management  agreement.  The management  agreement  provided  that  Praxis  may make  recommendations  to and consult  with the  management  and  board  of  director  of  WebBank  about  the deployment of WebBank's  capital,  the  development of its business  lines,  its acquisition of assets and its distributions to its stockholders. During 2000, we significantly  reduced  the level of  operations  of Praxis and  terminated  the management agreement.

     On May  26,  1999,  we  formed  a  wholly  owned  subsidiary,  WebFinancial
Government  Lending,  Inc., to hold and service U.S.  Department of  Agriculture
Loans. In April 2000,  WebFinancial  Government Lending transferred the majority of its loan portfolio to WebBank in exchange for 28% of WebBank's  common stock.
WebFinancial  Government  Lending has not actively engaged in loan  originations since that time.

     Our principal  executive  offices are located at 590 Madison  Avenue,  32nd
Floor, New York, New York 10022 and our telephone number is (212) 758-3232.

DESCRIPTION OF BUSINESS

     We operate,  through our subsidiaries,  in niche banking markets.  WebBank, provides  commercial and consumer  specialty  finance  transactions.  WebBank is authorized by the Federal Deposit  Insurance Act to charge  interest  (including periodic rates, late fees and prepayment fees) allowed by Utah law on loans made to borrowers  who reside  anywhere in the country.  Any  inconsistent  state law limits are  preempted by federal law,  except for loans made in states that have opted out of the preemption  (i.e.,  Iowa and Puerto Rico).  WebBank is a small,
business  oriented   institution   insured  by  the  Federal  Deposit  Insurance
Corporation  (FDIC) and examined and regulated by the FDIC and the State of Utah
Department of Financial Institutions.

     Part of the business plan of WebBank represents a non-traditional  approach to generating  growth within the context of the  regulatory  standards of safety and soundness.  Prudent  business goals and protection of WebBank's  charter are the  key  elements  of our  business  strategy  for  WebBank.  Pursuant  to this strategy, WebBank has focused on several lines of business as described below:

     o    ACCOUNTS  RECEIVABLE  FACTORING.  This is WebBank's  principal line of business  at the  present  time.  This is a form  of  collateral-based commercial  lending in which  companies  sell their  receivables  to a lender,  principally to secure working  capital.  The  receivables are repaid  directly  to  the  lender.  WebBank  is  engaged  in  accounts receivable  factoring utilizing a sourcing and servicing company.  The owner of the  sourcing  and  servicing  company is also an employee of
          WebBank.

     o    PRIVATE LABEL  STUDENT  LENDING.  This is a secondary  product line in which  WebBank  is  involved.  This  is an  alternative  to  federally subsidized  student loan programs.  A third party sourcing  company is engaged  to  source  these  loans.  WebBank  provides  funding  to the students  and  sells  the  loans  to the  third  party  shortly  after origination of each loan.

     o    ELECTIVE  MEDICAL  AND  DENTAL  TREATMENT  LENDING.  This  is  another secondary  product line. This is a form of unsecured  consumer lending that allows  customers to finance elective surgery or other treatments not covered under  traditional  health  insurance plans. A third party company is engaged to source these loans.  WebBank provides funding to the  patients  and sells the loans to the third  party  shortly  after origination of each loan.

     o    USDA BUSINESS AND INDUSTRY  (B&I)  Lending.  WebBank also continues to service this product line.  This is a commercial loan product of which
          70% to 90% is  guaranteed  by the full faith and credit of the Federal government.  The loan  program is  administered  by the United  States
          Department of Agriculture to assist businesses  located in rural areas
          (under 50,000 population) to promote industrial  modernization and job creation.  Originations of new B&I loans were  discontinued by WebBank

                                       11

          in 2001.  However,  WebBank continues to service loans in its existing portfolio and for several other investors.

     We continue to evaluate our different  business lines and consider  various alternatives  to maximize the  aggregate  value of our  businesses  and increase stockholder value, including seeking acquisitions and/or merger transactions, as well  as  product  line  extensions,  additions  and/or  divestitures.  No  firm commitments have been realized and no binding letters of intent have been signed at this time.  There can be no assurance  that we will be able to accomplish any of these alternatives and be profitable.

COMPETITION

     The banking and  financial  services  industry is highly  competitive.  The increasingly  competitive  environment is primarily  attributable  to changes in regulation,  changes  in  technology  and  product  delivery  systems,  and  the accelerating  pace of  consolidation  among  financial  services  providers.  We compete for loans,  deposits and customers with other commercial  banks,  thrift institutions,  securities and brokerage companies, mortgage companies, insurance companies,  finance  companies,  money market funds,  credit  unions,  and other nonbank financial service  providers.  Many of these competitors are much larger in total assets and  capitalization,  have greater access to capital markets and offer a broader range of financial services than us.

REGULATION

     WebBank is regulated by Federal and state  banking  agencies  including the
FDIC and the State of Utah  Department of Financial  Institutions.  As a result,
WebBank is subject to various  regulatory capital  requirements  administered by the  Federal  and  state  banking  agencies.  Failure  to meet  minimum  capital requirements can result in the initiation of certain actions by regulators that, if  undertaken,  could  have a  direct  material  effect  on  WebBank's  and our financial  statements.  Under capital  adequacy  guidelines  and the  regulatory framework  for prompt  corrective  action,  WebBank must meet  specific  capital guidelines that involve quantitative measures of WebBank's assets,  liabilities, and certain off balance sheet items as calculated  under  regulatory  accounting practices.  WebBank's  capital  amounts and  classification  are also subject to qualitative judgments by the regulators about components,  risk weightings,  and other factors.  Management  believes that, as of December 31, 2002,  WebBank met all capital adequacy requirements to which it is subject.

EMPLOYMENT

     As of January 15,  2004,  we had 6  employees,  all of whom were  full-time employees.  We believe  that our  employee  relations  are  satisfactory.  Steel
Partners,  Ltd.,  an entity  controlled  by our  Chairman of the Board and Chief
Executive Officer, provides certain management, consulting and advisory services to us pursuant to a Management Agreement. James Henderson, our Vice President of
Operations,  provides  management,  accounting and financial services to WebBank pursuant to an Employee Allocation Agreement between WebBank and Steel Partners,
Ltd. See "Certain Relationships and Related Transactions."

PROPERTIES

     We occupy office space located at 590 Madison Avenue, 32nd Floor, New York,
New York 10022 pursuant to a Management Agreement with Steel Partners,  Ltd. See
"Certain  Relationships  and Related  Transactions."  We have the  non-exclusive right to use the office space along with Steel Partners,  Ltd. and several other entities.

     On March 20,  2000,  WebBank  entered into a lease for 4,630 square feet of headquarters  office space in Salt Lake City, Utah. The lease runs through March
19, 2005.

     We believe that the  facilities are adequate for our current needs and that suitable additional space will be available as required.

                                       12

LEGAL PROCEEDINGS

     See  "Risk  Factors  -  Our  business   could  be  harmed  if  there  is  a
non-favorable  resolution to the legal proceeding commenced against us by Andrew
Winokur."

                                 USE OF PROCEEDS

     The gross  proceeds  from the exercise of the  subscription  rights in this offering will be approximately  $10.0 million, if all of the subscription rights are exercised. If only 10% or 50% of the subscription rights are exercised, then the gross  proceeds in this  offering  will be $1.0  million  and $5.0  million, respectively.  We will use the proceeds of this offering for working capital and general corporate purposes.

                                 CAPITALIZATION

     The following table sets forth our summary  capitalization  as of September
30,  2003 on an  historical  basis and  should be read in  conjunction  with our financial  statements  and notes  thereto  incorporated  by reference  into this prospectus.  The table also  includes  our  capitalization  on a pro forma basis assuming the completion of 10%, 50% and 100% of this offering.

                                                                                      Pro Forma     Pro Forma     Pro Forma
                                                                       Actual         for 10%       for 50%       for 100%
                                                                       ----------     ----------    ----------    ----------
                                                                       (in             (in            (in            (in
                                                                       thousands)     thousands)    thousands)    thousands)

Total liabilities
Short-term liabilities ......................................        $  7,128         $7,128        $7,128        $7,128
Long-term liabilities .......................................        $  5,089         $5,089        $5,089        $5,089

            Total liabilities ...............................          12,217         12,217        12,217        12,217

Stockholders' equity:
      Common stock, $.001 par value,
      authorized 50,000,000
      shares, issued 4,366,866 ..............................               4            __            __            __
      Paid-in capital .......................................          36,606         _____         _____         _____
      Accumulated deficit ...................................         (24,059)        _____         _____         _____
      Accumulated other comprehensive income (loss) .........              62         _____         _____         _____
            Total Stockholders' equity ......................          12,613         _____         _____         _____

Total capitalization ........................................          24,830         _____         _____         _____

                                       13

                           PRICE RANGE OF COMMON STOCK

     Our common  stock has been  listed on the Nasdaq  Stock  Market's  SmallCap
Market under the symbol "WEFN" since  November 15, 1996.  On January ___,  2004, the closing price of our common stock was $____ per share.  The following  table shows the common  stock's  high and low sales  prices on Nasdaq for the  periods indicated.

  PERIOD                                     HIGH SALE           LOW SALE

2002:
----
First Quarter                                $   2.67           $   2.05
Second Quarter                                   2.37               1.34
Third Quarter                                    2.28               1.45
Fourth Quarter                                   2.71               1.56
                                             --------           --------
2003:
----
First Quarter                                $   2.70           $   1.73
Second Quarter                                   2.63               1.70
Third Quarter                                    2.75               2.10
Fourth Quarter                                   2.70               2.10
                                             --------           --------

2004:
----
First Quarter (through January 15, 2004)         2.75               2.40

     On January  15,  2004 there were  approximately  468 record  holders of our common stock.

     We have not paid cash dividends on our common stock in 2004,  2003 or 2002.
We intend to retain any future earnings for working capital needs and to finance potential future acquisitions, and presently do not intend to pay cash dividends on our common stock for the foreseeable future.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following  discussion and analysis  should be read in conjunction  with
"Selected Consolidated Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus.  Historical results are not necessarily indicative of the operating results of any future period.

RESULTS OF OPERATIONS

     NINE  MONTHS  ENDED  SEPTEMBER  30,  2003  COMPARED  TO NINE  MONTHS  ENDED
SEPTEMBER 30, 2002

     Net income for the nine months ended  September 30, 2003 was  $1,024,000 or
$.23 per share  compared  to net loss of $152,000 or $.03 per share for the same period in 2002, an increase of $1,176,000 or $.26 per share.

     Our net  interest  income  after  credit for  credit  losses  increased  by
$1,410,000  in 2003 over the same period in 2002.  Most of that increase was due to additional interest income from purchased receivables.  During the first nine months of 2002,  which  was the first  nine  months  of the  Company's  accounts receivable factoring program, net interest income after credit for credit losses from purchased  receivables was $714,000.  During the first nine months of 2003, that amount increased to $2,613,000, an increase of $1,899,000 or 266%. Interest expense for the Company  increased  by $27,000 in 2003 versus the same period in

                                       14

2002. Increases in average deposit balances were offset by decreases in interest rates paid on deposits, which resulted in relatively stable comparative interest expense.

     Our noninterest  income  increased by $236,000 during the nine months ended
September  30, 2003 compared to the nine months ended  September  30, 2002.  The majority  of the  increase  was due to  gains  on  sales  of  available-for-sale securities.  Fee income increased by $57,000, and miscellaneous income decreased by $19,000 in 2003 versus the same period in 2002.

     Our noninterest expenses increased by $422,000, comparatively,  between the two nine month periods.  Salary expense declined by $6,000 between  periods.  An increase of $164,000 in bonus  expense  accrual  during the first nine months of
2003 versus no accrual in 2002 was offset by the effect of staff reductions that took place in 2002.  The  Company's  professional  and legal fees  decreased  by
$172,000,  mainly due to  approximately  $100,000  in costs  incurred in 2002 to defend the Company  against  legal  action by a former  employee.  Additionally, collection  costs  related to problem  loans  decreased  significantly  in 2003.
Occupancy expense  decreased by $25,000 from period to period,  primarily due to the  closing of an office in  Washington  D.C.  The other major  change  between periods  was a $541,000  increase in  third-party  management  and broker  costs related to increased  activity in the Company's  accounts  receivable  factoring program.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001.

     Net  income was  $459,000,  or $.11 per  common  share,  for the year ended
December 31, 2002, compared to a net loss of $(2,403,000), or $(0.55) per common share,  for the year ended  December 31,  2001.  A comparison  of the changes in major components of net income between the two years is provided below.

     Interest Income. Interest income increased by $1,096,000, or 69%, from 2001 to 2002. This increase was due to a $1,266,000, or 97%, increase in interest and fees on loans  and  purchased  receivables,  a  $179,000,  or 69%,  decrease  in interest  on cash  equivalents,  and a $9,000,  or 30%,  increase in interest on investment securities.

     The  majority of the  increase  in loan  interest  occurred at WebBank.  In
January 2002,  WebBank began a new accounts  receivable  factoring  program (the
"Factoring  Program").  The Factoring  Program resulted in an average balance of outstanding  purchased  receivables of $2,854,000 with an average yield of 45.2%
and interest income of $1,345,000.  Later in 2002, WebFinancial Corporation also began  factoring  accounts  receivable on a smaller scale,  generating  interest income of $84,000 for the year.

     The  decrease in interest on cash  equivalents  and increase in interest on investment  securities  occurred primarily at WebFinancial  Corporation.  During
2001,  WebFinancial  Corporation  invested its excess cash  exclusively in money market funds. During 2002,  WebFinancial  Corporation diversified its short-term investments into equity securities and factored receivables as described above.

     Interest  Expense.  Interest expense decreased by $64,000 or 16%, from 2001 to 2002.  All of the Company's  interest  expense was incurred by WebBank during both years.  Although  WebBank's  average deposits  increased from $7,305,000 in
2001 to $12,501,000  in 2002,  the average  interest rate paid on those deposits decreased  from 5.17% to 2.68%.  This rate  decrease  was  primarily a result of general interest rate movements and not from a shortening of deposit maturities.
For  example,  the six  month  Treasury  Bill  rate  averaged  3.38% in 2001 and decreased to an average of 1.69% in 2002.

     Provision  for Credit  Losses.  The credit loss  provision  decreased  from
$1,682,000  in 2001 to $(60,000) in 2002. A  significant  portion of the WebBank
USDA B&I loan portfolio  experienced  difficulty during 2001.  Nonaccruing loans totaled  $2,027,000 at the end of 2001.  Aggressive action was taken during both

                                       15

years to reduce the level of nonaccruing  and other problem  loans,  and, by the end of 2002,  nonaccruing  loans  decreased  by nearly  50% to  $1,171,000.  The significant  reductions of non-accruing  loans and the partial and full paydowns of other loans  resulted in  unallocated  credit loss  reserves for the USDA B&I portfolio at December 31, 2002.  Consequently,  a $60,000 credit loss credit was generated in 2002.

     Noninterest Income. Noninterest income increased from $1,126,000 in 2001 to
$1,161,000  in 2002, a change of $35,000,  or 3%.  Several of WebBank's  fee for service customers  discontinued  their  relationship with WebBank in early 2001, but were replaced by new customers during the remainder of 2001 and 2002.

     Noninterest Expenses. Noninterest expense decreased from $3,167,000 in 2001 to  $3,096,000  in 2002, a reduction of $71,000,  or 2%.  Salaries,  wages,  and benefits at WebBank  decreased  by  $156,000,  or 14%,  between the years due to staff reductions. Additionally, WebBank was not required to amortize goodwill in
2002 under  Statement of Financial  Accounting  Standards No. 142,  Goodwill and
Other Intangible Assets. This resulted in a reduction of amortization expense of
$118,000  from 2001 to 2002.  Professional  fees  decreased  by $96,000  for the
Company in 2002 primarily because of lower collection costs for problem loans at
WebBank.  These  decreases in  noninterest  expenses  were  partially  offset by servicing costs for the Factoring Program, which was started in 2002.

     Income  Taxes.  Income taxes of $(10,000) and $11,000 were recorded in 2002 and 2001,  respectively.  The  difference  between the  expected tax benefit and actual tax benefit is primarily  attributable to the effect of the net operating losses,  offset by an increase in the  Company's  deferred  tax asset  valuation allowance.

LIQUIDITY AND CAPITAL RESOURCES

     At September 30, 2003 and December 31, 2002, our cash and cash  equivalents totaled $6,200,000 and $6,546,000,  respectively.  The cash balances at December
31, 2002 and September 30, 2003  included  liquidity to fund expected  growth in
purchased   receivables.   Funding  for  WebBank  is  obtained   primarily  from
certificates of deposit obtained  through brokers and from a $500,000  unsecured line of credit with a local  correspondent  bank.  Management  believes that our current cash and cash equivalent  balances,  expected  operating cash flows, and
WebBank  borrowing  sources are adequate to meet our liquidity  needs through at least the next 12 months.

     Unused  commitments  to  fund  purchased  receivables,  not  shown  on  the statement of financial  condition,  were  $16,881,000  at September 30, 2003 and
$6,382,000  at December  31,  2002.  The  increase  was due to  additions of new clients  and  increases  in credit  limits of  existing  clients  related to our accounts receivable factoring program.

     The  purpose of this  offering  is to raise up to $10 million to be used as additional working capital for our business and general corporate purposes.

     Our officers and Steel  Partners,  Ltd.,  an entity  controlled  by the our
Chairman,  devote significant time to our administration and exploring potential acquisition and other business opportunities.  There can be no assurance that we will be able to acquire an  additional  business,  or that such business will be profitable.  In order to finance an acquisition,  we may be required to incur or assume indebtedness or issue securities.

CRITICAL ACCOUNTING ISSUES

     ALLOWANCE FOR CREDIT LOSSES

     Management  utilizes a comprehensive  loan grading system to determine risk potential  in  its  loan  portfolio.  Determination  of  the  allowance  is inherently subjective as it requires significant  estimates,  including the amounts  and  timing of  expected  future  cash  flows on  impaired  loans, estimated  losses on pools of  homogeneous  loans based on historical  loss experience,  and consideration of current economic trends, all of which may be susceptible to significant  change. See Notes 1, 3 and 4 of the Notes to
     Consolidated Financial Statements for a description of the methodology used by the Company to determine  the required  allowance for credit  losses,  a discussion of risks associated with the process, and additional information regarding the allowance and associated provision.

     EQUITY SECURITIES AVAILABLE FOR SALE

     The  Company,  both  directly  and  through  its  WebBank  subsidiary,  has
     investments  in  equity  securities.   Available-for-sale   securities  are
     recorded   at  fair   value.   Unrealized   holding   gains  or  losses  on
     available-for-sale  securities  are excluded  from  earnings and  reported, until  realized,  in  accumulated  other  comprehensive  income (loss) as a separate  component of stockholders'  equity. A decline in the market value of any  available-for-sale or held-to-maturity  security below cost that is deemed  other  than  temporary  is  charged to  earnings  resulting  in the establishment  of a new  cost  basis  for the  security.  Determination  of whether a decline in market value is other than temporary may be subjective because  it  requires  significant  estimates  of the  projected  financial condition of the issuer, of the industry in which the issuer operates,  and of local, regional, and national economies.  See Notes 1 and 2 of the Notes to Consolidated  Financial  Statements for a description of the methodology used by the  Company  to  determine  the  cost and  fair  value  of  equity securities available for sale.

IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In April 2002, the Financial  Accounting  Standards  Board ("FASB")  issued
SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB
Statement No. 13, and Technical Corrections". The most significant provisions of
SFAS No. 145 address the termination of  extraordinary  item treatment for gains and losses on  extinguishment  of debt. We adopted SFAS No. 145 with no material impact on our financial  condition or results of  operations  for the year ended
December 31, 2002.

                                       16

     In June  2002,  the  FASB  issued  SFAS  No.  146,  "Accounting  for  Costs
Associated with Exit or Disposal  Activities".  SFAS No. 146 addresses financial accounting  and  reporting  for  costs  associated  with  exit  or  disposal  of facilities, and must be implemented not later than December 31, 2002. We adopted
SFAS No. 146 with no material  impact on our  financial  condition or results of operations for the year ended December 31, 2002.

     In October  2002,  the FASB issued SFAS No. 147,  "Acquisitions  of Certain
Financial  Institutions".  This  Statement  amends SFAS No. 72, SFAS No. 144 and
FASB  Interpretation No. 9. Among other topics,  this Statement requires that an unidentifiable  intangible  asset  that is  recognized  in an  acquisition  of a financial  institution,  which is accounted  for as a business  combination,  in which the  liabilities  assumed  exceed the  identifiable  assets  acquired,  be recorded as goodwill. Consequently, this unidentifiable intangible asset will be subject to the goodwill accounting  standards set forth in SFAS No. 142 and will be evaluated for  impairment on an annual basis instead of being  amortized.  We adopted  SFAS No. 147 with no  material  impact on our  financial  condition  or results of operations for the year ended December 31, 2002.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based
Compensation  - Transition  and  Disclosure".  SFAS No. 148 amends SFAS No. 123,
"Accounting for Stock-Based  Compensation",  to provide  alternative  methods of transition  to the fair value  method of  accounting  for  stock-based  employee compensation.  SFAS No. 148 also  amends the  disclosure  provisions  to require disclosure in the summary of significant  accounting  policies of the effects of an entity's accounting policy with respect to stock-based employee  compensation on reported  net income and  earnings  per share.  SFAS No. 148 does not require companies to expense  employee stock  options.  The expanded  annual  disclosure requirements and the transition provisions are effective for fiscal years ending after December 15, 2002. We adopted SFAS No. 148 with no material  impact on our financial  condition or results of  operations  for the year ended  December 31,
2002.

     In April 2003,  the FASB issued SFAS No. 149,  "Accounting  for  Derivative
Instruments  and  Hedging  Activities."  SFAS  No.  149  amends  SFAS  No.  133,
"Accounting  for Derivative  Instruments and Hedging  Activities."  SFAS No. 149
improves  financial  reporting  by  requiring  that  contracts  with  comparable characteristics  be  accounted  for  similarly.  SFAS No. 149 is  effective  for contracts  entered  into or  modified  after June 30, 2003 and should be applied prospectively.  We adopted SFAS No. 149 with no material impact on our financial condition or results of operations for the nine months ended September 30, 2003.

     In May  2003,  the  FASB  issued  SFAS No.  150,  "Accounting  for  Certain
Financial Instruments with Characteristics of both Liabilities and Equity." SFAS
No. 150 improves financial reporting by establishing standards for how an issuer classifies and measures certain financial  instruments with  characteristics  of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified  after May 31, 2003,  and otherwise is effective at the beginning of the first interim period  beginning after June 15, 2003. We adopted
SFAS No. 150 with no material  impact on our  financial  condition or results of operations for the nine months ended September 30, 2003.

                                  THE OFFERING

     Our Board of Directors has proposed that we attempt to raise equity capital through this  offering to all of our  stockholders  and to use the proceeds from the  subscription  of such  rights for working  capital  and  general  corporate purposes.  The Board  declared a dividend of rights to purchase our common stock to holders of record as of __________,  2004.  Through this  prospectus,  we are offering  the shares of common  stock that  rights  holders  may  purchase  upon exercising such subscription rights.

REASONS FOR THIS OFFERING

     In approving this offering, our Board of Directors carefully considered our need for additional  capital and several  alternative  capital raising  methods, including a credit  facility  and a private  placement of equity  securities.  A credit facility was determined not to be feasible  because members of our Board,

                                       17

who are financially sophisticated, did not believe it was available to us, and a private  placement was deemed too costly.  The Board also  considered  that as a result of this  offering,  Steel  Partners'  ownership of our common stock could increase from approximately 39.8% to over 50%, as well as the potential dilution of the ownership  percentage of our current common  stockholders  caused by this offering.  While the ownership percentage of our current common stockholders may decrease,  the Board  considered  that the magnitude of this  dilution  would be subject to, and dependent upon, the decision of each common stockholder  whether to exercise their subscription  rights for additional shares of our common stock in this offering.

     After weighing the factors  discussed above and the effect of this offering of  generating  approximately  $10.0  million  (less  expenses  related  to  the offering) in additional  capital for us,  assuming that all of the  subscription rights are exercised,  the board of directors believes that this offering is the best alternative for capital raising and is in the best interests of our company and our  stockholders.  As described in "Use of Proceeds,"  the proceeds of this offering are intended to be used for additional working capital for our business and other general corporate purposes.

     Our  Board  of  Directors  believes  that  this  offering  will  ultimately strengthen  our  financial  condition  through  generating  additional  cash and increasing our stockholders' equity. See "Use of Proceeds" and "Capitalization".
However,  our board of directors is not making any  recommendation as to whether you should exercise your subscription rights.

SUBSCRIPTION RIGHTS

     BASIC  SUBSCRIPTION  PRIVILEGE.  We distributed to the holders of record of our common  stock,  at the close of business on  ________________,  2004,  at no charge,  one  nontransferable  subscription  right for each  share of our common
stock  they  own.   The   subscription   rights  will  be  evidenced  by  rights
certificates.  Each subscription right will entitle the holder to purchase _____
shares of our common stock.  You are not required to exercise any or all of your subscription rights.

     If, pursuant to your exercise of your  subscription  rights,  the number of shares of common stock you are entitled to receive  would result in your receipt of  fractional  shares,  the  aggregate  number of shares  issued to you will be rounded down to the nearest whole  number.  You will not receive cash in lieu of fractional shares.

     OVER-SUBSCRIPTION  PRIVILEGE.  Subject to the allocation  described  below,
each  subscription  right  also  grants  each  subscription   rights  holder  an
over-subscription  privilege to purchase  additional  shares of our common stock that are not  purchased  by other  rights  holders  pursuant to the other rights holders'  basic  subscription  privileges.  You are  entitled to  exercise  your over-subscription  privilege  only  if  you  exercise  your  basic  subscription privilege in full.

     If you  wish to  exercise  your  over-subscription  privilege,  you  should indicate the number of additional  shares that you would like to purchase in the space  provided  on  your  subscription  certificate.  When  you  send  in  your subscription  certificate,  you must also send the full  purchase  price for the number of additional  shares that you have requested to purchase (in addition to the payment due for shares purchased through your basic subscription privilege).
If the number of shares  remaining after the exercise of all basic  subscription privileges  is not  sufficient  to satisfy all requests  for shares  pursuant to over-subscription  privileges,  you will be allocated additional shares pro-rata
(subject to elimination of fractional shares), based on the number of shares you purchased  through the basic  subscription  privilege in proportion to the total number of  shares  that you and other  over-subscribing  stockholders  purchased through the basic subscription  privilege.  However, if your pro-rata allocation exceeds the number of shares you  requested  on your  subscription  certificate, then you will  receive  only the number of shares  that you  requested,  and the remaining  shares  from your  pro-rata  allocation  will be divided  among other rights holders exercising their over-subscription  privileges. Also, pursuant to the terms of our charter,  you will not be allowed to subscribe  for a number of shares that would  increase your ownership of our shares of common stock to 4.9%
or above of our then  outstanding  shares of common  stock,  unless you  already owned at least  5.0% of our  common  stock on the date such  restriction  became effective.

                                       18

     As    soon    as     practicable     after     the     expiration     date,
______________________________, acting as our subscription agent, will determine the  number of shares of common  stock  that you may  purchase  pursuant  to the over-subscription  privilege.  You will receive certificates  representing these shares  as  soon  as  practicable  after  the  expiration  date  and  after  all pro-rations and adjustments have been effected.  If you request and pay for more shares than are  allocated  to you, we will  refund  that  overpayment,  without interest.  In connection with the exercise of the  over-subscription  privilege, banks,  brokers  and other  nominee  holders of  subscription  rights who act on behalf  of  beneficial  owners  will be  required  to  certify  to us and to the subscription  agent as to the aggregate number of subscription  rights that have been  exercised,  and the  number  of  shares  of  common  stock  that are being requested through the over-subscription  privilege,  by each beneficial owner on whose behalf the nominee holder is acting.

SUBSCRIPTION PRICE

     The  subscription  price for a subscription  right is $_____ per share. The per share  price  equals ___% of the current  market  price of our common  stock determined  by averaging the closing price of our common stock on Nasdaq for the
______ preceding  trading days ending on ______,  2004. The  subscription  price does not  necessarily  bear any  relationship  to our  past or  expected  future results of operations,  cash flows,  current financial  condition,  or any other established  criteria for value. No change will be made to the cash subscription price by reason of changes in the trading price of our common stock prior to the closing of this offering.

DETERMINATION OF SUBSCRIPTION PRICE

     Our  board  of  directors  set  all of the  terms  and  conditions  of this
offering,   including   the   subscription   price,   which  was  based  on  the
recommendation  of a special  committee of directors,  excluding those directors affiliated  with Steel  Partners who did not  participate  (in their capacity as directors)  in the  consideration  or voting with respect to these  matters.  In establishing  the  subscription  price,  our board of directors  considered  the following factors:

     o    strategic alternatives for capital raising,

     o    the market price of our common stock,

     o    the pricing of similar transactions,

     o    the amount of proceeds desired,

     o    our business prospects,

     o    our recent and anticipated operating results, and

     o    general conditions in the securities markets.

     We  determined  the ___%  [premium][discount]  to our current  market price after taking into account the preceding  factors.  We did not seek or obtain any opinion  of  financial  advisors  or  investment  bankers  in  establishing  the subscription  price for the offering.  You should not consider the  subscription price as an  indication  of the value of our  company  or our common  stock.  We cannot  assure you that you will be able to sell  shares  purchased  during this offering  at a price equal to or greater  than the  subscription  price.  On __,
2004, the closing sale price of our common stock was $_______ per share.

EXPIRATION DATE, EXTENSIONS AND TERMINATION

     You may exercise your subscription  right at any time before 5:00 p.m., New
York City time, on ______, 2004, the expiration date for this offering. However, we may extend the offering period for exercising your  subscription  rights from time to time in our sole  discretion,  but in no event  more than 30  additional days. If you do not exercise  your  subscription  rights  before the  expiration date, your unexercised subscription rights will be null and void. We will not be obligated  to honor your  exercise of  subscription  rights if the  subscription agent  receives the  documents  relating to your exercise  after the  expiration date,  regardless of when you transmitted the documents,  unless you have timely transmitted the documents  under the guaranteed  delivery  procedures  described below.

                                       19

            We have the sole discretion to extend the expiration date from time to time by giving oral or written notice to the subscription agent on or before the scheduled expiration date. If we elect to extend the expiration of this offering, we will issue a press release announcing the extension no later than
9:00 a.m., New York City time, on the next business day after the most recently announced expiration date.

WITHDRAWAL AND AMENDMENT

     We reserve the right to withdraw or terminate this offering at any time for any reason.  In the event that this  offering is  withdrawn or  terminated,  all funds received from  subscriptions  by stockholders  will be returned.  Interest will not be payable on any returned funds.

     We  reserve  the right to amend the terms of this  offering.  If we make an amendment that we consider significant, we will:

     o    mail notice of the amendment to all  stockholders  of record as of the record date;

     o    extend the expiration date by at least 10 days; and

     o    offer all subscribers no less than 10 days to revoke any  subscription already submitted.

     The extension of the expiration date will not, in and of itself, be treated as a significant amendment for these purposes.

METHOD OF SUBSCRIPTION - EXERCISE OF SUBSCRIPTION RIGHTS

     You may exercise your  subscription  rights by delivering  the following to the  subscription  agent,  at or prior to 5:00  p.m.,  New York  City  time,  on
______________, 2004, the date on which the rights expire:

     o    your  properly  completed  and executed  rights  certificate  with any required signature guarantees or other supplemental documentation; and

     o    your full  subscription  price payment for each share  subscribed  for under your basic  subscription  privilege  and your  over-subscription privilege.

You should read and follow the instructions accompanying the rights certificate carefully.

SIGNATURE GUARANTEE MAY BE REQUIRED

     Your signature on each rights certificate must be guaranteed by an eligible institution such as a member firm of a registered  national  securities exchange or a member of the National  Association of Securities Dealers,  Inc., or from a commercial bank or trust company having an office or correspondent in the United
States,  subject to standards and procedures adopted by the subscription  agent, unless:

     o    your rights  certificate  provides  that shares are to be delivered to you as record holder of those subscription rights; or

     o    you are an eligible institution.

DELIVERY OF SUBSCRIPTION MATERIALS AND PAYMENT

     You should deliver your rights  certificate and payment of the subscription price or, if  applicable,  notice of guaranteed  delivery,  to the  subscription agent by mail,  by hand or by  overnight  courier  to:  ____________________  at
____________________________________.  The subscription agent's telephone number is __________________.

     You  are   responsible   for  the  method  of   delivery   of  your  rights
certificate(s)  with your subscription price payment to the subscription  agent.
If you send your rights  certificate(s)  and subscription price payment by mail, we recommend  that you send them by  registered  mail,  properly  insured,  with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time this offering expires.

                                       20

     Do not send your rights  certificate(s)  and subscription  price payment to
us. Your  delivery to an address other than the address set forth above will not constitute valid delivery.

METHOD OF PAYMENT

     Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you are subscribing (or  over-subscribing)
for by either:

     o    check or bank draft (cashier's  check) drawn upon a U.S. bank or money order payable to the subscription agent; or

     o    wire transfer of  immediately  available  funds,  to the  subscription account maintained by the subscription agent at _____________________.

RECEIPT OF PAYMENT

     Your payment will be  considered  received by the  subscription  agent only upon:

     o    receipt and clearance of any uncertified check,

     o    receipt by the subscription agent of any certified check or bank draft drawn  upon a  United  States  bank,  any  money  order  or any  funds transferred by wire transfers, or

     o    receipt of good funds in the subscription  agent's account  designated above.

     Please note that funds paid by uncertified personal check may take at least five  business  days to  clear.  Accordingly,  if you wish to pay by means of an uncertified  personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the  subscription  agent receives  cleared funds  before  that  date.  We also urge you to  consider  payment by means of a certified or cashier's check or money order.

CALCULATION OF SUBSCRIPTION RIGHTS EXERCISED

     If you do not indicate the number of subscription  rights being  exercised, or do not forward full payment of the total subscription price for the number of subscription  rights that you  indicate  are being  exercised,  then you will be deemed to have exercised your basic  subscription  privilege with respect to the maximum number of rights that may be exercised  with the aggregate  subscription price payment you delivered to the subscription agent.

YOUR FUNDS WILL BE HELD BY THE  SUBSCRIPTION  AGENT UNTIL SHARES OF COMMON STOCK
ARE ISSUED

     The  subscription  agent will hold your payment of the  subscription  price payment in a segregated  account with other payments  received from other rights holders until we issue your shares to you. If this offering is not completed, or we do not apply your full subscription  price payment to your purchase of shares of our common  stock,  the  subscription  agent will  return  promptly,  without interest, all excess subscription payments.

NO REVOCATION

     Once you have exercised your  subscription  privileges,  you may not revoke your exercise. Subscription rights not exercised prior to the expiration date of this offering will expire.

NON-TRANSFERABILITY OF THE SUBSCRIPTION RIGHTS

     Except in the limited circumstances  described below, only you may exercise the basic subscription  privilege and the over-subscription  privilege.  You may not sell, give away or otherwise  transfer the basic  subscription  privilege or the over-subscription privilege.

     Notwithstanding the foregoing,  your rights may be transferred by operation of law; for example,  a transfer of rights to the estate of the  recipient  upon the death of the recipient would be permitted.  If the rights are transferred as

                                       21

permitted,  evidence  satisfactory  to us that the  transfer  was proper must be received by us prior to the expiration date of this offering.

ISSUANCE OF STOCK CERTIFICATES

     Stock  certificates for shares purchased in this offering will be issued as soon as practicable  after the  expiration  date.  Our  subscription  agent will deliver subscription payments to us only after consummation of this offering and the issuance of stock  certificates to our stockholders  that exercised  rights.
Unless you instruct  otherwise in your  subscription  certificate  form,  shares purchased by the exercise of subscription  rights will be registered in the name of the person exercising the rights.

GUARANTEED DELIVERY PROCEDURES

     If you  wish to  exercise  your  subscription  rights,  but you do not have sufficient time to deliver the rights certificate  evidencing your rights to the subscription  agent on or before the time your subscription  rights expire,  you may exercise  your  subscription  rights by the  following  guaranteed  delivery procedures:

     o    deliver  your  subscription  price  payment in full for each share you subscribed  for under your  subscription  privileges in the manner set forth in "- Method of Payment" to the  subscription  agent on or prior to the expiration date;

     o    deliver   the  form   entitled   "Notice  of   Guaranteed   Delivery,"
          substantially in the form provided with the "Instructions as to Use of
          Rights Certificates" distributed with your rights certificates,  at or prior to the expiration date; and

     o    deliver the properly  completed  rights  certificate  evidencing  your rights being exercised and the related  nominee holder  certification, if  applicable,  with  any  required  signatures  guaranteed,  to  the subscription  agent within three  business days  following the date of your Notice of Guaranteed Delivery.

     Your Notice of Guaranteed  Delivery must be delivered in substantially  the same form provided with the Instructions as to Use of Rights Certificates, which will be  distributed  to you  with  your  rights  certificate.  Your  Notice  of
Guaranteed  Delivery must come from an eligible  institution,  or other eligible guarantee  institutions  which are members of, or  participants  in, a signature guarantee program acceptable to the subscription agent.

     In your Notice of Guaranteed Delivery, you must state:

     o    your name;

     o    the  number  of  subscription   rights   represented  by  your  rights
          certificates  and the  number of shares  of our  common  stock you are subscribing (and over-subscribing) for; and

     o    your  guarantee  that you will deliver to the  subscription  agent any
          rights  certificates   evidencing  the  subscription  rights  you  are
          exercising   within  three   business  days  following  the  date  the
          subscription agent receives your Notice of Guaranteed Delivery.

     You may deliver  your  Notice of  Guaranteed  Delivery to the  subscription agent in the same  manner as your rights  certificates  at the address set forth above under " - Delivery of Subscription Materials and Payment."  Alternatively,
you may transmit your Notice of Guaranteed Delivery to the subscription agent by facsimile  transmission  (Facsimile  No.:  ______________________).  To  confirm facsimile deliveries, you may call ______________________.

     Please call the information  agent to request any additional  copies of the form of Notice of Guaranteed Delivery you may need.

DETERMINATIONS REGARDING THE EXERCISE OF YOUR SUBSCRIPTION RIGHTS

     We will decide all questions concerning the timeliness,  validity, form and eligibility of your exercise of your subscription  rights and our determinations will be final and binding.  We, in our sole discretion,  may waive any defect or irregularity,  or permit a defect or  irregularity  to be corrected  within such

                                       23

time as we may determine.  In such event, we will treat any identical defects or irregularities the same way for all shareholders.  We may reject the exercise of any of your subscription  rights because of any defect or irregularity.  We will not receive or accept any subscription until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

     Neither we nor the subscription  agent will be under any duty to notify you of any defect or  irregularity  in  connection  with your  submission  of rights certificates  and we will not be liable for  failure to notify you of any defect or  irregularity.  We reserve the right to reject your exercise of  subscription rights if your exercise is not in accordance  with the terms of this offering or in proper form.  We will also not accept your exercise of rights if our issuance of shares of our common stock to you could be deemed  unlawful under  applicable law or is materially burdensome to us.

     If you are given  notice of a defect  in your  subscription,  you will have five  business  days  after the  giving of notice to  correct  it. You will not, however, be allowed to cure any defect later than 5:00 p.m., New York City time, on _______,  2004. We will not consider an exercise to be made until all defects have been cured or waived.

NOTICE TO BANKERS, TRUSTEES OR OTHER DEPOSITARIES

     If you are a broker,  a trustee or a depositary  for  securities  who holds shares of our common stock for the account of others at the close of business on the record date,  you should  notify the  respective  beneficial  owners of such shares of this  offering as soon as possible to find out their  intentions  with respect to exercising their subscription  rights. You should obtain instructions from the beneficial owners with respect to the subscription rights, as set forth in the instructions we have provided to you for your  distribution to beneficial
owners.  If  the  beneficial  owner  so  instructs,   you  should  complete  the
appropriate  rights  certificates and submit them to the subscription agent with the proper  payment.  If you hold shares of our common stock for the accounts of more than one  beneficial  owner,  you may exercise  the number of  subscription rights to which all such beneficial owners in the aggregate otherwise would have been  entitled  had they been direct  record  holders of our common stock on the record  date,  provided  that you,  as a nominee  record  holder,  make a proper showing to the  subscription  agent by  submitting  the form  entitled  "Nominee
Holder Certification" which we will provide to you with your offering materials.

NOTICE TO BENEFICIAL OWNERS

     If you are a beneficial owner of shares of our common stock or will receive your subscription  rights through a broker,  custodian bank or other nominee, we will ask your  broker,  custodian  bank or other  nominee  to notify you of this offering.  If you wish to exercise your  subscription  rights,  you will need to have your  broker,  custodian  bank or other  nominee  act for you.  If you hold certificates  of our common stock directly and would prefer to have your broker, custodian bank or other nominee exercise your  subscription  rights,  you should contact  your  nominee  and  request it to effect the  transaction  for you.  To indicate  your  decision with respect to your  subscription  rights,  you should complete and return to your  broker,  custodian  bank or other  nominee the form entitled  "Beneficial  Owner  Election  Form." You should receive this form from your broker,  custodian bank or other nominee with the other offering materials.
If you wish to obtain a separate  rights  certificate,  you should  contact  the nominee as soon as possible and request that a separate  rights  certificate  be issued to you.

SHARES OF COMMON STOCK OUTSTANDING AFTER THIS OFFERING

     Upon the  issuance of the shares of common stock  offered in this  offering
(assuming that all of the subscription  rights are exercised),  8,733,732 shares of  common  stock  will be issued  and  outstanding.  This  would  represent  an approximate  100% increase in the number of outstanding  shares of common stock.
If only 10% or 50% of the subscription rights are exercised,  then 4,803,552 and
6,550,299 shares of common stock will be issued and  outstanding,  respectively, which  represents  an  approximate  10%  and  50%  increase  in  the  number  of outstanding shares of common stock, respectively.

EFFECTS OF OFFERING ON OUR STOCK OPTION PLANS AND OTHER PLANS

     As of January 15, 2004, there were  outstanding  options to purchase 92,976 shares of our common stock  issued or  committed to be issued  pursuant to stock options granted by us. None of the  outstanding  options have  anti-dilution  or

                                       23

other provisions for adjustment to exercise price or number of shares which will be  automatically  triggered by this offering.  Each outstanding and unexercised option  will remain  unchanged  and will be  exercisable  for the same number of shares of common stock and at the same exercise price as before this offering.

RELATIONSHIP WITH STEEL PARTNERS

     Pursuant  to the terms of a  management  agreement,  Steel  Partners,  Ltd.
provides us with office space and certain  management,  consulting  and advisory services. The management agreement is automatically renewable on an annual basis unless terminated by either party, for any reason, upon at least 60 days written notice. The agreement also provides that we will indemnify,  save and hold Steel
Partners,  Ltd.  harmless from and against any  obligation,  liability,  cost or damage  resulting from its actions under the terms of such agreement,  except to the extent occasioned by gross negligence or willful misconduct of its officers, directors or employees.

     In addition,  Jim  Henderson,  an employee of Steel  Partners,  Ltd. and an executive  officer of ours,  performs services for us in the area of management, accounting and finances, and identifies business  opportunities,  and such other services as are reasonably requested by WebBank. This agreement will continue in force until  terminated  by either of the parties upon 30 days  written  notice.
Glen Kassan, our Vice President and Chief Financial Officer, is also an employee of Steel Partners, Ltd.

     In consideration of the services  rendered under the management  agreement,
Steel Partners, Ltd. charges us a fixed monthly fee totaling $310,000 per annum,
adjustable   annually  upon  our  agreement   with  Steel   Partners,   Ltd.  In
consideration of the services  provided by Mr. Henderson,  Steel Partners,  Ltd.
charges WebBank  $100,000 per annum. The fees payable by WebBank are included in the fees payable by us under the management agreement.  We believe that the cost of obtaining the type and quality of services  rendered by Steel Partners,  Ltd.
under  these  agreements  is no less  favorable  than the cost at which we could obtain such services from unaffiliated entities.

     Warren  Lichtenstein,  our  Chairman  and Chief  Executive  Officer,  is an
affiliate of Steel  Partners,  Ltd.  based on his  ownership of shares of common stock of Steel Partners, Ltd., directly and through Steel Partners II, L.P., and by virtue of his positions as Chairman, President and Chief Executive Officer of
Steel  Partners,  Ltd.  Mr.  Lichtenstein  and Steel  Partners  II, L.P.  own an
aggregate of approximately 49.2% of Steel Partners, Ltd. Mr. Lichtenstein is the
sole  managing  member of the general  partner of Steel  Partners  II, L.P.  Mr.
Lichtenstein  disclaims  beneficial  ownership  of the shares of common stock of
Steel Partners,  Ltd. owned by Steel Partners II, L.P.  (except to the extent of his  pecuniary  interest  in such  shares  of common  stock).  None of our other executive  officers or directors are 5% owners of Steel Partners,  Ltd. or Steel
Partners II, L.P.

     Steel Partners II, L.P. also currently owns 1,737,345  shares of our common stock, which is equal to approximately 39.8% of our outstanding shares of common stock. Warren Lichtenstein, who owns 2,500 shares of our common stock, is deemed to also  beneficially own all of the shares owned by Steel Partners II, L.P. due to his affiliation  therewith.  Steel Partners II, L.P. has been offered its pro rata portion of the subscription rights (including over-subscription privilege).
If our other  stockholders  purchase all of the shares offered to them for sale,
Steel  Partners II, L.P. will purchase its pro rata amount and would continue to beneficially  own  approximately  39.8% of our common stock  outstanding.  If no stockholders  other than Steel  Partners II, L.P.  exercise  their  subscription rights,  Steel  Partners II, L.P.  will  purchase up to _________  shares in the offering.  In that case, Steel Partners II, L.P.'s  ownership  interest could be
approximately   ____%,  and  the  aggregate  ownership  interest  of  the  other outstanding  stockholders  could decrease to approximately  ____%.  Even if some stockholders  other than Steel Partners II, L.P.  exercise  their rights,  Steel
Partners II, L.P. could still obtain a majority  ownership  interest pursuant to its  subscription  rights.  As a result,  Steel  Partners  II, L.P. may have the voting power to control the election of our board of directors  and the approval of other matters presented for  consideration by the  stockholders,  which could include mergers,  acquisitions,  amendments to our charter and various corporate governance actions.

                                       24

     In addition, Steel Partners II, L.P. has advised us that it, and certain of its affiliates,  have recently filed certain  required  notices with the Federal
Deposit  Insurance  Corporation  (FDIC) under the federal Change in Bank Control
Act,  as well  as with  the  Utah  Department  of  Financial  Institutions.  The
obligation to file these notices  arises in connection  with Steel  Partners II,
L.P.'s ownership interest in the Company and our acquisition of WebBank in 1998.
These  notices  are  being  reviewed  by the  FDIC and the  Utah  Department  of
Financial  Institutions.  Steel  Partners II, L.P.  believes  that the filing of these notices is not expected to have any effect on the Company, or WebBank, but relates to bank holding company  requirements  resulting from Steel Partners II,
L.P.'s ownership interest in the Company. There can be no assurance, however, as to  what,  if  any,  action  the  FDIC  or  the  Utah  Department  of  Financial
Institutions  may take,  which actions may include  requiring Steel Partners II,
L.P. to sell some or all of its holdings of our shares.

SUBSCRIPTION AGENT

     We have appointed  ________________________  as subscription agent for this offering.  We will pay the fees and certain expenses of the subscription  agent, which  we  estimate  will  total  approximately  $_____________.  Under  certain circumstances,  we may indemnify the subscription agent from certain liabilities that may arise in connection with this offering.

INFORMATION AGENT

     We have appointed  ________________________  as information  agent for this offering.  We will pay the fees and certain  expenses of the information  agent, which  we  estimate  will  total  approximately  $_____________.  Under  certain circumstances,  we may indemnify the information agent from certain  liabilities that may arise in connection with this offering.

FEES AND EXPENSES

     Other than for fees charged by the information  agent and the  subscription agent,  you are responsible  for paying any other  commissions,  fees,  taxes or other  expenses  incurred in  connection  with the exercise of the  subscription rights.  Neither us, the information  agent nor the subscription  agent will pay such expenses.

OTHER MATTERS

     We are not making this offering in any state or other jurisdiction in which it is unlawful to do so, nor are we selling or accepting  any offers to purchase any shares of our common  stock from rights  holders who are  residents of those states or other jurisdictions. We may delay the commencement of this offering in those states or other  jurisdictions,  or change the terms of this offering,  in order to comply with the  securities law  requirements  of those states or other jurisdictions.  We may  decline  to  make  modifications  to the  terms  of this offering requested by those states or other jurisdictions, in which case, if you are a resident  in those  states or  jurisdictions,  you will not be eligible to participate in this offering.

     We will not be required to issue to you shares of common stock  pursuant to this  offering  if, in our  opinion,  you  would be  required  to  obtain  prior clearance or approval from any state or federal  regulatory  authority to own or control such shares if, at the time the subscription rights expire, you have not obtained such clearance or approval.

NO BOARD RECOMMENDATION

     An investment in shares of our common stock must be made  according to each investor's  evaluation  of its own best  interests.  Accordingly,  our  board of directors  makes no  recommendation  to rights  holders  regarding  whether they should exercise their subscription rights.

IF YOU HAVE QUESTIONS ABOUT EXERCISING RIGHTS

     If you have  questions or need  assistance  concerning  the  procedure  for exercising  subscription  rights, or if you would like additional copies of this prospectus,  the Instructions as to Use of Rights  Certificates or the Notice of

                                       25

Guaranteed   Delivery,   you  should  contact  the  information   agent  or  the
subscription agent at the following addresses and telephone numbers:

                             The Information Agent:

                              --------------------
                              --------------------
                              --------------------

                                       or

                             The Subscription Agent:

                              --------------------
                              --------------------
                              --------------------

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following  discussion is a summary of the material U.S.  federal income tax consequences of (i) the dividend by us of subscription  rights to holders of common  stock that hold such  stock as a capital  asset for  federal  income tax purposes,  and (ii) the exercise of such  rights.  This  discussion  is based on laws,  regulations,  rulings  and  decisions  in  effect  on the  date  of  this prospectus,  all of which are  subject  to  change  (possibly  with  retroactive effect)  and to  differing  interpretations.  This  discussion  applies  only to holders that are U.S. persons,  which is defined as a citizen or resident of the
United States, a domestic partnership, a domestic corporation, any estate (other than a foreign  estate),  and any  trust so long as a court  within  the  United
States is able to exercise primary  supervision over the  administration  of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Generally,  for federal income tax purposes an estate is classified as a "foreign estate" based on the location of the estate assets, the country of the estate's  domiciliary  administration,  and the  nationality  and residency of the domiciliary's personal representative.

     This  discussion  does not address all aspects of federal  income  taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment  under the Internal  Revenue
Code of 1986, as amended,  including holders of options or warrants, holders who are dealers in securities or foreign  currency,  foreign persons (defined as all persons other than U.S. persons), insurance companies, tax-exempt organizations, banks, financial institutions,  broker-dealers, holders who hold common stock as part of a hedge, straddle,  conversion or other risk reduction  transaction,  or who acquired common stock pursuant to the exercise of compensatory stock options or warrants or otherwise as compensation.

     We have not  sought,  and will not seek,  an opinion of counsel or a ruling from the Internal Revenue Service  regarding the federal income tax consequences of the  distribution of the rights or the related share issuance.  The following summary does not address the tax  consequences of the distribution of the rights or the  related  share  issuance  under  foreign,  state,  or  local  tax  laws.
ACCORDINGLY, EACH HOLDER OF COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR WITH
RESPECT TO THE PARTICULAR TAX  CONSEQUENCES OF THE DISTRIBUTION OF THE RIGHTS OR
THE RELATED SHARE ISSUANCE TO SUCH HOLDER.

     The federal  income tax  consequences  for a holder of common  stock on the receipt of subscription rights and the exercise of such rights are as follows:

     o    A holder will not  recognize  taxable  income for  federal  income tax purposes in connection with the receipt of subscription rights.

                                       26

     o    Except as provided  in the  following  sentence,  the tax basis of the subscription  rights  received by a holder will be zero. If either (i)
          the fair  market  value of the  subscription  rights  on the date such subscription  rights are  distributed  is equal to at least 15% of the fair  market  value on such date of the common  stock with  respect to which  the  subscription  rights  are  received  or  (ii)  the  holder irrevocably elects, by attaching a statement to its federal income tax return  for the  taxable  year in which the  subscription  rights  are received,  to allocate  part of the tax basis of such common  stock to the  subscription  rights,  then  upon  exercise  of the  subscription rights,  the  holder's tax basis in the common stock will be allocated between the common stock and the subscription  rights in proportion to their  respective  fair  market  values  on the date the  subscription rights are distributed. A holder's holding period for the subscription rights  received  will  include the  holder's  holding  period for the common  stock  with  respect  to which the  subscription  rights  were received.  We believe that the fair market  value of the  subscription rights  will not  exceed  15% of the fair  market  value of the common stock to which the subscription rights relate.

     o    A holder that allows the  subscription  rights received to expire will not recognize any gain or loss,  and the tax basis of the common stock owned by such holder with  respect to which such  subscription  rights were  distributed  will be equal to the tax basis of such common stock immediately before the receipt of the subscription rights.

     o    A holder will not  recognize any gain or loss upon the exercise of the subscription rights.

     o    The tax basis of the common  stock  acquired  through  exercise of the subscription  rights will equal the sum of the subscription  price for the  common  stock  and  the  holder's  tax  basis,  if  any,  in  the subscription rights as described above.

     o    The holding period for the common stock acquired  through  exercise of the subscription rights will begin on the date the subscription rights are exercised.

                              PLAN OF DISTRIBUTION

     We are  offering  the  shares of our  common  stock  underlying  the rights directly to you. We have not employed any brokers,  dealers or  underwriters  in connection  with the  solicitation  or exercise of  subscription  rights in this offering and no  commissions,  fees or discounts will be paid in connection with this  offering.  ______________________________  is acting  as our  subscription agent to effect the  exercise of the rights and the  issuance of the  underlying shares  of  common  stock.  Therefore,  we  anticipate  that our  officers'  and employees' role will be limited to:

     o    Responding to inquiries of potential purchasers, provided the response is limited to information  contained in the registration  statement of which this prospectus is a part; and

     o    Ministerial  and  clerical  work  involved in  effecting  transactions pertaining to the sale of the common stock underlying the rights.

     We intend to  distribute  and deliver  this  prospectus  by hand or by mail
only,  and  not  by  electronic  delivery.   Also,  we  intend  to  use  printed
prospectuses only, and not any other forms of prospectus.

     We have  distributed  to the holders of record of our common stock,  at the close of  business  on  __________,  2004,  at no  charge,  one  nontransferable
subscription   right  for  each  share  of  our  common  stock  they  own.  Each subscription  right is a right to purchase  _____ shares of our common stock and carries  with  it  a  basic  subscription  privilege  and  an  over-subscription privilege.  The basic  subscription  privilege  of each  right  entitles  you to purchase _____ shares of our common stock at a subscription  price of $_____ per share.  You may  exercise  any number of your  subscription  rights,  or you may choose not to exercise  any  subscription  rights.  We will not  distribute  any fractional shares or pay cash in lieu of fractional  shares, but will round down the aggregate  number of shares you are entitled to receive to the nearest whole number.

                                       27

     We do not expect that all of our  stockholders  will  exercise all of their basic subscription privileges. By extending over-subscription  privileges to our stockholders,  we are  providing  stockholders  that exercise all of their basic subscription  privileges  with the opportunity to purchase those shares that are not purchased by other stockholders.

     If you  wish to  exercise  your  over-subscription  privilege,  you  should indicate the number of additional  shares that you would like to purchase in the space  provided  on  your  subscription  certificate.  When  you  send  in  your subscription  certificate,  you must also send the full  purchase  price for the number of additional  shares that you have requested to purchase (in addition to the payment due for shares purchased through your basic subscription privilege).
If the number of shares  remaining after the exercise of all basic  subscription privileges  is not  sufficient  to satisfy all requests  for shares  pursuant to over-subscription  privileges,  you will be allocated additional shares pro-rata
(subject to elimination of fractional shares), based on the number of shares you purchased  through the basic  subscription  privilege in proportion to the total number of  shares  that you and other  over-subscribing  stockholders  purchased through the basic subscription  privilege.  However, if your pro-rata allocation exceeds the number of shares you  requested  on your  subscription  certificate, then you will  receive  only the number of shares  that you  requested,  and the remaining  shares  from your  pro-rata  allocation  will be divided  among other rights holders exercising their over-subscription  privileges. Also, pursuant to the terms of our charter,  you will not be allowed to subscribe  for a number of shares that would  increase your ownership of our shares of common stock to 4.9%
or above of our then  outstanding  shares of common  stock,  unless you  already owned at least  5.0% of our  common  stock on the date such  restriction  became effective.

     As    soon    as     practicable     after     the     expiration     date,
___________________________,  acting  as our  subscription  agent,  and we  will determine the number of shares of common stock that you may purchase pursuant to the  over-subscription  privilege.  You will receive  certificates  representing these shares as soon as practicable  after the  expiration  date. If you request and  pay for  more  shares  than  are  allocated  to you,  we will  refund  that
overpayment,   without  interest.   In  connection  with  the  exercise  of  the
over-subscription  privilege,  banks,  brokers  and  other  nominee  holders  of subscription  rights who act on behalf of beneficial  owners will be required to certify  to us and to the  subscription  agent  as to the  aggregate  number  of subscription rights that have been exercised, and the number of shares of common stock that are being requested through the over-subscription  privilege, by each beneficial owner on whose behalf the nominee holder is acting.

     We will pay  __________________,  the  information  agent, a fee of $______
plus expenses,  and __________,  the subscription  agent, a fee of approximately
$_____ plus expenses,  for their services in connection  with this offering.  We also have agreed to indemnify under certain  circumstances the information agent and the  subscription  agent from any liability it may incur in connection  with this offering.

     We expect  that  shares of our common  stock  issued  upon the  exercise of subscription  rights will be listed on the Nasdaq Stock Market's SmallCap Market under the symbol  "WEFN," the same symbol our  currently  outstanding  shares of common stock now trade.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following sets forth the name, present principal occupation, employment history and material  occupations,  positions,  offices and  employments for the past five years and ages as of January __, 2004, for our executive  officers and directors.  Members of the Board of Directors are elected at annual  meetings of stockholders  and serve until their  respective  successors shall have been duly elected and qualified.

Name                                     Age            Position
----                                     ---            --------

Warren G. Lichtenstein                   37             Chairman and Chief Executive Officer
Glen M. Kassan                           60             Vice President, Chief Financial Officer and Secretary

                                       28

James R. Henderson                      45             President and Chief Operating Officer
Jack L. Howard                          41             Vice President and Director
Joseph L. Mullen                        53             Director
Mark E. Schwarz                         42             Director
Howard Mileaf                           65             Director

     WARREN G.  LICHTENSTEIN  has served as a director of ours since 1996 and as our Chairman and Chief Executive  Officer since December 1997. Mr.  Lichtenstein also  served  as  President  from  December  1997  through  December  2003.  Mr.
Lichtenstein has served as the Chairman of the Board, Secretary and the Managing
Member of Steel Partners, L.L.C., the general partner of Steel Partners II, L.P.
("Steel") since January 1, 1996.  Prior to such time, Mr.  Lichtenstein  was the
Chairman  and a director  of Steel  Partners,  Ltd.  ("Old  Ltd."),  the general partner of Steel Partners  Associates,  L.P.,  which was the general  partner of
Steel,  from 1993  until  prior to January 1,  1996.  Mr.  Lichtenstein  was the acquisition/risk  arbitrage  analyst at  Ballantrae  Partners,  L.P.,  a private investment  partnership  formed to invest in risk arbitrage,  special situations and undervalued  companies,  from 1988 to 1990. Mr. Lichtenstein has served as a
director  and  the  Chief  Executive   Officer  of  Gateway   Industries,   Inc.
("Gateway"),  a  provider  of  database  development  and Web  site  design  and development services, since 1994 and as Chairman of the Board since 1995. He has served as a director of SL Industries,  Inc.  ("SL"), a designer and producer of proprietary  advanced  systems  and  equipment  for the power  and data  quality industry,  from  1993 to 1997 and  since  January  2002.  He has  served  as the
Chairman of the Board and Chief Executive Officer of SL since February 2002. Mr.
Lichtenstein  has served as a Director  and the  President  and Chief  Executive
Officer of Steel Partners Ltd. ("New Ltd."),  a management and advisory  company that provides  management services to Steel and other affiliates of Steel, since
June 1999 and as its Secretary and Treasurer  since May 2001. He has also served as  Chairman  of the Board of  Directors  of  Caribbean  Fertilizer  Group  Ltd.
("Caribbean  Fertilizer"),  a  private  company  engaged  in the  production  of agricultural  products  in  Puerto  Rico  and  Jamaica,  since  June  2000.  Mr.
Lichtenstein  is also a director of the following other publicly held companies:
Puroflow  Incorporated  ("Puroflow"),  a designer and  manufacturer of precision filtration devices; ECC International Corp. ("ECC"), a manufacturer and marketer of computer-controlled  simulators for training personnel to perform maintenance and operator procedures on military weapons;  and United Industrial  Corporation
("UIC"), a designer and producer of defense, training, transportation and energy systems.

     GLEN M. KASSAN has served as our Vice President,  Chief  Financial  Officer and Secretary  since June 2000. He has served as Executive Vice President of New
Ltd.  since March 2002.  Mr. Kassan served as Executive  Vice President of Steel
Partners Services,  Ltd. ("SPS"),  a management and advisory company,  from June
2001 through March 2002 and Vice  President  from October 1999 through May 2001.
SPS provided  management  services to Steel and other  affiliates of Steel until
March 2002,  when New Ltd.  acquired  the rights to provide  certain  management services from SPS. He has also served as Vice Chairman of the Board of Directors of Caribbean Fertilizer since June 2000. Mr. Kassan is a director and has served as President of SL since January 2002 and February 2002, respectively. From 1997 to 1998, Mr. Kassan served as Chairman and Chief Executive  Officer of Long Term
Care Services,  Inc., a privately owned  healthcare  services  company which Mr.
Kassan  co-founded  in 1994 and  initially  served  as Vice  Chairman  and Chief
Financial Officer. Mr. Kassan is currently a director of Puroflow and UIC.

     JAMES R. HENDERSON has served as our President and Chief Operating  Officer since December  2003,  and was the Vice  President of Operations  from September
2000  through  December  2003.  He has also  served as a director of the WebBank subsidiary  since  March  2002 and a  director  and Chief  Operating  Officer of
Holdings since January 2000. Mr. Henderson has served as a Vice President of New
Ltd.  since March 2002.  Mr.  Henderson  served as a Vice  President of SPS from
August 1999 through March 2002. He has also served as President of Gateway since
December 2001. Mr. Henderson has served as a director of ECC since December 1999 and acting Chief Executive  Officer since July 2002. He has served as a director of SL since January 2002. From 1996 to July 1999, Mr.  Henderson was employed in various  positions  with Aydin,  which  included a tenure as President and Chief
Operating  Officer from October 1998 to June 1999.  Prior to his employment with
Aydin,  Mr. Henderson was employed as an executive with UNISYS  Corporation,  an
e-business solutions provider.

                                       29

     JACK L.  HOWARD  has  served  as a  director  of ours  since  1996 and Vice
President since December 1997. From December 1997 to May 2000, Mr. Howard served as our Secretary,  Treasurer and Chief Financial Officer. For more than the past five  years,  Mr.  Howard has been a principal  of Mutual  Securities,  Inc.,  a registered broker-dealer.  He served as Vice President of Gateway since December
2001 and as a  director  since  May 1994.  Mr.  Howard  is a  director  of Pubco
Corporation,   a  manufacturer   and   distributor  of  printing   supplies  and
construction equipment.

     JOSEPH L. MULLEN has served as a director of ours since 1995. Since January
1994,  Mr. Mullen has served as Managing  Partner of Li Moran  International,  a management consulting company, and has functioned as a senior officer overseeing the  merchandise  and  marketing  departments  for such  companies  as  Leewards
Creative Crafts Inc.,  Office Depot of Warsaw,  Poland,  and Camelot Music.  Mr.
Mullen  is  currently   serving  as  Vice   President,   General   Merchandising
Manager-Hard Line of Retail Exchange.com., Inc., a business-to-business Internet company that operates an online marketplace for excess consumer goods.

     MARK E.  SCHWARZ has served as a director  of ours since July 2001.  He has served as the general  partner,  directly or through entities which he controls, of Newcastle Partners,  L.P., a private investment firm, since 1993. Mr. Schwarz was Vice President and Manager of Sandera Capital,  L.L.C., a private investment firm affiliated with Hunt Financial  Group,  L.L.C.,  a Dallas-based  investment firm associated with the Lamar Hunt family ("Hunt"), from 1995 to September 1999 and a  securities  analyst  and  portfolio  Manager  for SCM  Advisors,  L.L.C., formerly a Hunt-affiliated registered investment advisor, from May 1993 to 1996.
Mr.  Schwarz  currently  serves as a director of the  following  companies:  SL;
Nashua   Corporation,   a  specialty  paper,   label,   and  printing   supplies
manufacturer;  Bell  Industries,  Inc.,  a  provider  of  computer  systems  and services;  Pizza Inn, Inc., a franchisor and operator of pizza restaurants;  and
Tandycrafts, Inc., a manufacturer of picture frames and mirrors. Mr. Schwarz has also  served  as  Chairman  of the  Board of  Directors  of  Hallmark  Financial
Services, Inc., a property and casualty insurance holding company, since October
2001, and as its Chief  Executive  Officer since January 2003. From October 1998 through  April  1999,  Mr.  Schwarz  served as a director  of Aydin  Corporation
("Aydin"), a defense electronics manufacturer.

     HOWARD MILEAF has served as a director of ours since  December 2002. He has been a director of  Neuberger  Berman  Mutual Funds since 1985.  Mr.  Mileaf has served as a director of WHX Corporation  ("WHX"), a NYSE listed holding company, since August 2002.  From May 1993 to December  2001,  Mr.  Mileaf served as Vice
President and General Counsel of WHX.

EXECUTIVE COMPENSATION

            SUMMARY COMPENSATION

     The following table sets forth information concerning the compensation paid by the Company during the fiscal years ended December 31, 2002, 2001 and 2000 to the Company's Chief Executive Officer. No other executive officer of the Company received annual  compensation in excess of $100,000 during the fiscal year ended
December 31, 2002.

                                                                                   LONG-TERM
                                                          ANNUAL COMPENSATION     COMPENSATION
                                                                                   SECURITIES         ALL OTHER
NAME AND PRINCIPAL POSITION             FISCAL                                     UNDERLYING       COMPENSATION
                                        YEAR          SALARY($)     BONUS($)        OPTIONS(#)         ($)(1)

Warren Lichtenstein, Chairman           2003            --            --               --              310,000
and Chief Executive
Officer
                                        2002            --            --               --              310,000
                                        2001            --            --               --              310,000

--------------------

                                       30

     (1) Represents  aggregate  management fees earned by Steel  Partners,  Ltd.
(for 2003 and for a portion of 2002) and Steel  Partners  Services,  Ltd. (for a portion of 2002 and for 2001), entities controlled by Warren Lichtenstein,  from the Company.  For information  relating to the management functions performed by such entities, see "Certain Relationships and Related Transactions."

     STOCK OPTIONS

     None of our executive  officers were granted any options  during the fiscal year ended December 31, 2003 nor did Mr.  Lichtenstein hold any Stock Options as of December 31, 2003.

     EMPLOYMENT AGREEMENTS

     The Company currently has no employment  agreements,  compensatory plans or arrangements with any executive officer.

DIRECTOR COMPENSATION

     Our  Board  of  Directors  has  authorized  the  payment  to  each  of  our non-employee  directors  a retainer  fee of $3,000  per  quarter in cash for his services as a director during 2003 and meeting fees of $1,000 per meeting of the
Board and $500 per meeting of a committee  of the Board ($375 to the extent such committee  meeting  is held on the  same  day as a Board  meeting)  during  2003 pursuant  to the  terms of the Long Term  Stock  Incentive  Plan  (the  "Plan").
Pursuant to the Plan,  the three  non-employee  directors  entitled to such fees elected to receive  their fees in stock  options in lieu of cash,  with exercise prices  based on the  market  price of our  common  stock on the date of  grant.
Officers, who are directors,  do not receive annual or per meeting compensation.
Howard Mileaf, as chairman of our audit committee, receives chairmanship fees of
$2,500 per quarter.

EQUITY COMPENSATION PLAN INFORMATION
                                                                                                   Number of securities remaining
                                             Number of securities to       Weighted-average        available for future issuance
                                             be issued upon                exercise price of       under equity compensation plans
                                             exercise of outstanding       outstanding             (excluding securities reflected in
                                             options                       options                 column (a))

Plan Category                                (a)                           (b)                     (c)
Equity compensation plans approved by        92,976                        $ 4.48                  902,774
security holders(1)
Equity compensation plans not approved by    0                             0                       0
security holders

Total                                        92,976                        $ 4.48                  902,774

            (1) Consists of the Plan.

                                       32

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to a management agreement (the "Management  Agreement"),  approved by  a  majority  of  our  disinterested  directors,  between  us  and  SPS  (and subsequently  assigned to Steel Partners,  Ltd. ("New Ltd.")), New Ltd. provides us with office space and certain  management,  consulting and advisory services.
The Management  Agreement is  automatically  renewable on an annual basis unless terminated  by  either  party,  for any  reason,  upon at least 60 days  written notice. The Management Agreement also provides that we shall indemnify, save and hold New Ltd.  harmless  from and against  any  obligation,  liability,  cost or damage  resulting  from New  Ltd.'s  actions  under the terms of the  Management
Agreement,  except to the  extent  occasioned  by gross  negligence  or  willful misconduct of New Ltd.'s officers, directors or employees.

     Pursuant to an employee  allocation  agreement  (the  "Employee  Allocation
Agreement") between WebBank and SPS (and subsequently assigned to New Ltd.), Mr.
Jim  Henderson,  an  employee  of New Ltd.  and an  executive  officer  of ours, performs  services  in the area of  management,  accounting  and  finances,  and identifies  business  opportunities,  and such other  services as are reasonably requested by WebBank.  The Employee Allocation  Agreement will continue in force until terminated by either of the parties upon 30 days written notice.

     Prior to March 26, 2002, the original  counterparty  to both the Management
Agreement and the Employee  Allocation  Agreement was SPS. As of March 26, 2002,
the  Management  and the Employee  Allocation  Agreements  described  above were assigned by SPS to New Ltd.  and the  employees  of SPS became  employees of New
Ltd.  Warren  Lichtenstein,  our Chairman  and Chief  Executive  Officer,  is an
affiliate of New Ltd.  based on his ownership of New Ltd.,  directly and through
Steel, and by virtue of his positions as Chairman, President and Chief Executive
Officer of New Ltd. Mr.  Lichtenstein is the sole managing member of the general partner of Steel. Mr. Lichtenstein  disclaims beneficial ownership of the shares of  common  stock  of New  Ltd.  owned by Steel  (except  to the  extent  of his pecuniary interest in such shares of common stock).

     In consideration of the services  rendered under the Management  Agreement,
New Ltd. charges us a fixed monthly fee totaling $310,000 per annum,  adjustable annually  upon  agreement  of us and New Ltd. In  consideration  of the services provided  under the Employee  Allocation  Agreement,  New Ltd.  charges  WebBank
$100,000 per annum. The fees payable by WebBank are included in the fees payable by us under the Management Agreement.  We believe that the cost of obtaining the type and  quality of  services  rendered by New Ltd.  under the  Management  and
Employee  Allocation  Agreements is no less  favorable than the cost at which we and WebBank, respectively, could obtain from unaffiliated entities.

     During the fiscal year ended  December  31, 2003,  New Ltd.  billed us fees with  respect  to fiscal  2003 of  $310,000,  for  services  rendered  under the
Management  Agreement.  These payments in the aggregate represented in excess of five percent of our  consolidated  gross  revenues for the fiscal year. The fees earned  by New  Ltd.  represented  in  excess  of  five  percent  of New  Ltd.'s consolidated  gross  revenues for the fiscal year.  During the fiscal year ended
December  31,  2003,  New Ltd.  billed fees of $310,000 to WebBank for  services

                                       33

rendered under the Employee  Allocation  Agreement.  The fees payable by WebBank are included in the fees payable by us under the Management Agreement.

     Pursuant to a sourcing and servicing  agreement (the "Rockland  Agreement")
between WebBank and Rockland Credit Finance LLC ("Rockland"),  Rockland performs both sourcing and servicing  functions on behalf of WebBank related to WebBank's accounts  receivable  factoring  program.  John Fox, the owner of  Rockland,  is employed by WebBank in the capacity of Sr. Vice President - Credit. During 2002, the first year of the  Rockland  Agreement,  Rockland  was paid  $56,000 in cash management fees and earned $571,000 in total  management fees under the terms of the Rockland  Agreement.  Management fees are paid quarterly and accrued monthly by WebBank.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of January 15, 2004 regarding the  beneficial  ownership of our common stock by each person known by us to own beneficially  more than 5% of our common stock,  by each of our  directors,  our
Chief Executive Officer, and by all directors and executive officers as a group.

                                                           Amount and
                                                           Nature of
                                                           Beneficial
Name and Address                                           Ownership (1)       Percentage of Class
----------------                                           -------------       -------------------

Warren G. Lichtenstein                                    1,739,845 (2)               39.8%
c/o Steel Partners II, L.P.
590 Madison Avenue, 32nd Floor
New York, New York 10022

Steel Partners II, L.P.                                   1,737,345                   39.8%
590 Madison Avenue, 32nd Floor
New York, New York  10022

Jack L. Howard                                               42,617 (3)                 *
c/o Mutual Securities, Inc.
590 Madison Avenue, 32nd Floor
New York, New York 10022

Joseph L. Mullen                                             15,962 (4)                 *
c/o Li Moran International, Inc.
611 Broadway, Suite 772
New York, New York  10012

                                       34

Mark E. Schwarz                                              10,344 (5)                 *
c/o Newcastle Capital Management, L.P.
300 Crescent Court, Suite 1110
Dallas, Texas 75201

Howard Mileaf                                                   955 (6)                 *
c/o WHX Corporation
110 East 59th Street
New York, New York 10022

All directors and executive officers                      1,859,723 (7)               41.9%
as a group (seven persons)

----------------------
*Less than 1%

(1)  A person is deemed to be the beneficial owner of voting securities that can be acquired by such person  within 60 days after  January 15, 2004 upon the exercise of options,  warrants or convertible  securities.  Each beneficial owner's  percentage  ownership  is  determined  by assuming  that  options, warrants or  convertible  securities  that are held by such person (but not those held by any other person) and that are currently  exercisable  (i.e., that are  exercisable  within 60 days  after  January  15,  2004) have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole  voting  and  investment  power with  respect to all shares beneficially owned by them.

(2)  Consists  of (i)  2,500  shares  of  common  stock  owned  directly  by Mr.
     Lichtenstein;  and (ii)  1,737,345  shares of common  stock  owned by Steel
     Partners  II,  L.P.  ("Steel"),  which  is also  separately  listed  in the security  ownership  table.  As the sole  managing  member  of the  general partner of Steel,  Mr.  Lichtenstein  has sole voting and investment  power over the  1,737,345  shares  owned by  Steel.  Mr.  Lichtenstein  disclaims beneficial ownership of the shares of common stock owned by Steel except to the extent of his pecuniary interest therein.

(3)  Consists of (i) 36,417 shares of common stock owned directly by Mr. Howard;
     (ii) 3,000 shares of common stock owned by Mr. Howard in joint tenancy with his  spouse;  and (iii)  3,200  shares of common  stock owned by JL Howard,
     Inc., a California corporation controlled by Mr. Howard.

(4)  Consists of (i) 4,285  shares of common  stock;  and (ii) 11,677  shares of common  stock  issuable  upon the  exercise  of  options  within 60 days of
     January 15, 2004 granted to Mr. Mullen.

(5)  Consists of 10,344  shares of common  stock  issuable  upon the exercise of options within 60 days of January 15, 2004 granted to Mr. Schwarz.

(6)  Consists  of 955  shares of common  stock  issuable  upon the  exercise  of options within 60 days of January 15, 2004 granted to Mr. Mileaf.

                                       35

(7)  Consists  of the shares and options  held by the  directors  and  executive officers named in this security ownership table and 50,000 shares of common stock  issuable upon the exercise of options  within 60 days of January 15,
     2004 held by  executive  officers  who are not  specifically  named in this security ownership table.

                                       36

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The  following   information   describes  our  capital  stock  and  certain
provisions of our certificate of incorporation, as amended, and our bylaws. This description  is  only  a  summary.  You  should  refer  to  the  certificate  of incorporation, as amended and the bylaws as filed with the SEC.

     Our authorized capital stock consists of 50,000,000 shares of common stock,
$.001 par value, and 10,000,000 shares of preferred stock, $.001 par value.

COMMON STOCK

     As of January 15,  2004,  there are  4,366,866  shares of our common  stock outstanding.  Based upon the number of shares  outstanding  and giving effect to the  issuance  of  4,366,866  shares of common  stock upon the  exercise  of the subscription rights offered hereby, there will be 8,733,732 shares of our common stock outstanding.

     The  holders of our common  stock are  entitled  to one vote for each share held on all matters  submitted to a vote of the shareholders and do not have any cumulative  voting rights.  Accordingly,  holders of a majority of the shares of common stock  entitled to vote in any election of directors may elect all of the directors  standing  for  election.  Holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

     In the event of our liquidation,  dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of all  debts  and  other  liabilities,  subject  to  the  prior  rights  of any outstanding  preferred  stock.  Holders of our common stock have no  preemptive, subscription,  redemption  or conversion  rights.  The rights,  preferences  and privileges  of holders of our common  stock are subject to, and may be adversely affected  by, the rights of holders of shares of any series of  preferred  stock that we may designate and issue in the future.

PREFERRED STOCK

     Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred  stock in one or more series  without stockholder  approval.  The  board  has  discretion  to  determine  the  rights, preferences,  privileges and  restrictions,  including  voting rights,  dividend rights,  conversion rights, redemption privileges and liquidation preferences of each series of preferred stock.

     The purpose of authorizing  our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays  associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing  desirable  flexibility in connection with possible  acquisitions  and other  corporate  purposes,  could make it more  difficult  for a third party to acquire,  or could  discourage a third party from  acquiring,  a majority of our outstanding voting stock.

     As of  the  date  hereof,  there  are no  shares  of  our  preferred  stock outstanding.

OPTIONS AND WARRANTS

     There are presently  outstanding  options to purchase  92,976 shares of our common stock,  pursuant to our stock option plan. The average  exercise price of such options is $4.48 per share.

                                       37

CHANGE OF CONTROL PROTECTIONS

     STAGGERED BOARD.

     Our  certificate of  incorporation  provides that our Board of directors be divided into three  classes,  with the term of office of one class expiring each year. Each director holds office for a period of three years. Having a staggered
Board makes it more  difficult  for a third  party to take  control of a company since such third party could not elect a majority of the members of the Board of
Directors in any one year.

     TRANSFER RESTRICTIONS.

     Our certificate of incorporation also provides that no shareholder may sell or transfer any shares of our common stock if such  transaction  would  increase their ownership of common stock to 4.9% or above of our then outstanding  shares of common stock,  unless they already owned at least 5.0% of our common stock on the date such  restriciton  became  effective.  This provision exists to protect certain tax benefits that we have,  but also has the effect of preventing  third parties,  who  currently  do not own more than 4.9% of our  common  stock,  from acquiring a significant percentage of our common stock.

ANTITAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW

     We are subject to Section 203 of the General  Corporate Law of the State of
Delaware, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested  stockholder for a period  of three  years  following  the date  that  such  stockholder  became an interested stockholder, unless:

     o    prior to such date, the board of directors of the corporation approved either the business  combination or the  transaction  that resulted in the stockholders becoming an interested stockholder;

     o    upon  consummation of the transaction that resulted in the stockholder becoming an interested  stockholder,  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced,  excluding for purposes of determining the  numbers of shares  owned by persons  who are  directors  and also officers and by employee stock plans in which employee participants do not have the right to  determine  confidentially  whether  shares held subject to the plan will be tendered in a tender or exchange offer; or

     o    on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special  meeting of stockholders,  and not by written consent,  by the affirmative vote of at least 66 2/3% of the outstanding  voting stock that is not owned by the interested stockholder.

     Section 203 defines business combination to include:

     o    any  merger  or  consolidation   involving  the  corporation  and  the
          interested stockholder;

     o    any sale, transfer,  pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

     o    subject to certain  exceptions,  any  transaction  that results in the
          issuance  or  transfer  by  the   corporation  of  any  stock  of  the
          corporation to the interested stockholder;

     o    any  transaction  involving  the  corporation  that has the  effect of increasing the proportionate share of the stock of any class or series of the corporation  beneficially owned by the interested  stockholder;
          or

                                       38

     o    the receipt by the interested stockholder of the benefit of any loans, advances,  guarantees, pledges or other financial benefits provided by or through the corporation.

     In general,  Section 203 defines an interested stockholder as any entity or person  beneficially  owning 15% or more of the outstanding  voting stock of the corporation  and  any  entity  or  person  affiliated  with  or  controlling  or controlled by such entity or person.

TRANSFER AGENT AND REGISTRAR

     The transfer  agent and  registrar  for our common stock is Wachovia  Bank,
N.A.

                                  LEGAL MATTERS

     The  validity of the shares of common stock  offered  hereby will be passed upon for us by Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP, New York,  New
York.

                                     EXPERTS

     The  consolidated  financial  statements  of  WebFinancial  Corporation  at
December  31,  2002 and 2001,  and for the years then  ended,  included  in this prospectus  and elsewhere in the  registration  statement,  have been audited by
Grant Thornton LLP, independent  accountants,  as set forth in their report with respect  thereto.  Such  consolidated  financial  statements  included herein in reliance upon the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange
Act  of  1934.  Accordingly,   we  file  reports,  proxy  statements  and  other
information  with the SEC. You may read and copy any materials that we file with the  SEC  at  the  SEC's  Public  Reference  Room  at 450  Fifth  Street,  N.W.,
Washington,  D.C.  20549 upon  payment of the  prescribed  fees.  You may obtain information on the operation of the Public  Reference Room by calling the SEC at
1-800-SEC-0330.  The SEC also maintains an Internet site that contains  reports, proxy and information  statements and other materials that are filed through the
SEC's Electronic Data Gathering,  Analysis, and Retrieval, or EDGAR, system. You can access this web site at http://www.sec.gov.  We also post our SEC filings on our web site at http://www.webfinancialcorporation.com.

     This  prospectus is part of a  registration  statement  filed with the SEC.
This  prospectus  does  not  contain  all  the  information   contained  in  the
registration  statement.  This prospectus  contains a general description of our company and the securities being offered upon exercise of the rights. You should read this  prospectus  together  with the  additional  information  found in the registration statement. The full registration statement can be obtained from the
SEC.

     You can request a copy of any  document  filed with the SEC at no cost,  by writing or telephoning us at the following:

                            WebFinancial Corporation
                         590 Madison Avenue, 32nd Floor
                            New York, New York 10022
                        Attention: Warren G. Lichtenstein
                            Telephone: (212) 758-3232

                                       39

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations for each of the two years in the period
ended December 31, 2002..................................................................................        F-5

Consolidated Statement of Stockholders' Equity for each of the two years in the period
ended December 31, 2002..................................................................................        F-7

Consolidated Statements of Cash Flows for each of the two years in the period
ended December 31, 2002..................................................................................        F-8

Notes to Consolidated Financial Statements...............................................................       F-10

Condensed Consolidated Statements of Financial Condition (Unaudited)
at September 30, 2003....................................................................................       F-27

Condensed Consolidated Statements of Operations (Unaudited) for the nine months ended
September 30, 2003 and 2002..............................................................................       F-28

Condensed Consolidated Statements of Cash Flows (Unaudited) for the nine
months ended September 30, 2003 and 2002.................................................................       F-31

Notes to Condensed Consolidated Financial Statements (Unaudited).........................................       F-33

                                      F-1

            MANAGEMENT'S REPORT ON CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002

The consolidated  financial statements on the following pages have been prepared by management in  conformity  with  generally  accepted  accounting  principles.
Management  is  responsible  for the  reliability  and fairness of the financial statements and other financial information included herein.

To meet its responsibilities with respect to financial  information,  management maintains and enforces  internal  accounting  policies,  procedures and controls which are designed to provide  reasonable  assurance that assets are safeguarded and that  transactions  are properly  recorded and executed in  accordance  with management's  authorization.  Management believes that the Company's  accounting controls  provide  reasonable,  but  not  absolute,  assurance  that  errors  or irregularities which could be material to the financial statements are prevented or would be detected  within a timely period by Company  personnel in the normal course of  performing  their  assigned  functions.  The  concept  of  reasonable assurance  is based on the  recognition  that the cost of  controls  should  not exceed the expected benefits.

The  responsibility  of our  independent  auditors,  Grant  Thornton  LLP, is to conduct their audit in accordance with auditing standards  generally accepted in the United States of America. In carrying out this responsibility,  they planned and  performed  their audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement,  whether caused by error or fraud.

The Audit  Committee of the Board of Directors met two times with management and
Grant Thornton LLP to discuss auditing and financial  matters and to assure that each is carrying out its responsibilities.  Grant Thornton LLP has full and free access to the Audit  Committee  and met with it by  telephone,  with and without management  being  present,  to discuss  the  results  of their  audit and their opinions on the quality of financial reporting.

By: /s/ Warren G. Lichtenstein
    --------------------------
      Warren G. Lichtenstein
      President and Chief Executive Officer
      (Principal Executive Officer)

By: /s/ Glen M. Kassan
    --------------------------
      Glen M. Kassan
      Vice President and Chief Financial Officer
      (Principal Financial and Accounting Officer)

                                      F-2

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
WebFinancial Corporation

We have audited the accompanying  consolidated statements of financial condition of WebFinancial  Corporation  and  subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity, and cash  flows for each of the  years  then  ended.  These  consolidated  financial
statements   are  the   responsibility   of  the   Company's   management.   Our
responsibility  is  to  express  an  opinion  on  these  consolidated  financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly,  in all  material  respects,  the  consolidated  financial  position  of
WebFinancial  Corporation and subsidiaries as of December 31, 2002 and 2001, and the consolidated  results of their operations and their  consolidated cash flows for each of the years then  ended,  in  conformity  with  accounting  principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
Salt Lake City, Utah
February 8, 2003

                                      F-3

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Amounts in thousands except share data)

                                                                          December 31,       December 31,
                                                                              2002               2001
                                                                           --------            --------

 ASSETS
   Cash and due from banks                                                 $    152            $     24
   Interest bearing deposits in other banks                                   2,697               4,937
   Federal funds sold                                                         3,697                 134
                                                                           --------            --------
      Total cash and cash equivalents                                         6,546               5,095

   Investment securities (note 2)
      Held-to-maturity (estimated fair value of $20 and $27
          at December 31, 2002 and 2001)                                         19                  25
      Available-for-sale                                                      1,722                 262
                                                                           --------            --------
          Total investment securities                                         1,741                 287

   Loans, net (note 3)                                                       11,826              12,611
   Purchased receivables (note 3)
      Accounts receivable factoring                                           4,622                  --
      Other                                                                     479                  --
   Allowance for credit losses (note 4)                                      (1,526)             (1,972)
                                                                           --------            --------
          Total loans, net                                                   15,401              10,639

   Foreclosed assets                                                             36                 449

   Premises and equipment, net (note 8)                                          41                  77
   Accrued interest receivable                                                  259                  54
   Goodwill, net                                                              1,380               1,380
   Other assets (note 16)                                                       761                 897
                                                                           --------            --------
                                                                           $ 26,165            $ 18,878
                                                                           ========            ========

   LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Non interest-bearing demand                                          $    668            $     75
      NOW/MMA accounts                                                          680                  19
      Certificates of deposit (note 6)                                       12,272               7,220
                                                                           --------            --------
   Total deposits                                                            13,620               7,314

   Other liabilities                                                            919                 170
                                                                           --------            --------
   Total liabilities before minority interests                               14,539               7,484

   Minority interests                                                           356                 324

   Commitments and contingencies (notes 7, 11 and 14)

   Stockholders' Equity (notes 2, 10 and 15)
      Preferred stock, 10,000,000 shares authorized, none issued                 --                  --
      Common stock, 50,000,000 shares authorized;
          $.001 par value, 4,366,866 shares issued and outstanding at
          December 31, 2002 and at December 31, 2001                              4                   4
      Paid-in capital                                                        36,606              36,606
      Accumulated deficit                                                   (25,083)            (25,542)
      Accumulated other comprehensive income (loss)                            (257)                  2
                                                                           --------            --------
   Total stockholders' equity                                                11,270              11,070
                                                                           --------            --------
                                                                           $ 26,165            $ 18,878
                                                                           ========            ========

THE  ACCOMPANYING  NOTES  ARE AN  INTEGRAL  PART OF THE  CONSOLIDATED  FINANCIAL
STATEMENTS.

                                      F-4

                   WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Amounts in thousands except share data)

                                                                         Year ended          Year ended
                                                                        December 31,         December 31,
                                                                            2002                2001
                                                                            ----                ----
Interest income
    Loans and purchased receivables, including fees                     $ 2,570               $ 1,304
    Interest bearing deposits in other banks                                 53                   216
    Federal funds sold                                                       28                    44
    Investment securities                                                    39                    30
                                                                        -------               -------
          Total interest income                                           2,690                 1,594

Interest expense
    Deposits                                                                334                   392
    Federal funds purchased                                                   1                     7
    Short-term borrowings                                                    --                    --
                                                                        -------               -------
          Total interest expense                                            335                   399

               Net interest income before provision
               for loan losses                                            2,355                 1,195

Provision (credit) for credit losses (note 4)                               (60)                1,682
                                                                        -------               -------
               Net interest income (loss) after provision (credit)
               for credit losses                                          2,415                  (487)

Noninterest income
    Gain on sale of assets                                                  318                   219
    Fee income                                                              402                   493
    Miscellaneous income (note 17)                                          441                   414
                                                                        -------               -------
          Total noninterest income                                        1,161                 1,126

Noninterest expenses
    Salaries, wages, and benefits                                           949                 1,105
    Professional and legal fees                                             504                   600
    Accounts receivable factoring management and broker fees                599                    --
    Other management fees - related party                                   310                   310
    Other general and administrative                                        734                 1,152
                                                                        -------               -------
          Total noninterest expenses                                      3,096                 3,167
                                                                        -------               -------
               Operating income (loss)                                      480                (2,528)

Income taxes (benefit) (note 12)                                            (10)                   11
                                                                        -------               -------
Income (loss) before minority interest                                      490                (2,539)

(Income) loss attributable to minority interests                            (31)                  136
                                                                        -------               -------
          Net income (loss)                                             $   459               $(2,403)
                                                                        =======               =======

                                   (continued)

                                      F-5

                   WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
                    (Amounts in thousands except share data)

                                                                         Year ended                 Year ended
                                                                        December 31,               December 31,
                                                                            2002                       2001
                                                                            ----                       ----

Income (loss) per common share:
    Basic                                                               $      .11                $     (0.55)
    Diluted                                                             $      .11                $     (0.55)

Weighted average number of common shares:
    Basic                                                                4,366,866                  4,366,728
    Diluted                                                              4,367,142                  4,366,728

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
STATEMENTS.

                                      F-6

                   WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

               Years Ended December 31, 2002 and December 31, 2001
                    (Amounts in thousands except share data)

                                                                                              Accumulated
                                          Common Stock                                            other
                                          ------------            Paid-in      Accumulated     comprehensive       Total
                                   Shares              Amount     capital       deficit          income       stockholders' equity
                                   ------              ------     -------       -------          ------       --------------------

Balance at January 1, 2001         4,354,280               4         36,559       (23,139)             --          13,424

Shares issued for services
     rendered                         12,586              --             47            --              --              47

Comprehensive loss :
     Net loss                             --              --             --        (2,403)             --          (2,403)
     Unrealized holding gain
     arising during period,
     net of tax                           --              --             --            --               2               2
                                  ----------      ----------     ----------    ----------      ----------      ----------
Total comprehensive loss                                                                                           (2,401)
                                  ----------      ----------     ----------    ----------      ----------      ----------

Balance at December 31, 2001       4,366,866               4         36,606       (25,542)              2          11,070

Comprehensive loss :
    Net income                            --              --             --           459              --             459
    Unrealized holding gain
     arising during period,
     net of tax                           --              --             --            --            (259)           (259)
                                  ----------      ----------     ----------    ----------      ----------      ----------
Total comprehensive income                                                                                            200
                                  ----------      ----------     ----------    ----------      ----------      ----------
Balance at December 31,
2002                               4,366,866      $        4     $   36,606    $  (25,083)     $     (257)     $   11,270
                                  ==========      ==========     ==========    ==========      ==========      ==========

THE  ACCOMPANYING  NOTES  ARE AN  INTEGRAL  PART OF THE  CONSOLIDATED  FINANCIAL
STATEMENTS.

                                      F-7

                   WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                                                               Year ended         Year ended
                                                                              December 31,        December 31,
                                                                                  2002               2001
                                                                                  ----               ----
Cash flows from operating activities:
Net loss from operations                                                       $   459              $(2,403)
Adjustments to reconcile net loss to net cash
    provided by operating activities:
          Minority interest                                                         31                 (136)
          Depreciation                                                              37                   47
          Premium earned on sale of loans                                           --                 (219)
          Permanent writedown of investment securities                              --                    8
          Common stock and options granted in lieu of cash                          --                   47
          Provision for loan losses                                                (60)               1,682
          Amortization (accretion) of deferred loan fees, net                     (118)                (114)
          Amortization of goodwill                                                  --                  118
          Amortization of premiums on
               available-for-sale securities                                        --                   --
          Amortization of other assets                                              15                   --
          Amortization of servicing assets                                          35                  225
          (Gain) loss on sale of foreclosed assets                                 (90)                   1
          Writedown of foreclosed assets                                            29                   --
Change in operating assets and liabilities:
          Loans held for sale                                                       --                   --
          Accrued interest receivable                                             (205)                  59
          Other assets                                                              88                4,241
          Other liabilities                                                        750                 (609)

               Net cash provided by
               operating activities                                                971                2,947

Cash flows from investing activities:
    Purchase of investment securities available-for-sale                        (2,571)                  --
    Principal payments received on investment
          securities available-for-sale                                            158                  195
    Proceeds from sale of available-for-sale securities                            694                   --
    Principal payments received on investment
          securities held-to-maturity                                                6                    7
    Loans originated, receivables purchased
           and principal collections, net                                       (4,638)              (1,387)
    Purchase of loans                                                               --                   --
    Purchase of premises and equipment                                              (3)                 (14)
    Proceeds from sale of foreclosed assets                                        528                    3

               Net cash used in
               investing activities                                             (5,826)              (1,196)

Cash flows from financing activities:
    Net increase (decrease) in demand deposits                                     593                 (175)
    Net increase in NOW/MMA accounts                                               661                   19
    Net increase (decrease) in certificates of deposit                           5,052               (2,662)
    Net increase (decrease) in short-term borrowings                                --                   --
    Contribution of capital                                                         --                   --

                                   (continued)

                                      F-8

                   WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
                             (Amounts in thousands)

                                                                            Year ended           Year ended
                                                                            December 31,         December 31,
                                                                                2002                2001
                                                                              -------             -------

Net cash provided by (used in) financing activities                             6,306              (2,818)
                                                                              -------             -------
Net increase (decrease) in cash and cash equivalents                            1,451              (1,067)

Cash and cash equivalents at beginning of year                                  5,095               6,162
                                                                              -------             -------
Cash and cash equivalents at end of year                                      $ 6,546             $ 5,095
                                                                              =======             =======

Supplemental disclosure of cash flow information:
    Cash paid for interest                                                    $   273             $   552
    Cash paid for (refunded from) income taxes                                    (10)                 11

Supplemental disclosure of additional non-cash
  activities:

During 2002, WebBank acquired foreclosed assets of $54 in lieu of loan payments.

At December  31,  2002,  the Company had a balance of net  unrealized  losses on securities of $(257),  which is shown in accumulated other comprehensive  income
(loss) on the balance sheet. As a result, accumulated other comprehensive income
(loss) decreased by $(259).

The Company  issued common stock to board members  during 2001 valued at $47. No common stock was issued to board members during 2002.

During 2002 the Company wrote off $192 of fully depreciated assets.

THE  ACCOMPANYING  NOTES  ARE AN  INTEGRAL  PART OF THE  CONSOLIDATED  FINANCIAL
STATEMENTS.

                                      F-9

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               Years Ended December 31, 2002 and December 31, 2001
           (All numbers except shares and per share data in thousands)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--The   consolidated  financial  statements  include  the  financial statements  of  WebFinancial  Corporation  and  its  subsidiaries:  WebFinancial
Holdings Corporation ("Holdings"), WebBank ("Bank"), Praxis Investment Advisers,
Inc. ("Praxis"), WebFinancial Government Lending, Inc. ("Lending"), and Web Film
Financial,   Inc.  ("Film"),   collectively   referred  to  as  the  Company  or
Corporation.  WebBank is a Utah-chartered  industrial loan  corporation,  and is subject to comprehensive regulation, examination, and supervision by the Federal
Deposit  Insurance  Corporation  ("FDIC"),  and the State of Utah  Department of
Financial  Institutions.  WebBank  provides  commercial  and consumer  specialty
finance  services.   Lending  was  organized  to  provide  U.S.   Department  of
Agriculture  loan  originations,  sales and servicing.  During 2000, most of the assets of Lending were  transferred  to WebBank in exchange  for WebBank  common stock. Film was organized to finance the production and distribution of a motion picture.  Both Film and Praxis  significantly wound down operations in 2001. All significant intercompany balances have been eliminated in consolidation.

BASIS OF PRESENTATION--The  preparation of consolidated  financial statements in conformity with accounting principles generally accepted in the United States of
America  requires  management to make estimates and assumptions  that affect the reported  amounts of assets and liabilities and disclosure of contingent  assets and  liabilities at the date of the  consolidated  financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  Actual results  could  differ  from  those  estimates.  A  material  estimate  that  is particularly  susceptible to significant  change in the near-term relates to the determination  of the  allowance  for credit  losses and the  valuation  of real estate acquired in connection with  foreclosures or in satisfaction of loans. In connection  with the  determination  of the  allowance for credit losses and the
valuation  of  real  estate,   management  obtains  independent  appraisals  for
significant properties.

CASH  AND  CASH   EQUIVALENTS--Cash   and  cash  equivalents  include  cash  and
noninterest bearing deposits in depository  institutions,  plus interest-bearing deposits  with banks and  investments  in cash  management  funds.  The  Company considers all highly liquid debt  instruments with maturities of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates market.

INCOME (LOSS) PER  SHARE--Basic  income (loss) per common share is calculated by dividing  net  income  (loss) by the  weighted-average  number of common  shares outstanding for the period.  Diluted income (loss) per common share reflects the maximum  dilutive effect of common stock issuable upon exercise of stock options and stock warrants.

For the years  ended  December  31,  2002 and  December  31,  2001,  potentially dilutive  common  shares of 0 and 102,  respectively,  were not  included in the computation  of diluted  income  (loss) per share because they would have had an anti-dilutive effect on the 2002 and 2001 income (loss) per share.

INVESTMENT   SECURITIES--The   Company   classifies  its  securities  as  either
available-for-sale  or held-to-maturity.  Held-to-maturity  securities are those debt  securities  that the  Company  has the  ability  and  intent to hold until maturity.  All other securities not included in held-to-maturity  are classified as available-for-sale.

Held-to-maturity  securities  are recorded at amortized  cost,  adjusted for the
amortization   or  accretion  of  premiums  or   discounts.   Available-for-sale
securities  are recorded at fair value.  Unrealized  holding  gains or losses on available-for-sale  securities  are excluded from  earnings and reported,  until realized,  in  accumulated  other  comprehensive  income  (loss)  as a  separate component  of  stockholders'  equity.  A  decline  in the  market  value  of any available-for-sale or held-to-maturity  security below cost that is deemed other than temporary is charged to earnings  resulting in the  establishment  of a new cost basis for the  security.  Premiums and  discounts are amortized or accreted over the life of the related  security as an  adjustment  to the yield using the effective-interest  method.  Dividend and  interest  income is  recognized  when
earned.    Realized   gains   and   losses   for   securities    classified   as
available-for-sale  or held-to-maturity are included in earnings and are derived using the specific-identification method.

                                      F-10

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

LOANS AND PURCHASED  RECEIVABLES--The Company, through WebBank, grants mortgage, commercial and consumer loans to customers. Loans that management has the intent and  ability to hold for the  foreseeable  future or until  maturity  or pay-off generally are reported at their outstanding  unpaid principal  balances adjusted for charge-offs, the allowance for credit losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance.

Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on commercial loans is discontinued at the time the loan is 90 days  delinquent  unless  the  credit is  well-secured  and in  process of collection. Credit card loans and other personal loans are typically charged off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off  at an earlier  date if  collection  of  principal  or  interest  is considered doubtful.

All interest  accrued but not  collected for loans that are placed on nonaccrual or charged-off is reversed against interest income.  The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual  status when all the principal and interest amounts  contractually  due are brought current and future payments are reasonably assured.

WebBank purchases  receivable  balances from customers at a discounted rate. The receivables  to be  purchased  from any  given  customer  are  determined  using
WebBank's credit granting policies.  Receivable  purchases have full recourse to the  customer  and are  accounted  for as a  purchase  under the  guidelines  of
Financial  Accounting  Standards Board (FASB) Statement of Financial  Accounting
Standards No. 140.

Purchased receivables that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid  principal  balances  reduced by any  charge-off  or  specific  valuation accounts  and  net of any  deferred  fees  or  costs  on  origination,  or unamortized premiums or discounts at time of purchase.

Credit Related Financial  Instruments--In  the ordinary course of business,  the
Company has entered into  commitments  to extend credit,  including  commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

LOAN  IMPAIRMENT--A   loan  is  considered   impaired  when,  based  on  current
information  and events,  it is  probable  that the  Company  will be unable to collect the  scheduled  payments of principal and interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining  impairment  include  payment  status,  collateral  value,  and  the probability of collecting  scheduled  principal and interest  payments when due.
Loans  that  experience  insignificant  payment  delays and  payment  shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment  shortfalls on a case-by-case  basis,  taking into consideration  all of the  circumstances  surrounding the loan and the borrower, including  the length of the delay,  the reasons for the delay,  the  borrower's prior  payment  record,  and the  amount of the  shortfall  in  relation  to the principal and interest owed.  Impairment is measured on a loan by loan basis for commercial  loans by either the  present  value of  expected  future  cash flows discounted at the loan's effective  interest rate, the loan's  obtainable market price, or the fair value of the collateral if the loan is secured by collateral.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.  Accordingly,  the Company does not separately  identify  individual consumer and finance receivables for impairment disclosures.

ALLOWANCE FOR CREDIT  LOSSES--The  allowance for credit losses is established as losses are  estimated to have  occurred  through a provision  for credit  losses charged to  earnings.  Credit  losses are  charged  against the  allowance  when management  believes the  uncollectibility  of a loan or  receivable  balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The  allowance  for credit  losses is evaluated on a regular basis by management and is based upon  management's  periodic  review of the  collectibility  of the amounts due in light of historical experience, the nature and volume of the loan

                                      F-11

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

portfolio,  adverse  situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions.
This  evaluation is  inherently  subjective  as it requires  estimates  that are susceptible to significant revision as more information becomes available.

The  allowance  for  purchased  receivable  losses,  which is included  with the allowance for credit losses,  is increased by charges to income and decreased by chargeoffs (net recoveries). Management's periodic evaluation of the adequacy of the  allowance  is  based  on the  Company's  past  purchased  receivables  loss experience,  known and inherent risks in the portfolio,  adverse situations that may affect the debtor's  ability to repay, the estimated value of any underlying collateral and current economic  conditions.  Purchased  receivables are charged off when they are 90 days  contractually past due, at which time the Company may enforce the  recourse  agreement  to collect  from the  customer  the  remaining outstanding balances.

The Company  measures  impairment in calculating its provision for credit losses based on changes in the present value of expected future cash flows of its loans discounted at the loan's  effective  interest rate in accordance  with Financial
Accounting Standards Board (FASB) SFAS No. 114.

NONACCRUAL LOANS--Accrual of interest is discontinued on a loan when the loan is
90 days past due or when management  believes,  after  considering  economic and business  conditions  and  collection  efforts,  that the  borrower's  financial condition is such that  collection of interest is doubtful.  Interest  income on nonaccrual loans is credited to income only to the extent interest  payments are received. Loans are restored to accrual of interest when delinquent payments are received in full.  Additionally,  the Company uses the cost recovery  accounting method to recognize interest income on impaired loans.

PREMISES  AND  EQUIPMENT--Premises  and  equipment  are  stated at cost,  net of
accumulated   depreciation  and  amortization.   Depreciation  of  premises  and
equipment is computed by the  straight-line  method over estimated  useful lives from one to five  years  for  book  purposes  and  accelerated  methods  for tax purposes.  Leasehold  improvements  are amortized  over the terms of the related leases or the estimated useful lives of the improvements,  whichever is shorter.
Useful lives of leasehold improvements are between three and five years.

INCOME  TAXES--The  Company uses the liability  method of accounting  for income taxes.  Under the  liability  method,  deferred  tax  assets  and  deferred  tax liabilities  are  recognized  for the future tax  consequences  attributable  to differences  between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and deferred  tax  liabilities  are measured using  enacted  tax rates  expected  to apply to taxable  income in the years in which those temporary  differences are expected to be recovered or settled.  The effect on deferred tax assets and deferred  tax  liabilities  of a change in tax rates is recognized in income in the period that includes the enactment date.

LOANS HELD FOR  SALE--The  Company has  originated  loans to  customers  under a
United States Department of Agriculture ("USDA") program that generally provides for USDA  guarantees of 70 percent to 90 percent of each loan.  The Company sold the  guaranteed  portion  of  each  loan  to a  third  party  and  retained  the unguaranteed  portion in its own portfolio.  Loans  held-for-sale are carried at the  lower  of  cost or  estimated  market  value  in the  aggregate.  A sale is recognized  when control over the loans sold is surrendered  and the proceeds of the sale are other than  beneficial  interests  in the loans  sold.  The Company allocates  the basis of the loans sold,  the  retained  portions,  and  retained servicing  based upon their relative fair market values.  To the extent the sale of a loan  involves  the sale of part of a loan with a  disproportionate  credit risk,  the cost  basis of the loan is  allocated  based upon the  relative  fair values of the portion  sold and the portion  retained on the date such loan sale was made.  Deferred  income on USDA loans  arises on the sale of the  government guaranteed  portion of the loan and the retention of the  unguaranteed  portion.
Such deferred  income is recognized  over the  estimated  remaining  life of the retained portion.

The Company is  required  to retain a minimum of five  percent of each USDA loan sold and to service the loan for the  investor.  Based on the specific loan sale agreement that the Company enters into with the investor, the difference between the yield on the loan and the  yield  paid to the  buyer is the  servicing  fee.
Loans serviced for others approximated  $36,263 and $35,123 at December 31, 2002 and  2001,  respectively.  These  loans  are not  included  in the  accompanying statements of financial  condition.  Fees earned for servicing  loans for others

                                      F-12

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

are  reported as income when the  related  loan  payments  are  collected,  less amortization of the servicing asset. Loan servicing costs are charged to expense as incurred.

GOODWILL--In July 2001, the Financial  Accounting  Standards Board (FASB) issued
SFAS 142,  "Goodwill  and Other  Intangible  Assets".  SFAS 142  eliminates  the amortization of goodwill,  but requires  goodwill to be tested for impairment at least  annually at a reporting  unit level.  SFAS 142 became  effective  for the
Company on January 1, 2002.  The  Company  has  completed  the first step of the transitional goodwill impairment test as required by SFAS 142. This initial test indicated that there was no impairment of goodwill upon transition.  The Company also completed its annual test of impairment of goodwill and determined  that no impairment exists at December 31, 2002.

     The  following  tables  reconcile the Company's net earnings for the twelve
months  ended   December  31,  2002  and  2001  adjusted  to  exclude   goodwill
amortization pursuant to SFAS 142 to amounts previously reported:

                                                                                     Year Ended
                                                           -------------------------------------------------------------
                                                                December 31, 2002                December 31, 2001
                                                           ----------------------------     ----------------------------
Net income (loss)
                    Reported net income (loss)             $                   459          $            (2,403)
                    Add back:  Goodwill amortization                             -                          118
                                                           ----------------------------     ----------------------------

                    Adjusted net income (loss)             $                   459          $            (2,285)
                                                           ============================     ============================

Income (loss) per share - basic and diluted
                    Reported net income (loss)             $                   .11          $              (.55)
                    Goodwill amortization                                        -                          .03
                                                           ----------------------------     ----------------------------

                    Adjusted net income (loss)             $                   .11          $              (.52)
                                                           ============================     ============================

FORECLOSED ASSETS--Assets acquired through, or in lieu of, loan foreclosures are held for sale and initially  recorded at fair value at the date of  foreclosure, establishing a new cost basis.  Subsequent to foreclosure,  periodic  valuations are  performed  and the asset is carried at the lower of the carrying  amount or fair value, less cost to sell.  Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

TRANSFERS OF FINANCIAL  ASSETS--Transfers  of financial assets are accounted for as sales,  when  control  over the assets  has been  surrendered.  Control  over transferred  assets is deemed to be  surrendered  when (1) the assets  have been isolated  from  the  Company  (2) the  transferee  obtains  the  right  (free of conditions  that constrain it from taking  advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the  transferred  assets  through an agreement to  repurchase  them before their maturity.

ACCOUNTING  FOR  IMPAIRMENT  OF  LONG-LIVED   ASSETS--The  Company  reviews  its
long-lived  assets for impairment  whenever  events or changes in  circumstances indicate  that  the  carrying  amount  of  an  asset  may  not  be  recoverable.
Recoverability  of  assets  held and used is  measured  by a  comparison  of the carrying amount of the asset to future  undiscounted  net cash flows expected to be generated by the asset.  If such assets are  considered  to be impaired,  the impairment  to be  recognized  is measured  by the amount by which the  carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell.

COMPREHENSIVE  INCOME  (LOSS)--Components  of  comprehensive  income  (loss) may include net income  (loss),  unrealized  gains  (losses)  on  available-for-sale investment securities, foreign currency translation adjustments,  changes in the market  value  of  futures  contracts  that  qualify  as a  hedge,  and net loss recognized as an additional pension liability not yet recognized in net periodic

                                      F-13

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

pension  cost.  For  the  years  ended   December  31,  2002  and  2001,   other
comprehensive income (loss) was $(259) and $2, respectively.

STOCK-BASED COMPENSATION--Statement of Financial Accounting Standards (SFAS) No.
123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting  for employee  stock  compensation  plans, whereby  compensation  cost is  measured at the grant date based on the value of the award and is  recognized  over the  service  period,  which is  usually  the vesting  period.  However,  it also  allows  an entity to  continue  to  measure compensation  cost for those plans  using the  intrinsic  value based  method of accounting  prescribed by Accounting Principles Board Opinion No. 25, Accounting
for Stock Issued to Employees,  whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other  measurement date) over the amount an employee  must pay to acquire the stock.  Stock options issued under the Corporation's  stock option plan have no intrinsic value at the grant date,  and under Opinion No. 25 no  compensation  cost is  recognized  for them. The Corporation has elected to continue with the accounting methodology in
Opinion No. 25 and,  as a result,  has  provided  pro forma  disclosures  of net income and earnings per share and other disclosures,  as if the fair value based method of accounting  had been applied.  The pro forma  disclosures  include the effects of all awards granted on or after January 1, 1995. (See Note 10.)

RECLASSIFICATION--Certain  immaterial  amounts  as of and  for  the  year  ended
December  31,  2001 and 2002 have been  reclassified  to  conform  with the 2003 presentation.

NEW  ACCOUNTING  PRONOUNCEMENTS  -  In  April  2002,  the  Financial  Accounting
Standards Board ("FASB") issued SFAS No. 145,  "Recission of FASB Statements No.
4, 44 and 64,  Amendment of FASB  Statement No. 13, and Technical  Corrections".
The most  significant  provisions  of SFAS No. 145  address the  termination  of extraordinary item treatment for gains and losses on extinguishment of debt. The
Company adopted SFAS No. 145 with no material impact on its financial  condition or results of operations for the year ended December 31, 2002.

In June 2002,  the FASB issued SFAS No. 146,  "Accounting  for Costs  Associated with Exit or Disposal  Activities".  SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal of facilities, and must be implemented  not later than December 31, 2002.  The Company  adopted SFAS No.
146 with no material impact on its financial  condition or results of operations for the year ended December 31, 2002.

In  October  2002,  the FASB  issued  SFAS No.  147,  "Acquisitions  of  Certain
Financial  Institutions".  This  Statement  amends SFAS No. 72, SFAS No. 144 and
FASB  Interpretation No. 9. Among other topics,  this Statement requires that an unidentifiable  intangible  asset  that is  recognized  in an  acquisition  of a financial  institution,  which is accounted  for as a business  combination,  in which the  liabilities  assumed  exceed the  identifiable  assets  acquired,  be recorded as goodwill. Consequently, this unidentifiable intangible asset will be subject to the goodwill accounting  standards set forth in SFAS No. 142 and will be evaluated for impairment on an annual basis instead of being  amortized.  The
Company adopted SFAS No. 147 with no material impact on its financial  condition or results of operations for the year ended December 31, 2002.

In December  2002,  the FASB issued SFAS No. 148,  "Accounting  for  Stock-Based
Compensation  - Transition  and  Disclosure".  SFAS No. 148 amends SFAS No. 123,
"Accounting for Stock-Based  Compensation",  to provide  alternative  methods of transition  to the fair value  method of  accounting  for  stock-based  employee compensation.  SFAS No. 148 also  amends the  disclosure  provisions  to require disclosure in the summary of significant  accounting  policies of the effects of an entity's accounting policy with respect to stock-based employee  compensation on reported  net income and  earnings  per share.  SFAS No. 148 does not require companies to expense  employee stock  options.  The expanded  annual  disclosure requirements and the transition provisions are effective for fiscal years ending after  December  15,  2002.  The Company  adopted  SFAS No. 148 with no material impact on its financial  condition or results of  operations  for the year ended
December 31, 2002.

                                      F-14

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. INVESTMENT SECURITIES

The amortized cost and fair value of  securities,  with gross unearned gains and losses are summarized as follows:

                                                                                  DECEMBER 31, 2002

                                                                                   HELD-TO-MATURITY
                                                     ----------------------------------------------------------------------------
                                                                               GROSS               GROSS            ESTIMATED
                                                         AMORTIZED       UNREALIZED GAINS    UNREALIZED LOSSES         FAIR
                                                            COST                                                      VALUE
                                                     -----------------  -----------------   -----------------   -----------------
      Collateralized mortgage backed securities      $              19  $               1   $               -   $              20

                                                     =================  =================   =================   =================

                                                                                  AVAILABLE-FOR-SALE
                                                     ----------------------------------------------------------------------------
                                                                               GROSS                GROSS           ESTIMATED
                                                       AMORTIZED            UNREALIZED          UNREALIZED            FAIR
                                                         COST                 GAINS                LOSSES             VALUE
                                                     -----------------  -----------------   ------------------  -----------------
      Collateralized mortgage backed securities      $             103  $               -   $               -   $             103
      Equity securities                                          1,878                  -                (259)              1,619
                                                     -----------------  -----------------   ------------------  -----------------
                                                     $           1,981  $               -   $            (259)  $           1,722
                                                     =================  =================   ==================  =================

                                                                                 DECEMBER 31, 2001

                                                                                  HELD-TO-MATURITY
                                                     -----------------------------------------------------------------------------
                                                                                GROSS                 GROSS           ESTIMATED
                                                       AMORTIZED             UNREALIZED           UNREALIZED            FAIR
                                                         COST                  GAINS                 LOSSES             VALUE
                                                     -----------------   -----------------    -----------------  -----------------
      Collateralized mortgage backed securities      $              25   $               2    $               -  $              27
                                                     =================   =================    =================  =================

                                                                                  AVAILABLE-FOR-SALE
                                                     -----------------------------------------------------------------------------
                                                                                GROSS                  GROSS           ESTIMATED
                                                       AMORTIZED             UNREALIZED            UNREALIZED            FAIR
                                                         COST                  GAINS                  LOSSES             VALUE
                                                     -----------------   -----------------     ------------------  ---------------
      Collateralized mortgage backed securities      $             260   $               -     $              (1)  $           259

      Interest-only strip                                            -                   3                     -                 3
                                                     -----------------   -----------------     ------------------  ---------------
                                                     $             260   $               3     $              (1)  $           262
                                                     =================   =================     ==================  ===============

The  amortized  cost and  estimated  market value of  investment  securities  at
December 31, 2002, by contractual maturity, are shown below. Expected maturities are indeterminable or not applicable.

Held-to-maturity Available-for-sale
                                                     ----------------------------------------   ----------------------------------
                                                                              Estimated                               Estimated
                                                       Amortized                fair             Amortized              fair
                                                          cost                 value                cost               value
      Collateralized mortgage backed securities      $              19      $              20  $             103   $          103
      Equity securities                                              -                      -              1,878            1,619
                                                     -----------------      -----------------  -----------------   ---------------
                                                     $              19      $              20  $           1,981   $        1,722
                                                     =================      =================  =================   ===============

                                      F-15

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. LOANS

Loans and purchased receivables at December 31, 2002 and 2001 are summarized as follows:

                                                       2002                    2001
                                                -----------------      ------------------
        Commercial loans                        $        11,872        $          12,604
        Installment loans                                   168                      341
        Deferred income                                    (214)                    (334)
        Purchased receivables                             5,101                        -
                                                -----------------      ------------------
                                                $        16,927        $          12,611
                                                =================      ==================

Loans to sixteen customers  comprise  approximately 94 percent of total loans at
December 31, 2002. At December 31, 2002,  $479 of the loans in the portfolio had a fixed  interest  rate ($652 at December  31,  2001) and $168 of the  Company's
loans were unsecured  ($341 at December 31, 2001).  The ability of the borrowers to repay their  obligations is dependent upon economic  conditions  within their respective regions as well as the financial condition of the borrowers.

The  Company  had  $1,171 of loans on which the  accrual  of  interest  has been discontinued  or reduced at December 31, 2002. If income on those loans had been accrued, such income would have approximated $150 for 2002.

The  following  is a summary of  information  pertaining  to  impaired  loans at
December 31:

                                                                   2002            2001
                                                                   ----            ----
            Impaired loans without a valuation allowance        $       -      $       -
            Impaired loans with a valuation allowance               1,171          2,027
            Total impaired loans                                $   1,171      $   2,027
                                                                =========      =========
            Valuation allowance related to impaired loans       $     483      $   1,045
                                                                =========      ==========

The  valuation  allowance  for impaired  loans is included in the  allowance for credit losses in Note 5.

                                                                        Year ended
                                                                        December 31,
                                                                   --------------------
                                                                   2002            2001
                                                                   ----            ----

            Average investment in impaired loans                $   1,453       $  1,775
            Interest income recognized on impaired loans        $       -       $     58

            Interest income recognized on a cash basis
                                    on impaired loans           $      36       $     70

4. ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses is summarized as follows:

                                                              Year ended
                                                              December 31,
                                                --------------------------------------
                                                      2002                 2001
                                                -----------------    -----------------
Beginning balance                                   $ 1,972                $ 1,077
Additions:
    Provision (credit) for credit losses                (60)                 1,682
    Recoveries                                           --                     --
Deduction-loan charge-offs                             (386)                  (787)
                                                    -------                -------
Ending balance                                      $ 1,526                $ 1,972
                                                    =======                =======

                                      F-16

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company  considers the allowance for credit losses  adequate to cover losses inherent in loans,  loan  commitments and purchased  receivables at December 31,
2002.  However,  no  assurance  can be given that the  Company  will not, in any particular  period,  sustain  credit  losses that are sizable in relation to the amount reserved, or that subsequent evaluations of the loan portfolio,  in light of the factors then prevailing,  including economic conditions and the Company's ongoing  examination  process  and  that of its  regulators,  will  not  require significant increases in the allowance for credit losses.

5. RELATED PARTY TRANSACTIONS

Pursuant to a management  agreement (the "Management  Agreement")  approved by a majority of the Company's disinterested directors, between the Company and Steel
Partners  Services,  Ltd. ("SPS") (and subsequently  assigned to Steel Partners,
Ltd. ("New Ltd.")),  New Ltd. provides the Company with office space and certain management,  consulting  and  advisory  services.  The  Management  Agreement is automatically  renewable on an annual basis unless  terminated  by either party, for any reason,  upon at least 60 days written notice. The Management  Agreement also provides that the Company shall indemnify,  save and hold SPS harmless from and against  any  obligation,  liability,  cost or damage  resulting  from SPS's actions  under  the terms of the  Management  Agreement,  except  to the  extent occasioned  by  gross  negligence  or  willful  misconduct  of  SPS's  officers, directors or employees.

Pursuant  to  an  employee  allocation   agreement  (the  "Employee   Allocation
Agreement") between WebBank and SPS (and subsequently assigned to New Ltd.), Mr.
Jim  Henderson,  an  employee  and  officer  of New Ltd.  and an  officer of the
Company,  performs  services in the area of management,  accounting and finances and such other  services as are  reasonably  requested by WebBank.  The Employee
Allocation  Agreement  will continue in force until  terminated by either of the parties upon 30 days written notice.

Prior to March  26,  2002,  the  original  counterparty  to both the  Management
Agreement and the Employee  Allocation  Agreement was SPS. As of March 26, 2002,
the  Management  and the Employee  Allocation  Agreements  described  above were assigned by SPS to New Ltd.  and the  employees  of SPS became  employees of New
Ltd. Warren  Lichtenstein,  the Company's President and Chief Executive Officer,
is an affiliate  of New Ltd.  based on his  ownership of New Ltd.,  directly and through Steel,  and by virtue of his positions as Chairman,  President and Chief
Executive  Officer of New Ltd. Mr.  Lichtenstein  is the sole managing member of the general partner of Steel. Mr. Lichtenstein disclaims beneficial ownership of the shares of Common Stock of New Ltd.  owned by Steel  (except to the extent of his pecuniary interest in such shares of Common Stock).

In consideration of the services  rendered under the Management  Agreement,  New
Ltd. charges the Company a fixed monthly fee totaling $310 per annum, adjustable annually  upon  agreement  of the Company and New Ltd. In  consideration  of the services  provided under the Employee  Allocation  Agreement,  New Ltd.  charges
WebBank  $100 per annum.  The fees  payable by WebBank are  included in the fees payable by the Company under the Management Agreement. The Company believes that the cost of  obtaining  the type and  quality of  services  rendered by New Ltd.
under the  Management  and Employee  Allocation  Agreements is no less favorable than the cost at which the Company could obtain from unaffiliated entities.

During the fiscal year ended  December  31, 2002,  SPS and New Ltd.  billed fees with  respect to fiscal 2002 of $78 and $232,  respectively,  to the Company for services  rendered  under  the  Management  Agreement.  These  payments  in  the aggregate  represented  in excess of five percent of the Company's  consolidated gross  revenues for the fiscal year. The fees earned by each of SPS and New Ltd.
represented in excess of five percent of SPS's and New Ltd.'s consolidated gross revenues,  respectively,  for the fiscal  year.  During  the  fiscal  year ended
December 31, 2002, New Ltd. billed fees of $100 to WebBank for services rendered under the  Employee  Allocation  Agreement.  The fees  payable  by  WebBank  are included in the fees payable by the Company under the Management Agreement.

Pursuant  to a sourcing  and  servicing  agreement  (the  "Rockland  Agreement")
between WebBank and Rockland Credit Finance LLC ("Rockland"),  Rockland performs both sourcing and servicing  functions on behalf of WebBank related to WebBank's accounts  receivable  factoring  program.  John Fox, the owner of  Rockland,  is employed by WebBank in the capacity of Sr. Vice President - Credit. During 2002, the  first  year  of the  Rockland  Agreement,  Rockland  was  paid  $56 in cash management fees and earned $571 in total  management fees under the terms of the
Rockland  Agreement.  Management  fees are paid quarterly and accrued monthly by
WebBank.

                                      F-17

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. CERTIFICATES OF DEPOSIT

Certificates of deposits at December 31, are summarized as follows:

                                                  Weighted                                      Weighted
                                                  average                                       average
                                                    rate                    2002                  rate              2001
                                               -----------------      ------------------------------------     ------------
Certificates of deposit greater than $100          2.90%                $   12,272               2.53%        $     7,219

Other certificates of deposit                         -                          -               4.25%                  1
                                                                        -----------                           -------------
                                                   2.90%                $   12,272               2.53%        $     7,220
                                                                        ===========                           =============

Time certificates of deposit mature at various dates throughout 2003 and 2004.

7. SHORT-TERM BORROWINGS

On October 26, 2000,  WebBank was approved for an unsecured $2,500 federal funds line of credit with a  commercial  bank.  The  interest  rate  approximated  the federal  funds rate and could be  outstanding  for no more than 60 days  without paying the line down in full.  The federal funds line of credit was used to fund loan  originations  prior  to  sale  of  the  guaranteed  portion.  The  average borrowings on the federal  funds line of credit for the year ended  December 31,
2001 were $185.  The maximum  outstanding at any month end during the year ended
December 31, 2001 was $844, and the average interest rate during 2001 was 3.58%.
At December 31, 2001 there was no  outstanding  balance  under the federal funds line of credit.

The  unsecured  federal  funds  line of credit was  withdrawn  in April 2002 and replaced with a secured  federal  funds line of credit with the same  commercial bank at the same interest rate. The security  consisted of WebBank's  investment portfolio of mortgage  backed  securities.  The federal funds line of credit was not used in 2002.

8. PREMISES AND EQUIPMENT

Premises and equipment at December 31, are summarized as follows:

                                                            2002(1)            2001
                                                         -------------     -----------
Leasehold improvements                                   $         39      $      112
Furniture and equipment                                            87             216
                                                         -------------     -----------
                                                                  126             328
Less accumulated depreciation and amortization                     85             251
                                                         -------------     -----------
                                                          $        41       $      77
                                                         =============     ===========

(1) During 2002 the Company wrote off $192 of fully depreciated assets.

9. [INTENTIONALLY OMITTED]

                                      F-18

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. STOCK OPTIONS AND WARRANTS

The Board of  Directors  of the  Company,  at its meeting on  September 2, 1998, approved the merger of all  previous  stock  incentive  plans into the new stock option plan (the Merged Plan).  At the annual meeting held November 4, 1998, the shareholders  approved  the merger and certain  amendments  to the Merged  Plan.
Approved  were the grants of certain  stock-based  incentives  and other  equity interests  to  employees,  directors,  and  consultants.  A maximum of 2,000,000 shares may be issued under the Merged Plan. The options are vested  according to varied schedules,  exercisable when vested,  and expire five years from the date of issuance.

The following table summarizes stock option activity:

                              Year ended Year ended
                                                December 31, 2002                        December 31, 2001

                                                              Weighted-                                 Weighted-
                                           Number              average               Number              average
                                          of shares            exercise             of shares           exercise
                                          (1,000's)             price               (1,000's)              price
                                      --------------------------------------    -------------------------------------
Options outstanding at
  beginning of year                          469                $ 4.02                 467               $ 4.04

Options granted                               15                $ 2.14                   8               $ 2.81

Options cancelled                            (16)               $ 3.41                  (6)              $ 4.13

Options exercised                              -                     -                   -                    -

                                      ------------------                        ------------------
Options outstanding at
  end of year                                468                $ 3.98                 469               $ 4.02
                                      ==================                        ==================

Options exercisable at
  end of year                                464                $ 3.99                 456               $ 4.04

Weighted-average fair
  value of options granted
  during the year                              -                $ 1.27                   -               $ 2.81

                                      F-19

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes information about stock options with fixed terms outstanding at December 31, 2002:

                                                       Options outstanding                        Options exercisable
                                                       -------------------                        -------------------

                                        Number             Weighted                             Number
                                      outstanding           average            Weighted-      exercisable        Weighted-
                    Range of              at               remaining            average           at              average
                    exercise         December 31,         contractual          exercise      December 31,        exercise
                     Prices              2002            life in years           price           2002              price
                     ------              ----            -------------           -----           ----              -----
                                      (Amounts in thousands)                                      (Amounts in thousands)

           $     1.500 to 2.549           13                4.6               $    2.04          13             $   2.04
           $     2.550 to 4.313          352                 .7               $    3.62         348             $   3.62
           $     4.314 to 6.470           70                 .9               $    4.81          70             $   4.81
           $     6.471 to 7.000           33                1.7               $    6.94          33             $   6.94
                                         ---                                                    ---
                                         468                 .9               $    3.98         464             $   3.99
                                         ===                                                    ===
The Company  accounts  for these plans under APB Opinion No. 25,  under which no compensation  cost has been recognized.  Had  compensation  cost for these plans been  determined  consistent  with SFAS No. 123, the Company's net loss and loss per share would have been changed to the following pro forma amounts:

                                                                         Year ended         Year ended
                                                                        December 31,        December 31,
                                                                            2002                2001
                                                                            ----                ----

           Net income                          As reported           $         459           $      (2,403)
           Total stock-based employee
           compensation expense determined
           under fair value based method for
           all awards net of related tax effects                               (30)                    (22)
                                                                     --------------          --------------
                                               Pro forma             $         429           $      (2,425)
                                                                     ==============          ==============

           Basic and diluted
             net (loss) per
             share                             As reported            $       .11            $       (0.55)
                                               Pro forma              $       .10            $       (0.56)

In  determining  the pro forma amounts shown in the  preceding  table,  the fair value of each  option  grant is  estimated  on the date of the  grant  using the
Black-Scholes option pricing model with the following  assumptions for the years ended  December 31, 2002 and 2001.  Risk-free  interest rates of 4.0 percent and
4.5 percent, respectively;  expected dividend yields of 0 percent for all years;
expected lives of 5 years for all years;  and expected  volatility of 69 percent for all years.

11. EMPLOYEE BENEFIT PLAN AND INCENTIVE PROGRAM

WebBank has a 401(k) profit  sharing plan,  covering  employees who meet age and service requirements.  Plan participants vest ratably and are fully vested after five years of service. WebBank matches employee contributions up to five percent of covered  compensation at two hundred percent of the employee's  contribution.
Contributions  to the plan amounted to  approximately  $37 and $55 for the years ended December 31, 2002 and 2001.

                                      F-20

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. INCOME TAXES

Income taxes (benefit) expense consist of the following:

                                                      2002          2001
                                                      ----          ----
                                    Current         $  (10)       $  11
                                    Deferred             -           -
                                                    $  (10)       $  11
                                                    ======        =====

A reconciliation of income taxes (benefit) expense computed at the federal statutory rate of 34% is as follows:

                                                         2002           2001
                                                         ----           ----
                   Federal income taxes                $  163        $ (860)
                   State income taxes                      16           (83)
                   Change in valuation allowance         (179)           896
                   Other                                  (10)            58
                                                       ------        -------
                                                       $  (10)       $    11
                                                       ======        =======

The tax effects of temporary  differences that give rise to significant portions of the deferred tax assets and liabilities were as follows:

                                                                    December 31,   December 31,
                                                                      2002            2001
                                                                      ----            ----
Deferred tax assets:
                                Net operating loss carryforward     $15,029         $15,044
                                Accrued vacation                          8               5
                                Allowance for credit losses             569             736
                                Premises and equipment                   34              34
                                                                    -------         -------
                                   Total deferred tax assets         15,640          15,819
                                     Less valuation allowance        15,640          15,819
                                                                    -------         -------
                           Net deferred tax assets                  $     -         $     -
                                                                    =======         =======

The net change in the total valuation allowance for the year ended December 31,
2002 was a decrease of $179.

At December  31,  2002,  the Company had net  operating  loss carry  forwards of approximately  $40,293 that are scheduled to expire from 2009 through 2021.  The
Company has treated such net operating  losses incurred prior to April 28, 1995, when there was a material change in ownership of a 5% shareholder, in accordance with Section  382(l)(5)  of the Internal  Revenue  Code.  As a result,  there is approximately  $19,000 in net operating  losses incurred prior to April 28, 1995 as  well  as  $21,293  incurred  subsequent  to  April  28,  1995  available  as carryovers.  All net operating  losses may be subject to certain  limitations on utilization.

13. DISCLOSURES ABOUT THE FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying value for short-term  financial  instruments that mature or reprice frequently at market rates  approximates fair value. Such financial  instruments include:  cash and cash  equivalents,  accrued  interest  receivable,  purchased receivables,  demand  deposits,  accounts  payable and accrued expenses and time certificates  of deposit.  The difference  between the fair market value and the carrying value for loans and investment securities is not considered significant to the financial statements.

                                      F-21

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. COMMITMENTS AND CONTINGENCIES

Leases

The Company  leased  office space in one  building in 2002 and two  buildings in
2001 under  operating  lease  agreements.  Rental  expense  for the years  ended
December  31,  2002 and 2001 were $127 and $141,  respectively.  Future  minimum lease payments by year are as follows:

                        Year ending December 31,
                                      2003       $    107
                                      2004            107
                                      2005             27
                                      2006              -
                                   Thereafter           -
                                                 --------
                                                 $    241
                                                 ========

Credit-related financial instruments
------------------------------------

The Company is a party to financial  instruments with off-balance sheet risk. In the normal course of business,  these financial  instruments include commitments to extend  credit  in the form of loans or  through  letters  of  credit.  Those instruments  involve to varying  degrees,  elements of credit and interest  rate risk in excess of the amount  recognized  on the  balance  sheet.  The  contract amounts of those  instruments  reflect the extent of involvement the Bank has in particular classes of financial instruments.

The  Company's  exposure  to credit loss in the event of  nonperformance  by the other party to the  financial  instrument  for  commitments  to extend credit is represented by the contractual  amount of those  instruments.  The Bank uses the same credit policy in making commitments and conditional  obligations as it does for on-balance sheet instruments.

At  December  31,  2002 and 2001,  the  Company's  undisbursed  commercial  loan commitments  totaled  approximately  $0 and  $600, respectively.  For  the  same periods, the Company's undisbursed consumer credit card loan commitments totaled approximately $0 and $2,876,  respectively.  For the same periods, the Company's undisbursed  accounts receivable  factoring  commitments  totaled  approximately
$6,382 and $0, respectively.

Commitments to extend credit are agreements to lend to a customer provided there is no  violation  of any  condition  established  in the  contract.  Commitments generally  have fixed  expiration  dates or other  termination  clauses  and may require  payment of a fee.  Since  certain of the  commitments  are  expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash  requirements.  The Bank evaluates each customer's  credit worthiness on a case-by-case  basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on  management's  credit evaluation of the borrower.

Litigation
----------

The  Company  is a party to  litigation  and  claims in the  ordinary  course of business.  Management  believes that the liabilities,  if any, arising from such litigation  and claim  will have no  material  adverse  effect on the  financial position of the Company.

In January 2000,  Andrew Winokur,  a former  executive  officer,  director,  and stockholder of one of WebFinancial Corporation's  subsidiaries,  Praxis, filed a lawsuit in the Superior Court of the State of California, County of Napa against
WebFinancial  Corporation,  Praxis and Holdings. The lawsuit alleges that Praxis breached its  employment  agreement with Mr.  Winokur.  The lawsuit also asserts claims for  interference  with  contract  and unjust  enrichment  based upon the alleged wrongful  termination of Mr. Winokur's  employment contract with Praxis.
The lawsuit seeks damages of an unspecified amount and compliance by Praxis with the  termination  pay-out  provisions  in  Mr.  Winokur's  employment  agreement relating to the  purchase of Mr.  Winokur's  10%  interest in Praxis and WebBank
(both 90% owned  subsidiaries of WebFinancial  Corporation) at their fair market value.

                                      F-22

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 4, 2002,  the lawsuit was  submitted  to binding  arbitration  before a panel of three  retired  judges  (the  "Panel").  The  Panel  found no breach of contract and no intentional  interference with Mr. Winokur's contractual rights.
However,  under the declaratory relief cause of action, the Panel found that Mr.
Winokur was entitled to the  termination  pay-out  provision  in his  employment agreement.

The employment  agreement  generally  provides that if Mr. Winokur is terminated under certain  circumstances,  Praxis and Mr. Winokur shall  mutually  engage an investment bank to determine the value of WebBank ("Valuation"), and the Company shall have 90 days from the date of the completion of the Valuation to accept or reject the Valuation.  If Praxis and Mr. Winokur are unable to agree mutually on such investment bank to determine the Valuation, each shall select an investment bank, and such investment bank shall select a third investment bank to determine the  Valuation.  If the Company  accepts the  Valuation,  Mr.  Winokur  would be entitled to certain  compensation  based on the amount  WebBank  would have been sold for equal to the Valuation amount if the Valuation  exceeds a predetermined amount.  However,  if the Company  rejects the  Valuation,  the Company would be required to put WebBank up for sale and Mr. Winokur would be entitled to receive a termination pay-out based on the proceeds of such sale if the proceeds of sale exceed a predetermined amount.

At the present time,  Mr.  Winokur has ceased to  participate  in the process of valuing  WebBank as provided  for in the  employment  agreement,  and the matter appears to be closed.  The Company does not believe that a Valuation or proceeds from a sale of WebBank would exceed the predetermined  amount as provided in the
Winokur  employment  agreement.  Therefore,  the Company also  believes that the
Company  will not be required  to put  WebBank up for sale and that Mr.  Winokur will not be entitled to any  termination  pay-out under the terms of the Winokur employment agreement.

15. REGULATORY REQUIREMENTS

WebBank is subject to various  regulatory capital  requirements  administered by the federal banking agencies.  Failure to meet minimum capital  requirements can initiate certain actions by regulators that, if undertaken,  could have a direct material  effect on the Bank's  financial  statements.  Under  capital  adequacy guidelines and the regulatory  framework for prompt corrective  action, the Bank must meet specific capital guidelines that involve quantitative  measures of the
Bank's assets,  liabilities,  and certain  off-balance sheet items as calculated
under  regulatory   accounting   practices.   The  Bank's  capital  amounts  and
classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative  measures  established  by  regulation to ensure  capital  adequacy require  the Bank to  maintain  minimum  amounts  and ratios of Total and Tier I capital (as defined in the  regulations) to  risk-weighted  assets (as defined), and of Tier I capital (as  defined) to average  quarterly  assets (as  defined).
Management  believes,  as of  December  31, 2002 that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2002, the most recent  notification  from the Federal Deposit
Insurance  Corporation  categorized  the Bank as "well  capitalized"  under  the regulatory  framework.  To be  categorized as "well  capitalized"  the Bank must maintain  certain  Total and Tier I capital to  risk-weighted  assets and Tier I capital to average  quarterly  assets ratios.  There are no conditions or events since  that  notification  that  management  believes  have  changed  the Bank's category.

Capital amounts and ratios are summarized as follows (in thousands):

                                                                             Well capitalized
                                                Actual                         requirement
                                   -------------------------------     --------------------------------  -
                                       Amount             Ratio              Amount            Ratio
                                   -------------     -------------     ---------------     ------------  -
 As of
 December 31, 2002:

 Total Capital (Tier 1 +
 Tier 2) to risk weighted             $4,227               30.1%           $1,404             >10.0%

                                      F-23

                                                            WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                                                           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Tier I Capital to risk weighted
 assets                                        $4,036               28.8%           $  843             >6.0%

 Tier I Capital to average assets
 (Leverage Ratio)                              $4,036               21.8%           $  928             >5.0%

                                                       Minimum capital
                                                         requirement
                                             --------------------------------
                                                  Amount            Ratio
                                             --------------     -------------
 As of
 December 31, 2002:

 Total Capital (Tier 1 +
 Tier 2) to risk weighted                        $1,123             >8.0%

 Tier I Capital to risk weighted assets          $  562             >4.0%

 Tier I Capital to average assets
 (Leverage Ratio)                                $  742             >4.0%

                                                                                          Well capitalized
                                                         Actual                             requirement
                                            -------------------------------     --------------------------------
                                                Amount             Ratio              Amount            Ratio
                                            -------------     -------------     ---------------     ------------
            As of
           December 31, 2001:

           Total Capital (Tier 1 +
           Tier 2) to risk
           weighted assets                  $       3,759         36.5%         $         1,031        >10.0%

           Tier I Capital to risk
           weighted assets                  $       3,609         35.0%         $           619         >6.0%

           Tier I Capital to average
           assets (Leverage Ratio)          $       3,609         31.5%         $           573         >5.0%

                                                           Minimum capital
                                                              requirement
                                                  --------------------------------
                                                       Amount            Ratio
                                                  --------------     -------------
            As of
           December 31, 2001:

           Total Capital (Tier 1 +
           Tier 2) to risk
           weighted assets                        $          825          >8.0%

           Tier I Capital to risk
           weighted assets                        $          412          >4.0%

           Tier I Capital to average
           assets (Leverage Ratio)                $          459          >4.0%

16. SERVICING ASSETS AND LIABILITIES

In connection with certain  businesses in which the Company sells  originated or purchased  loans with servicing  retained,  servicing  assets or liabilities are recorded  based on the relative fair value of the  servicing  rights on the date the loans are sold. Servicing assets and liabilities are amortized in proportion to and over the  period of  estimated  net  servicing  income  and  expense.  At
December 31, 2002 and 2001,  net servicing  assets,  which are included in other assets,  were $99 and $102,  respectively.  Servicing  assets  are  periodically evaluated for  impairment  based on the fair value of those assets.  During 2002 and 2001, the Company  recorded $0, and $49 of servicing  assets,  respectively, and $35 and $225 of amortization, respectively.

17. MISCELLANEOUS INCOME

Miscellaneous income for the year ended December 31, is summarized as follows:

                                                                            2002       2001
                                                                            ----       ----

                        Loan servicing fees                               $ 215       $ 290
                        Recovery of prior year security writeoff            112          -
                        Gain on sale of foreclosed assets                    90          -
                        Termination fees                                      -         74
                        Operations recovery                                   -          40
                        Other                                                24          10
                                                                          -----       -  ---
                                                                          $ 441       $  414
                                                                          =====       ======

18. OPERATING SEGMENT INFORMATION

                                      F-24

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Operating  segments  represent  components of an enterprise about which separate financial  information  is available  that is  evaluated  regularly by the chief operating  decision maker in deciding how to allocate resources and in assessing performance.

The Company evaluates segment performance  internally based on lines of business and the  operating  segments  are so defined.  The Company  has  identified  two operating  segments.  The first is  accounts  receivable  factoring.  The second
operating  segment,   termed  "other,"  includes  commercial  lending,  fee  for services, and investment activities.

The following is a summary of selected  operating  segment  information  for the year ended  December 31, 2002.  Prior to 2002,  the Company did not evaluate its financial  performance  based on distinct  operating  segments.  The information represents  operating  results as if the segments were operated on a stand alone basis.  However,  the results do not reflect a full allocation of costs based on the  current  structure  of the  entities,  and thus the  results  might  not be comparable to like information from other companies.

                                                             Accounts
                                                             Receivable                             Consolidated
                                                             Factoring             Other            Company
                                                             ---------             -----            -------

                     2002
Income Statement Information (Annual):
Net interest income after provision for loan losses          $  1,214            $  1,201             $  2,415
Noninterest income                                                  -               1,161                1,161
Noninterest expense                                               748               2,348                3,096
Income before income taxes and minority interest                  466                  14                  480
Income taxes (benefit)                                            192                (202)                 (10)
Minority interest                                                   -                 (31)                 (31)
                                                             --------            --------             --------
Net income                                                   $    274            $    185             $    459
                                                             ========            ========             ========

Balance Sheet Information (As of December 31):
Total assets                                                 $  7,415            $ 18,750             $ 26,165
Net loans and purchased receivables                          $  5,081            $ 10,320             $ 15,401
Deposits                                                     $  7,195            $  6,425             $ 13,620

19. QUARTERLY FINANCIAL DATA (Unaudited)
                                                                             Quarters Ended
                                              --------------------------------------------------------------------------

                                              March 31, 2002   June 30, 2002    September 30, 2002  December 31, 2002
                                              --------------   -------------    ------------------  -----------------
Net interest income after provisions for
loan losses                                   $ 322              $ 672             $ 675                $ 746
Noninterest income                              199                161               166                  635
Noninterest expenses                            805                846               688                  757
Net income (loss)                              (276)                 8               116                  611
Net income (loss) per share - basic and
diluted                                        (.06)               .00               .03                  .14
Common stock prices:
   High                                        2.59               2.37              2.28                 2.71
   Low                                         2.05               1.34              1.43                 1.56

                                                                             Quarters Ended
                                              --------------------------------------------------------------------------

                                              March 31, 2001    June 30, 2001  September 30, 2001   December 31, 2001
                                              --------------    -------------  ------------------   -----------------
Net interest income after provisions for
loan losses                                   $  (241)           $    35            $   199            $  (480)
Noninterest income                                589                312                194                 31
Noninterest expenses                              768                790                725                884

                                      F-25

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net income (loss)                                (399)              (417)              (318)            (2,403)
Net income (loss) per share - basic and
diluted                                          (.09)              (.10)              (.07)              (.29)
Common stock prices:
   High                                          3.63               3.06               3.26               2.99
   Low                                           2.72               2.74               2.53               2.50

                                      F-26

                                        WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
                                         (Amounts in thousands except per share data)

                ASSETS                                                          Sept. 30, 2003          Dec. 31, 2002
                                                                                  (unaudited)

 Cash and due from banks                                                          $     16              $    152
 Interest bearing deposits in other banks                                            3,451                 2,697
 Federal funds sold                                                                  2,732                 3,697
                                                                                  --------              --------
         Total cash and cash equivalents                                             6,200                 6,546

 Investment securities
         Held-to-maturity (estimated fair value $109 at September
                  30, 2003 and $20 at December 31, 2002)                               109                    19
         Available-for-sale                                                          2,078                 1,722
                                                                                  --------              --------
                  Total investment securities                                        2,187                 1,741

Loans, net of deferred fees                                                          8,981                11,826
Purchased receivables
         Accounts receivable factoring                                               6,614                 4,622
         Other                                                                         323                   479
 Allowance for credit losses                                                        (1,451)               (1,526)
                                                                                  --------              --------
                Total loans and purchased receivables, net                          14,467                15,401

Foreclosed assets                                                                      200                    36
Premises and equipment, net                                                             18                    41
Accrued interest receivable                                                            305                   259
Goodwill, net                                                                        1,380                 1,380
Other assets                                                                           764                   761
                                                                                  --------              --------
                                                                                  $ 25,521              $ 26,165
                                                                                  ========              ========

                              (continued)

                                      F-27

                                         WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                                       (continued)
                                        (Amounts in thousands except per share data)

                                                                            Sept. 30, 2003      Dec. 31, 2002
                                                                             (unaudited)

    LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
   Non interest-bearing demand                                              $    794              $    668
   NOW/MMA accounts                                                              590                   680
   Certificates of deposit                                                    10,833                12,272
        Total deposits                                                        12,217                13,620

 Other liabilities                                                               282                   919
 Total liabilities before minority interest                                   12,499                14,539

Minority interest                                                                409                   356

 Commitments and contingencies                                                     -                     -

 Stockholders' Equity
       Preferred stock, 10,000,000 shares authorized, none issued                  -                     -
     Common stock 50,000,000 shares authorized,
           $.001 par value, 4,366,866 shares issued
           and outstanding at September 30, 2003 and
           December 31, 2002                                                       4                     4
      Paid-in-capital                                                         36,606                36,606
      Accumulated  deficit                                                   (24,059)              (25,083)
      Accumulated other comprehensive income (loss)                               62                  (257)
 Total stockholders' equity                                                   12,613                11,270
                                                                            $ 25,521              $ 26,165

                         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                                      F-28

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                 (Amounts in thousands except per share amounts)

                                                                                                  For the Nine Months
                                                                                                  Ended September 30,
                                                                                            2003                   2002
                                                                                            ----                   ----
    Interest income
        Loans and purchased receivables, including fees                                $     3,197           $     1,719
        Interest bearing deposits in other banks                                                12                    44
       Federal funds sold                                                                       30                    18
       Investment securities                                                                    65                    35
                                                                                       -----------           -----------
               Total interest income                                                         3,304                 1,816

    Interest expense                                                                           263                   236
                                                                                       -----------           -----------

                      Net interest income before credit  for credit losses                   3,041                 1,580

  Credit for credit losses                                                                     (38)                  (89)
                                                                                       -----------           -----------

                      Net interest income after credit for credit losses                     3,079                 1,669

  Noninterest income
         Gain on sale of assets                                                                198                     -
         Fee income                                                                            370                   313
         Miscellaneous income, net                                                             194                   213
                                                                                       -----------           -----------
                 Total noninterest income                                                      762                   526

  Noninterest expenses
         Salaries, wages, and benefits                                                         745                   751
         Professional and legal fees                                                           297                   469
         Accounts receivable factoring management and broker fees                              913                   372
         Other management fees - related party                                                 233                   267
         Other general and administrative                                                      573                   480
                 Total noninterest expenses                                                  2,761                 2,339
                                                                                       -----------           -----------
                    Income (loss) before income taxes and minority
                    interest                                                                 1,080                  (144)

   Income tax expense (credit)                                                                   2                    (9)
                                                                                       -----------           -----------

           Income (loss) before minority interest                                            1,078                  (135)

   Income attributable to minority interest                                                     54                    17
                                                                                       -----------           -----------

            Net income (loss)                                                          $     1,024           $      (152)
                                                                                       ===========           ===========

    Net income (loss) per common share, basic and diluted                              $       .23           $      (.03)
    Weighted average number of common shares:
            Basic                                                                        4,366,866             4,366,866
            Diluted                                                                      4,367,792             4,366,866

                                           The accompanying notes are an integral part of these statements

                                      F-29

                                                       WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                                                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                                                (Amounts in thousands)

                                                                                          For the Nine Months
                                                                                          Ended September 30,
                                                                                      2003                 2002
                                                                                    -------              -------
 Cash flows from operating activities:
 Net income (loss) from operations                                                  $ 1,024              $  (152)
 Adjustments to reconcile net income (loss) to net cash
       used in operating activities:
           Minority interest                                                             54                   17
           Depreciation                                                                  23                   30
           Credit for credit losses                                                     (38)                 (89)
           Gain on sale of securities available-for-sale                               (274)                   -
           Accretion of loan fees, net                                                 (103)                 (92)
           Amortization of servicing assets                                              42                   26
           Amortization of other assets                                                   6                   12
           Loss on disposition of foreclosed assets                                      56                    -
 Changes in operating assets and liabilities:
           Accrued interest receivable                                                  (46)                (288)
           Other assets                                                                 (52)                (189)
           Interest payable                                                             (97)                  39
           Other liabilities                                                           (540)                  26
                                                                                    -------              -------
                  Net cash provided by (used in) operating activities                    55                 (660)

Cash flows from investing activities:
       Purchase of investment securities held-to-maturity                              (100)                   -
       Principal payments received on investment securities
           held- to-maturity                                                             10                    7
       Purchase of investment securities available-for-sale                          (2,675)              (1,177)
       Sale of investment securities available-for-sale                                 858                   60
       Principal payments received on investment securities
           available-for-sale                                                         2,054                  123
       Purchase of premises and equipment                                                 -                   (2)
       Proceeds from sale of foreclosed assets                                            -                   19
       Loans originated, receivables purchased, and principal
           collections, net                                                             855               (7,187)
                                                                                    -------              -------
                Net cash used in investing activities                                 1,002               (8,157)

Cash flows from financing activities:
       Net increase in noninterest bearing deposits                                     126                  489
       Net increase (decrease) in NOW/MMA deposits                                      (90)                 451
       Net increase (decrease) in certificates of deposit                            (1,439)               6,733
                                                                                    -------              -------
              Net cash provided by financing activities                              (1,403)               7,673

                                   (continued)

                                      F-30

                                              WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                                           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)(continued)
                                                          (Amounts in thousands)

                                                                                     For the Nine Months
                                                                                     Ended September 30,
                                                                                   2003               2002
                                                                                 -------           -------

       Net increase (decrease) in cash and cash equivalents                         (346)           (1,144)

       Cash and cash equivalents at beginning of period                            6,546             5,095
                                                                                 -------           -------

        Cash and cash equivalents at end of period                               $ 6,200           $ 3,951
                                                                                 =======           =======

Supplemental disclosure of cash flow information:
         Cash paid for interest                                                      297               197
         Cash paid for income taxes                                                    2                (9)

 Supplemental disclosure of additional non-cash activities:

During the first quarter of 2003, the Company acquired foreclosed assets of $220 in  lieu of  loan  payments.  In the  third  quarter  of  2003,  these  acquired foreclosed assets were written down to an expected market value of $200.

At September 30, 2003,  the Company had a balance of net  unrealized  gains from available-for-sale securities of $62. The balance at December 31, 2002 was a net unrealized loss on  available-for-sale  securities of $257. Net unrealized gains and losses on  available-for-sale  securities  are shown as  "accumulated  other comprehensive  income  (loss)"  on  the  Condensed  Consolidated  Statements  of
Financial Condition.  The change in net unrealized losses on  available-for-sale securities  between the two periods  resulted in a $319 increase in  accumulated other comprehensive income.

                                    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                                                    F-31

                                                            WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                                                   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
                                                        (All numbers except shares and per share data in thousands)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation--The accompanying interim condensed consolidated financial statements of WebFinancial  Corporation and its subsidiaries (the "Company") are unaudited  and  have  been  prepared  in  conformity  with the  requirements  of
Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended
(the  "Exchange  Act"),  particularly  Rule 10-01  thereof,  which  governs  the presentation of interim financial statements.  Accordingly,  they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America.  The  accompanying  interim  condensed consolidated  financial  statements  should  be read  in  conjunction  with  the
Company's  significant  accounting  policies  as  set  forth  in  Note  1 to the consolidated  financial  statements in the Company's  Annual Report on Form 10-K for  the  year  ended  December  31,  2002  (the  "2002  10-K").  The  Condensed
Consolidated Statement of Financial Condition at December 31, 2002 was extracted from the Company's audited  consolidated  financial  statements contained in the
2002 Form 10-K,  and does not include  all  disclosures  required by  accounting principles  generally  accepted  in the  United  States of  America  for  annual consolidated financial statements.

In the opinion of management,  all adjustments are comprised of normal recurring
accruals   necessary  for  the  fair   presentation  of  the  interim  financial
statements.  Operating  results for the nine months ended September 30, 2003 are not  necessarily  indicative  of the results  that may be expected  for the year ending December 31, 2003.

2. ORGANIZATION AND RELATIONSHIPS

The  consolidated  financial  statements  include the  financial  statements  of
WebFinancial Corporation and its subsidiaries: WebFinancial Holding Corporation, a wholly owned  subsidiary  of the Company  ("Holdings"),  WebBank  ("WebBank"),
Praxis Investment Advisers,  Inc. ("Praxis"),  WebFinancial  Government Lending,
Inc. ("Lending"),  and Web Film Financial, Inc. ("Film"),  collectively referred to as the Company. WebBank is a Utah-chartered industrial loan corporation,  and is subject to  comprehensive  regulation,  examination,  and  supervision by the
Federal Deposit Insurance Corporation ("FDIC"), and the State of Utah Department
of Financial  Institutions.  WebBank provides  commercial and consumer specialty
finance  services.   All  inter-company  accounts  and  transactions  have  been eliminated in consolidation.

3. OTHER COMPREHENSIVE INCOME (LOSS)

Other  comprehensive  income  (loss) is defined as the change in equity during a period from  transactions  and other events not  included in net income  (loss), excluding changes  resulting from investments by owners (e.g.,  supplement stock offerings) and distributions to owners (e.g., dividends).

As  of  September  30,  2003,  accumulated  other  comprehensive  income  (loss)
consisted of the following:

      Balance at December 31, 2002                                $  (257)
      Net change during  the period related to unrealized
      holding gains
       on securities available-for-sale arising during the
      period.                                                          319
                                                                  --------
      Balance at September 30, 2003                               $     62

4. OPERATING SEGMENT INFORMATION

Operating  segments  represent  components of an enterprise about which separate financial  information  is available  that is  evaluated  regularly by the chief executive  officer  in  deciding  how to  allocate  resources  and in  assessing performance.

                                      F-32

The Company evaluates segment performance internally based on lines of business.
The  Company  has  identified  two  operating  segments.  The first is  accounts receivable  factoring.  The second operating  segment,  termed "other," includes commercial lending, fee for services,  and investment  activities.  The accounts receivable factoring segment is defined as the program operated by WebBank under sourcing and servicing  agreements  with two factoring  companies.  Purchases of factored  accounts  receivable  made by any other entity  within the Company are included in the other  segment.  As of  September  30,  2003 and 2002,  accounts receivable factoring balances of $0 and $1,160,000,  respectively,  were held by entities of the Company other than WebBank.

The following is a summary of selected  operating  segment  information  for the nine months  ended  September  30,  2003 and 2002.  The  information  represents operating  results as if the  segments  were  operated on a  stand-alone  basis.
However,  the  results do not  reflect a full  allocation  of costs based on the current  structure  of the  segments,  and  therefore  the results  might not be comparable to like information from other companies.

                                                                                    Accounts
                                                                                  Receivable                    Consolidated
                                                                                    Factoring      Other          Company
                                                                                    ---------      -----          -------

NINE MONTHS ENDED SEPTEMBER 30, 2003:
Statement of Operations Information:
Net interest income after credit for credit losses                                    $  2,064      $  1,015       $  3,079
Noninterest income                                                                           -           762            762
Noninterest expenses                                                                     1,148         1,613          2,761
                                                                                      --------      --------       --------
Income before taxes and minority interest                                                  916           164          1,080
Income tax expense                                                                           -             2              2
Income attributable to minority interest                                                     -            54             54
                                                                                      --------      --------       --------
Net income                                                                            $    916      $    108       $  1,024

Statement of Financial Condition Information (as of September 30, 2003):
Total assets                                                                          $  9,195      $ 16,326       $ 25,521
Net loans and leases                                                                  $  6,389      $  8,078       $ 14,467
Deposits                                                                              $  8,021      $  4,196       $ 12,217

NINE MONTHS ENDED SEPTEMBER 30, 2002:
Statement of Operations Information:
Net interest income after credit for credit losses                                    $    652      $  1,017       $  1,669
Noninterest income                                                                           -           526            526
Noninterest expenses                                                                       492         1,847          2,339
                                                                                      --------      --------       --------
Income (loss) before taxes and minority interest                                           160          (304)          (144)
Income tax expense (credit)                                                                102          (111)            (9)
Income attributable to minority interest                                                     -            17
                                                                                      --------      --------       --------                                                                                                                         17
Net income (loss)                                                                     $     58      $   (210)      $   (152)

Statement of Financial Condition Information (as of September 30, 2002):
Total assets                                                                          $  5,690      $ 20,609       $ 26,299
Net loans and leases                                                                  $  5,489      $ 12,486       $ 17,975
Deposits                                                                              $  5,622      $  9,365       $ 14,987

                                      F-33

                           --------------------------

                            WEBFINANCIAL CORPORATION

                         _______ Shares of Common Stock

                           --------------------------

                              --------------------

                                   PROSPECTUS
                               -------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article  Tenth of the  Registrant's  Amended and  Restated  Certificate  of
Incorporation  and  Section 5 of Article  VIII of the  Registrant's  Amended and
Restated Bylaws state as follows:

     (a) The corporation  shall indemnify any person who was or is a party or is threatened to be made a party to any  threatened,  pending or completed  action, suit or proceeding,  whether civil,  criminal,  administrative  or investigative
(other  than an action by or in the right of the  corporation)  by reason of the fact  that  he  is or  was  a  director,  officer,  employee  or  agent  of  the corporation,  or is or was  serving  at the  request  of  the  corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture,  trust or other  enterprise,  against  expenses  (including  attorneys'
fees),  judgments,  fines and amounts paid in settlement actually and reasonably incurred by him in connection  with such action,  suit or proceeding if he acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best interests of the corporation,  and, with respect to any criminal action or proceeding,  had no reasonable cause to believe his conduct was unlawful. The termination of any action,  suit or proceeding by judgment,  order,  settlement, conviction,  or upon a plea of nolo contendere or its equivalent,  shall not, of itself,  create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation,  and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation  shall indemnify any person who was or is a party or is threatened to be made a party to any threatened,  pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director,  officer,  employee or agent of the  corporation,  or is or was serving at the request of the  corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees)
actually  and  reasonably  incurred  by him in  connection  with the  defense or settlement  of such  action or suit if he acted in good faith and in a manner he reasonably  believed  to be in or  not  opposed  to  the  best  interest  of the corporation and except that no  indemnification  shall be made in respect of any claim,  issue or matter as to which such person  shall have been  adjudged to be liable  to the  corporation  unless  and only to the  extent  that the  Court of
Chancery  of the State of Delaware or the court in which such action or suit was brought shall  determine upon  application  that,  despite the  adjudication  of liability  but in view of all the  circumstances  of the  case,  such  person is fairly and reasonably entitled to indemnity for such expenses which the court of
Chancery or such other court shall deem proper.

     (c) To the  extent  that a  director,  officer,  employee  or  agent of the corporation  has been  successful  on the merits or  otherwise in defense of any action,  suit  or  proceeding  referred  to in  paragraphs  (a)  and (b) of this
Section,  or in defense of any claim,  issue or matter  therein,  including  the dismissal  of an action  without  prejudice,  he  shall,  without  limiting  the provisions of paragraph (a) above, be indemnified  against  expenses  (including
attorneys'  fees)  actually  and  reasonably   incurred  by  him  in  connection
therewith.

     (d) Any  indemnification  under  paragraphs  (a)  and  (b) of this  Section
(unless ordered by a court) shall be made by the corporation  only as authorized in the specific case upon a determination that  indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable  standard  of  conduct  set forth in  paragraphs  (a) and (b) of this
Section.  Such  determination  shall be made (i) by the board of  directors by a majority  vote of a quorum  consisting of directors who were not parties to such action,  suit or proceedings,  or (ii) if such a quorum is not  obtainable,  or,
even  if  obtainable  a  quorum  of  disinterested   directors  so  directs,  by
independent legal counsel in a written opinion, or (iii) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil,  criminal,  administrative or investigative action, suit or  proceeding  shall  be  paid  by the  corporation  in  advance  of the  final disposition of such action, suit or proceeding upon receipt of an undertaking by or on  behalf of such  director  or  officer  to repay  such  amount if it shall ultimately  be  determined  that he is not  entitled  to be  indemnified  by the

                                      II-1

corporation  pursuant to this Section or as otherwise  authorized  by law.  Such expenses (including  attorneys' fees) incurred by other employees and agents may be so paid upon such terms and  conditions,  if any,  as the board of  directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other  paragraphs of this Section shall not be deemed exclusive of any other rights to which those seeking  indemnification  or  advancement  of expenses may be entitled under any by-law,  agreement,  vote of  stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) The corporation, at its expense, may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation,  or is or was  serving  at the  request  of  the  corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture,  trust or other enterprise  against any liability  asserted against him and incurred by him in any such capacity,  or arising out of his status as such, whether or not the  corporation  would have the power to  indemnify  him against such  liability  under the provisions of this Section or under the provisions of the General Corporation Law of the State of Delaware.

     (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section  shall  continue as to a person who has ceased to be a director,  officer,  employee  or agent and shall  inure to the  benefit  of the heirs, executors and administrators of such person.

     (i) All rights to  indemnification  and  advancement of expenses under this
Section shall be deemed to be provided by contract  between the  corporation and the director, officer, employee or agent who serves in such capacity at any time while the  by-laws  and/or  certificate  of  incorporation  and  other  relevant provisions  of the General  Corporation  Law of the State of Delaware  and other applicable law, if any, are in effect.

     (j)  Any  repeal  or  modification  of  the  foregoing  paragraphs  by  the stockholders  of the  corporation  shall  not  adversely  affect  any  right  or protection of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

     (k) If the General  Corporation  Law of the State of Delaware is amended to authorize  corporate action  permitting the corporation to further  indemnify or advance expenses to directors,  officers, employees or agents, then such person, in addition to the circumstances in which he is now entitled to  indemnification and  advancement  of  expenses,  shall be  entitled to be  indemnified  and have expenses advanced to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     (l) For purposes of this  Section,  references to "the  corporation"  shall include, in addition to the resulting corporation,  any constituent  corporation
(including  any  constituent of a constituent)  absorbed in a  consolidation  or merger which, if its separate existence had continued,  would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director,  officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director,  officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise, shall stand in the same position under the  provisions  of this  Section  with  respect to the  resulting  or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (m) For purposes of this Section,  references to "other  enterprises" shall include employee  benefit plans;  references to "fines" shall include any excise taxes  assessed  on a person  with  respect to an  employee  benefit  plan;  and references  to  "serving at the request of the  corporation"  shall  include any service as a  director,  officer,  employee  or agent by the  corporation  which imposes duties on, or involves services by, such director,  officer, employee or
agent  with  respect  to  an  employee  benefit  plan,  its   participants,   or
beneficiaries;  and a  person  who  acted  in  good  faith  and in a  manner  he reasonably  believed to be in the interest of the participants and beneficiaries of an  employee  benefit  plan  shall be deemed to have  acted in a manner  "not opposed  to the best  interests  of the  corporation,"  as  referred  to in this
Section.

     (n) If this  Section or any portion  thereof  shall be  invalidated  on any ground  by any  court of  competent  jurisdiction,  then the  corporation  shall nevertheless  indemnify each person as provided above as to expenses  (including

                                      II-2

attorneys' fees),  judgments,  fines and amounts paid in settlement with respect to any action, suit or proceeding,  whether civil,  criminal,  administrative or
investigative,   including  a  grand  jury  proceeding  and  an  action  by  the corporation,  to the fullest extent permitted by any applicable  portion of this
Section that shall not have been invalidated or by any other applicable law.

ITEM 25.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The  following  is an  itemization  of  all  expenses  (subject  to  future contingencies)  incurred or to be incurred by us in connection with the issuance and distribution of the securities being offered.  All items below are estimates other than the  Securities  and  Exchange  Commission  registration  fee and the
Nasdaq listing fee. WebFinancial will pay all of such expenses.

            Securities and Exchange Commission registration fee                          $809.00
            Nasdaq listing fee......................................................        *
            Printing and engraving expenses.........................................        *
            Accounting fees and expenses............................................        *
            Legal fees and expenses.................................................        *
            Subscription Agent fees and expenses....................................        *
            Information Agent fees and expenses.....................................        *
            Miscellaneous...........................................................        *
                                                                                         --------
                        Total.......................................................     $  *
                                                                                         ========

* To be completed by amendment.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.  Not Applicable

ITEM 27.  EXHIBITS.

Exhibit #               Description
---------               -----------

3.1*                    Amended and Restated Certificate of Incorporation of the
                        Registrant, filed on March 19, 1999.

3.2*                    Certificate of Amendment of Certificate of Incorporation
                        of the Registrant, filed on July 8, 1999.

3.3                     By-Laws of the  Registrant  (incorporated  by  reference
                        from Exhibit I-5 to the  Registration  Statement on Form
                        8-A filed March 27, 1995).

4.1                     Specimen  certificate for Common Stock, $.001 par value,
                        of the Registrant  (incorporated by reference to Exhibit
                        I-1 to the  Registration  Statement  on Form  8-A  filed
                        March 27, 1995).

4.2*                    Form of Subscription Rights Certificate.

5.1***                  Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

23.1**                  Consent of Grant Thornton LLP.

23.2***                 Consent  of  Olshan  Grundman  Frome   Rosenzweig  &
                        Wolosky LLP (included in opinion filed as Exhibit 5.1).

24.1*                   Power of Attorney (included on signature page hereto).

99.1*                   Form of Instructions as to Use of Rights Certificates.

99.2*                   Form of Notice of Guaranteed Delivery for Rights Certificates.

                                      II-3

99.3*                   Form of Letter to Security Holders Who Are Record Holders.

99.4*                   Form of Letter to Securities Dealers,  Commercial Banks,
                        Trust Companies and Other Nominees.

99.5*                   Form of Letter to Clients of  Security  Holders  Who Are
                        Beneficial Holders.

99.6*                   Form of Nominee Holder Certification Form.

99.7*                   Beneficial Owner Election Form.

99.8*                   Substitute   Form   W-9   (including    Guidelines   for
                        Certification  of  Taxpayer   Identification  Number  on
                        Substitute Form W-9).

99.9***                 Form   of   Subscription    Agency   Agreement   between
                        WebFinancial Corporation and ___________.

99.10***                Form of Information Agent Agreement between WebFinancial
                        Corporation and _____________.

----------------

*        Previously filed
**       Filed herewith
***      To be filed by amendment

ITEM 28.       UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

(1)  To file,  during  any  period  in which it offers  or sells  securities,  a post-effective amendment to this Registration Statement to:

               (i) Include any  prospectus  required by Section  10(a)(3) of the
          Securities Act;

               (ii)  Reflect  in the  prospectus  any  facts  or  events  which, individually  or  together,  represent  a  fundamental  change  in the
          information  in  the  registration   statement.   Notwithstanding  the
          foregoing,  any increase or decrease in volume of  securities  offered
          (if the total dollar value of securities offered would not exceed that which was  registered)  and any deviation  from the low or high end of the estimated  maximum  offering range may be reflected in the form of prospectus  filed with the  Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price represent no more than a 20 percent change in the maximum aggregate  offering price set forth in the  Calculation  of  Registration  Fee"  table  in  the  effective
          Registration Statement;

               (iii)Include  any additional or changed  material  information on the plan of distribution.

          (2) For  determining  liability  under the Securities  Act, treat each post-effective  amendment  as a  new  registration  statement  of  the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The  undersigned  registrant  hereby  undertakes  that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (and, where applicable,  each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration  Statement shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                      II-4

     (c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors,  officers and controlling  persons of
the  Registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the
Registrant  has been advised that in the opinion of the  Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or controlling person of the Registrant in the successful defense of an action,  suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-5

                                   SIGNATURES

            In accordance  with the  requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration
Statement  to be signed on its  behalf  by the  undersigned,  in the City of New
York, State of New York, on the 26th day of January, 2004.

                           WEBFINANCIAL CORPORATION

                            By:  /s/ Glen M. Kassan
                                ---------------------------------
                                    Glen M. Kassan
                                    Vice President and Chief Financial Officer

     In accordance  with the  requirements  of the Securities Act of 1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated:

Signature                                          Title                                                         Date

             *                                     Chairman, Chief Executive Officer and               January 26, 2004
----------------------------                       Director (principal executive officer)
Warren G. Lichtenstein

/s/ Glen M. Kassan                                 Vice President and Chief Financial Officer          January 26, 2004
----------------------------                       (principal financial and accounting officer)
Glen M. Kassan

/s/ Jack L. Howard                                 Director                                            January 26, 2004
----------------------------
Jack L. Howard

             *
----------------------------                       Director                                            January 26, 2004
Howard Mileaf

             *
----------------------------                       Director                                            January 26, 2004
Joseph L. Mullen

             *
----------------------------                       Director                                            January 26, 2004
Mark E. Schwarz

   * Signed by Jack L. Howard as attorney-in-fact